The Redwood Review 3rd Quarter 2007

Table of Contents

Introduction	2
Shareholder Letter	3
Quarterly Overview	5
Mark-to-Market Adjustments	12

Financial and Business Modules

• Financial	22
• Residential	32
• Commercial	54
• CDO	61
• Capital and Liquidity	66
• Debt	68
• ABS Issued	70

Appendix
• Glossary	76
• Financial Tables	83

The Redwood Review 3rd Quarter 2007	1

Introduction

Note to Readers:
We file quarterly reports (on Form 10-Q) and annual reports (on Form 10-K) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about our financial results in accordance with Generally Accepted Accounting Principles (GAAP). We urge you to review these documents, which are available through our web site, www.redwoodtrust.com.

This document, called the Redwood Review, provides supplemental information about Redwood through a discussion of many GAAP as well as non-GAAP metrics, such as core earnings and taxable income. We believe that these figures provide additional insight into Redwood’s business and future prospects. In each case in which we discuss a non-GAAP metric, you will find an explanation of how it has been calculated and why we think the figure is important. In the Appendix, you will find reconciliations between GAAP and non-GAAP figures. We hope you find the Redwood Review to be helpful to your understanding of our business.

The form and content of the Redwood Review will likely change over time. We welcome your input and suggestions.

Selected Financial Highlights
Quarter: Year	GAAP Earnings per Share	Core Earnings per Share	Total Taxable Earnings per Share	Adjusted Return on Equity	GAAP Book Value per Share	Core Book Value per Share	Total Dividends per Share
Q3:05	$2.21	$1.22	$2.23	25%	$41.03	$36.30	$0.70
Q4:05	$1.68	$0.97	$1.65	19%	$37.20	$34.27	$3.70
Q1:06	$1.09	$1.16	$1.44	13%	$38.11	$34.90	$0.70
Q2:06	$1.20	$0.97	$1.91	14%	$39.13	$35.58	$0.70
Q3:06	$1.22	$1.20	$1.96	14%	$40.02	$36.38	$0.70
Q4:06	$1.32	$1.12	$1.45	15%	$37.51	$34.02	$3.70
Q1:07	$0.66	$1.08	$1.48	8%	$34.06	$34.29	$0.75
Q2:07	$0.41	$1.35	$1.66	5%	$31.50	$34.40	$0.75
Q3:07	($2.18)	$1.43	$1.74	(26%)	$5.32	$31.58	$0.75

Cautionary Statement: This Redwood Review contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This Redwood Review contains statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

2	The Redwood Review 3rd Quarter 2007

Shareholder Letter

Dear Fellow Shareholders:
To us, the best way to characterize Redwood’s economic progress in the third quarter is to call it “mixed.”

On the one hand, our strategy of structuring our balance sheet in a way that minimizes liquidity risk paid off, and our prospects in the midst of the mortgage market turmoil are excellent and continue to improve. Net interest income is strong, operating expenses are down, realized credit losses remained very low, and core income and taxable income results are excellent. On the other hand, the amount of our assets for which we have heightened credit concerns, while remaining relatively limited, has grown during the quarter.

Our balance sheet and income statement results as reported under GAAP accounting are not representative of how we view the economics of our company. That is particularly true this quarter, largely due to current GAAP rules which require us to mark-to-market assets that are consolidated for GAAP purposes but do not permit us to mark-to-market the corresponding paired liabilities. The impact of this inconsistent treatment of assets and liabilities consolidated on our GAAP balance sheet and income statement could lead one to draw inaccurate conclusions about the health of our business. We encourage you to read the detailed discussion on the real economics of our business in the pages that follow.

At quarter end, our unrestricted cash exceeds our short-term debt by $271 million. We have no liquidity issues, we have the absolute ability to hold all our current assets to maturity, and we do not need to raise additional capital in order to fund substantial growth in invested assets over the next year.

We continue to expect healthy ongoing cash flows from our existing assets. These assets have substantial upside potential, and we continue to expect to realize a healthy amount of this potential over the next five to ten years.

A relatively small percentage of our assets now look like they will disappoint. The good news is that most of these assets are segregated within securitizations and thus Redwood’s exposure is limited. For instance, many of the assets that are of concern are owned by the last four Acacia CDO entities in which we invested. Our net cash investment in these entities is fairly small. Overall, including our investment in Acacia, less than 15% of our equity base is exposed to assets that look like they may underperform our initial expectations. We are not pleased with this, but we realize it could be worse.

The well publicized liquidity crisis has brought some long overdue changes to the residential and commercial mortgage markets. A renewed appreciation for credit risk has new asset spreads at the widest levels we have seen in years. More stringent underwriting is leading to improvements in loan quality, and the overall level of exuberance has greatly subsided. We have started to make attractive investments in new residential transactions and in seasoned assets sold at a discount by forced sellers. We expect to have excellent residential and commercial investment opportunities going forward, both for our balance sheet and for one or more third-party asset management accounts we intend to create and market to generate fee income for Redwood.

The Redwood Review 3rd Quarter 2007	3

Shareholder Letter

Strong taxable income has enabled us to declare a $2.00 per share special dividend for 2007 and we expect to continue our $3.00 per share regular dividend for 2008. In addition to this, while we believe the payment of a special dividend is possible for 2008, the amount will depend largely on the amount of credit losses we actually realize during the year.

Preparing for these current market events over the last two years was not easy. It was not completely clear during this period that selling off risk, reducing growth, and holding large unutilized cash balances would ultimately prove to be a good strategy, but we believe in hindsight that it was.

Moving ahead from here will be more straightforward - we will absorb losses from some of our assets, while also realizing strong cash flows from most of our assets and taking advantage of the ample opportunities in this new mortgage world.

We hope stock market participants will look at our GAAP income and book value results, understand what is to be learned there, and then look at our economic disclosures to get the rest of the picture. We have confidence in the long-term value of our assets and, through our recently authorized stock repurchase program, we are ready to repurchase shares if we believe they are trading at attractive levels.

We have been through several liquidity and credit cycles in the past. Each time we have emerged as a stronger company, and we believe we are well positioned to do so again this time around. Our current liquidity position and our balance sheet are strong, and we believe we are in a good position to continue to develop our businesses and their competitive advantages over time.

Sincerely,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

4	The Redwood Review 3rd Quarter 2007

Quarterly Overview

Third Quarter 2007

During the third quarter, our GAAP loss was $2.18 per share, reflecting significant asset market value declines recognized through our income statement. Core earnings, which exclude market valuation adjustments and are described later in this Review, were $1.43 per share. Estimated total taxable earnings were $1.74 per share. Reported GAAP book value was $5.32 per share and core book value was $31.58 per share at September 30, 2007. GAAP book value includes an asymmetrical mark-to-market of some assets but not consolidated liabilities, whereas core book value does not include mark-to-market valuations. We would caution that we believe that none of these metrics individually provide, on their own, an especially useful measure of our results or our balance sheet. Details and caveats regarding the use and determination of these calculations are found later in this Review.

Given the turmoil in the capital markets during the quarter, we limited our acquisition activity and focused our efforts on further strengthening our liquidity position and freeing up capital for deployment into higher yielding assets. We also focused our efforts on fostering and reinforcing business relationships to assure our business partners of our long-term positive market outlook.

During the third quarter, in order to free up capital, we securitized our whole loan inventory and sold AAA-rated securities. We realized some small losses on our asset sales, and the securitizations we completed during the quarter will likely generate a small negative yield for us in future quarters since the securities were sold at relatively high yields. Under the circumstances, we considered these outcomes to be an acceptable price to pay to free up capital for new asset acquisitions.

Our net liquidity position was strong at the beginning of the third quarter and even stronger at September 30, 2007.

Net Liquidity Position ($ in millions)
	Sept. 30, 2007	June 30, 2007

Unrestricted cash	$310	$83
Unsecuritized residential loans	6	888
AAA-rated residential securities	45	168

Liquid assets	361	1,139
Repo and CP borrowings	(39)	(849)

Net Liquidity Position	$322	$290

Our excess capital position during the quarter also increased from $158 million at June 30, 2007 to $298 million at September 30, 2007. We derive our excess capital by calculating the cash we would have available for investment if we fully leveraged our loans and securities in accordance with our internal risk-adjusted capital policies and deducted our estimate of cash necessary to fund operations and working capital, and provide for any liquidity risks. We include long-term subordinated notes as part of our capital base calculations.

The Redwood Review 3rd Quarter 2007	5

Quarterly Overview

Third Quarter 2007 (continued)

We believe our strengthened liquidity and capital positions provide us with options and flexibility. We are well positioned to build our franchise and make good long-term investments in our core residential and commercial credit-enhancement business. In addition, if we believe Redwood shares are trading at attractive levels relative to other uses of cash, we have the liquidity and capital resources to repurchase Redwood shares. In that regard, on November 5, 2007, Redwood’s Board of Directors authorized Redwood to purchase up to five million shares of Redwood common stock. The Board authorization replaces a previously Board-authorized stock purchase program under which Redwood had remaining authority to purchase up to one million shares.

In the near term, we expect to finance most of our new investments with capital. In today’s turbulent market, CDO financing is unavailable and short-term borrowing facilities remain unstable. This condition will temporarily slow our acquisitions of loans and investment-grade securities, but it will not impact the acquisition of core residential and commercial credit-enhancement securities as we fund these assets with capital. We are beginning to see some attractive core business opportunities, in particular, for new and seasoned prime residential credit-enhancement securities.

We are also pursuing attractive investment opportunities to acquire CDO and subprime securities that are trading at high risk-adjusted returns. This represents a growing market opportunity that we believe could offer exceptional upside potential. Our subprime and CDO structuring and investment expertise gives us a competitive advantage in evaluating these investments. As we continue to allocate capital to our core residential and commercial credit-enhancement businesses, we expect that our capital available for investments in CDO and subprime securities will be limited relative to the amount of opportunity we expect to become available. For that reason, we are considering raising third-party capital through a new fund to invest in these securities. Redwood will be an investor in and the asset manager of the fund. This structure will allow us to take advantage of market opportunities, expand our asset management business, and benefit from some of the potential investment upside.

Our rate of excess capital utilization will depend on future market conditions. In this market, large and attractive investment opportunities may arise suddenly. We expect that our current excess capital will be absorbed quickly during the next one-to-three quarters.

We have been cautioning for some time that mark-to-market accounting could cause volatility in our reported GAAP earnings and book value. In the third quarter, that omen came true. Mark-to-market adjustments for real estate securities, net of hedges, resulted in accounting write-downs of $757 million for the quarter. Of this amount, $103 million ($3.69 per share) was recognized through our GAAP income statement and reduced earnings, and $654 million ($23.44 per share) was recorded on our balance sheet as a reduction of stockholders’ equity.

We strongly believe the real economic impact on Redwood of diminished market values is significantly less severe than the financial reporting impact reflected in our GAAP financial statements. The primary reason for the divergence between economics and GAAP is the accounting treatment required for our investments in our Acacia CDO entities, which requires us to mark-to-market the assets owned by Acacia entities, but does not permit us to mark-to-market paired Acacia CDO liabilities.

6	The Redwood Review 3rd Quarter 2007

Quarterly Overview

Third Quarter 2007 (continued)

We go into great detail on this topic in a new and separate mark-to-market adjustment module in this edition of the Redwood Review. The short summary of the divergence between accounting and economic results is highlighted by the fact that our investment in the equity and other securities of Acacia CDO entities at the end of the third quarter was carried on our consolidated GAAP balance sheet at a negative value of $580 million (GAAP value of Acacia assets less GAAP value of Acacia liabilities). From an economic perspective, the lowest possible economic value of our investments in the Acacia entities is zero. We cannot lose more than the $113 million net cash we have invested in these assets. GAAP mark-to-market adjustments for Acacia entities totaled $641 million (out of a total of $757 million) of GAAP mark-to-market adjustments for the quarter. Of these Acacia adjustments, $85 million ($3.01 per share) was recorded as a reduction in income and $556 million ($19.93 per share) as a reduction of stockholders equity.

Although shown with negative value on our GAAP balance sheet, we believe our investments in the Acacia entities have positive economic value. We receive cash from our Acacia investments in the form of net interest income and asset management fees, and we expect to continue to do so going forward.

Using our estimates of our future cash flows from Acacia assets, estimates that incorporate what we believe to be realistic assumptions regarding a significant increase in projected credit losses, we calculate the net present value of the projected cash flows we might receive from our investments in Acacia assets to be $55 million ($1.97 per share) using a 45% discount rate and $145 million ($5.18 per share) using a 14% discount rate. Because there is very little trading visibility for CDO equity such as our Acacia investments, it is difficult to determine with any reasonable precision the current fair market value of these Acacia investments, but we estimate the current market value to be closer to $55 million than $145 million.

If we carried our investments in Acacia at a book value of $55 million instead of the negative $580 million reported under GAAP, our adjusted book value at September 30, 2007 would have been $784 million, or $28.01 per share. Adjusted book value is a non-GAAP measure. We believe that $28.01 represents a good overall quarter end per share estimate of the fair value of all of our financial assets, less the fair value of all our liabilities.

The effect of mark-to-markets on our reported GAAP earnings also may be less than effective at portraying economic reality. The determination of whether GAAP asset value write-downs end up in the income statement or balance sheet can be somewhat arbitrary, as the determination depends on changes in highly uncertain projections of future cash flows. Furthermore, the amount of income statement expense recorded may differ materially from the economic value of the change in projected cash flows.

If markets recover in the future, some of the negative markdowns of assets for book value and income statement purposes could reverse, boosting future GAAP income and reported book value. For other assets, we will not be able to recognize any future increases in market valuations in our GAAP income statements. Depending on future credit loss rates, ongoing core income generation could increase as a result of the reduced basis at which we now hold some of our assets.

We are currently considering adopting a new mark-to-market accounting rule that become available for adoption on January 1, 2008. These rules may allow us to better conform our book value and GAAP income results more closely to what we believe economic reality to be. However, we do not believe the new rules will address all of the related mark-to-market challenges, and our reported numbers are likely to remain volatile. Therefore, a true understanding of our results and progress will continue to require thought and analysis from a number of different perspectives.

The Redwood Review 3rd Quarter 2007	7

Quarterly Overview

Third Quarter 2007 (continued)

Overall, credit performance for our residential credit-enhancement securities (CES) remains favorable relative to our modeling expectations and GAAP reserve levels. Realized credit losses for tax remained low at $2 million for the quarter. Credit performance trends vary by the underlying collateral type and loan vintage. Our CES portfolio is backed 77% by prime loans, 20% by alt-a option ARMs, and 3% by other alt-a loans and subprime. By vintage, 73% of our CES portfolio was originated in 2005 and prior and 27% was originated in 2006 and 2007. Credit performance for CES backed by 2005 and prior prime and alt-a option ARM loan vintages remains strong and continues to exceed our initial modeling expectations. The credit performance for 2006 and 2007 for these same loan types is in-line with our initial expectations, but is beginning to trend worse. While these loans were made to strong borrowers, we believe that ultimate credit performance will be closely tied to the economy, home prices and interest rates. A slowing economy, higher unemployment, or further declines in home prices would have a negative impact, while further decreases in mortgage rates would offer an opportunity for some of these borrowers to refinance and would have a favorable impact. The credit performance for CES backed by other alt-a and subprime loans, which is a relatively small investment for us, is performing worse than our expectations.

We are also closely watching the credit performance of residential and CDO investment grade securities backed by 2006 and 2007 subprime and weak alt-a borrowers. These securities have incurred numerous down-grades from the rating agencies. Over 98% of these securities were financed through Acacia and our capital exposure is limited. These securities are performing significantly worse than our initial credit expectations. Declining home prices, tightening credit standards, and little or no equity in their homes have left many of these borrowers with no option to refinance or modify their loans. Given the early results and the unfavorable outlook, we have reassessed and significantly increased our loss expectations on these securities.

The credit performance for our commercial CES remains strong. Credit losses on this portfolio to date total less than one basis point (.01%) of the underlying loans.

We expect that over the next two to three years, we will likely experience delinquencies and credit losses that will increase materially on a percentage basis in comparison to the low levels we experienced over the last few years. However, we believe we have established appropriate reserves for these increased losses and we expect most of our assets to produce healthy economic returns even with the increased losses that we currently anticipate. That being said, we don’t know how long or how severe this credit cycle will be, and our current expectations about the level of future losses could be overly optimistic.

Overall, we believe the most appropriate expectation over the next few years is that credit losses will escalate and likely reduce the amount of our special dividends in the next several years. In a severe case -- a case that we are not expecting despite current market turmoil -- taxable income alone may be less than our regular dividend for some period of time.

Nevertheless, we believe we are in a great position, with a rare opportunity to invest in and strengthen our business, given that many of our competitors have suffered from the impact of this market turmoil, most of our assets will continue to generate healthy cash flows, and we have a strong liquidity position with a lack of short-term debt and a large balance of cash to invest.

8	The Redwood Review 3rd Quarter 2007

Quarterly Overview

Financial Insights

The mark-to-market adjustments reflected in our consolidated GAAP financial statements for the third quarter, make it difficult for a reader to assess our financial condition. We thought it would be helpful to provide some summary balance sheet insights. We encourage you to read all the financial and mark-to-market modules for a more complete discussion.

Balance Sheet

●
We believe the easiest way to evaluate our consolidated balance sheet is by separately analyzing Redwood and Acacia. By separating Acacia from Redwood, the following balance sheet more clearly highlights and provides insight into where the vast majority of Redwood’s capital is invested.

●	The pro forma balance sheet below shows Redwood at September 30, 2007 excluding the assets and liabilities of Acacia entities.

Pro Forma Balance Sheet Redwood Excluding Acacia as of September 30, 2007 ($ in millions)

Real estate loans	$7,630
Real estate securities	429
Cash and cash equivalents	310
Total earning assets	8,369
Restricted cash	14
Other assets	95

Total Assets	$8,478

Redwood debt	$39
Asset-backed securities issued	7,500
Subordinated notes	150
Other liabilities	60
Total Liabilities	7,749

Total Stockholders’ Equity	729

Total Liabilities & Stockholders’ Equity	$8,478
The preceding pro forma presentation is not a GAAP measurement. The pro forma information is reconciled to our GAAP consolidated balance sheet on a table presented on page 14 of this Redwood Review under Mark-to-Market Adjustments; Impact on Redwood. The purpose is to show information about Redwood’s balance sheet without any investment in Acacia entities at September 30, 2007.

●
If you valued our investment in Acacia entities at the low end of the range discussed on page 7 equaling $55 million, then our overall adjusted book value would be $784 million ($729 million plus $55 million). Thus, 7% of our capital is invested in Acacia entities and 93% is at Redwood.

The Redwood Review 3rd Quarter 2007	9

Quarterly Overview

Financial Insights (continued)

Real estate securities

The following table details Redwood’s investment in real estate securities. This table does not include securities owned by Acacia entities.

Pro Forma Balance Sheet Information Securities: Underlying Collateral Type by Vintage Redwood Excluding Acacia as of September 30, 2007 ($ in millions)

	2004 & Earlier	2005	2006	2007	Total

Residential IGS
Prime	$2	$-	$-	$-	$2
Alt-a	-	-	-	46	46
Subprime	1	-	-	12	13
Residential IGS	3	-	-	58	61

Residential CES
Prime	77	24	13	18	132
Alt-a	7	10	9	18	44
Subprime	1	-	-	-	1
Residential CES	85	34	22	36	177

Residential OREI	2	-	17	5	24
Commercial IGS	1	-	-	-	1
Commercial CES	26	35	75	21	157
CDO IGS	2	-	1	3	6
CDO CES	1	-	-	2	3

Totals	$120	$69	$115	$125	$429
The preceding pro forma presentation is not a GAAP measurement. The pro forma information is reconciled to our GAAP consolidated balance sheet on a table presented on page 14 of this Redwood Review under Mark-to-Market Adjustments, Impact on Redwood. The purpose is to show information about Redwood’s balance sheet excluding Acacia at September 30, 2007.

•
All of the securities are financed with capital, except for $45 million of residential IGS, which are funded with Redwood debt of $39 million and capital of $6 million. The total capital invested in real estate securities is $390 million.

10	The Redwood Review 3rd Quarter 2007

Quarterly Overview

Financial Insights (continued)

Credit Reserves

•
Our potential GAAP earnings upside from good credit performance can be estimated by referencing the size of our credit reserves. In the event we experience no future credit losses, our GAAP earnings would benefit by the amount of these credit reserves as these loans pay off. Our current earnings incorporate these loss estimates, so income from the reversal of credit reserves would add to our current GAAP earnings run rate (all other factors being equal).

•	Our investments incorporate a high degree of credit risk, so high credit loss rates would reduce GAAP earnings, taxable income, and dividends.

•	The following table shows the components comprising the carrying value of our residential prime and alt-a CES and our commercial CES at Redwood. This table does not include securities owned by Acacia.

Pro Forma Balance Sheet Information Credit Enhancement Securities Redwood Excluding Acacia as of September 30, 2007 ($ in millions)
	Residential

	Prime	Alt-a	Commercial

Current face	$417	$244	$500
Unamortized discount, net	(64)	(9)	(10)
Discount designated as credit reserve	(223)	(159)	(310)
Amortized cost	130	76	180
Gross unrealized market value gains	29	1	8
Gross unrealized market value losses	(27)	(33)	(31)

Carrying value	$132	$44	$157
The preceding pro forma presentation is not a GAAP measurement. The pro forma information is reconciled to our GAAP consolidated balance sheet on a table presented on page 14 of this Redwood Review under Mark-to-Market Adjustments, Impact on Redwood. The purpose is to show information about Redwood’s balance sheet as if there was no investment in Acacia at September 30, 2007.

The Redwood Review 3rd Quarter 2007	11

Mark-to-Market Adjustments

Market Conditions

➢
The mortgage market faced adversity in the third quarter of 2007 as the continued broad re-pricing of mortgage credit risk led to a severe contraction in market liquidity. The most dramatic price adjustments involved residential mortgage-backed securities (RMBS) and CDO securities backed by subprime and alt-a mortgages originated in 2006 and 2007.

➢
We believe several converging factors led to the broad re-pricing, including general concerns over the decline in home prices, the rapid increase in the number of delinquent subprime and alt-a loans, the reduced willingness of investors to acquire commercial paper backed by mortgage collateral and the resulting contraction in market liquidity and availability of financing lines, the numerous rating agency downgrades of securities, and an increase in the supply of securities potentially available for sale.

➢
The downward spiraling of negative pricing adjustments on assets had a snowball effect as lower prices led to increased lender margin calls for some market participants, which in turn, forced additional selling, causing yet further declines in prices. These events continued to feed off each other through much of the quarter.

➢
Normal market trading activity during the quarter was unusually light as uncertainty related to future loss estimates made it difficult for willing buyers and sellers to agree on price. This condition is particularly acute with respect to RMBS and CDO securities backed by 2006 and 2007 subprime and alt-a loans where market participants are setting price levels based on widely varied opinions about future loan performance and loan loss severity. While the early credit performance for these securities has been clearly far worse than initial expectations, the ultimate level of realized losses will largely be influenced by events that will likely unfold over the next 12 to 36 months, including the severity of housing price declines and the overall strength of the economy.

➢
The actions taken late in the quarter by the Federal Reserve to reduce the federal funds and discount rates provided some temporary market confidence. We caution that Federal Reserve actions alone are not likely to result in price stability as the aforementioned market concerns remain largely unresolved. From the end of the third quarter through the beginning of November, prices for RMBS and CDO securities continued to decline, in particular for those securities backed by 2006 and 2007 subprime loans.

12	The Redwood Review 3rd Quarter 2007

Mark-to-Market Adjustments

Impact on Redwood

➢
We believe that, in the long run, the widening spreads (reduction in asset prices) will be advantageous to us as we are buying and will continue to buy high quality assets at more attractive prices than we have seen in recent years.

➢
During the quarter, we experienced no liquidity issues as all of our credit-sensitive investments were financed with capital or through our Acacia securitization entities. Additionally, we only had a small amount of less credit sensitive assets borrowed on repo facilities. Our cash balances exceed our short-term debt.

➢
The continued extensive price decline in real estate securities in the third quarter had a significant negative GAAP financial reporting impact on Redwood, as mark-to-market (MTM) adjustments to our real estate securities portfolio caused our GAAP book value and our GAAP earnings to decline significantly. We strongly believe that the real economic effect of MTM is significantly less than the impact shown under GAAP. The primary reason for the divergence between economics and GAAP is the accounting treatment required for our investments in Acacia CDOs.

The Redwood Review 3rd Quarter 2007	13

Mark-to-Market Adjustments

Impact on Redwood (continued)

➢
As a result of this accounting treatment, our investments in Acacia CDO entities, in which we have a net cash investment of $113 million, are carried in our reported GAAP consolidated statement of stockholders’ equity as having $580 million of negative book value at September 30, 2007. (See the consolidating balance sheet below). However, economically this investment cannot be worth less than zero, because in the worst case, we cannot lose more than the amount we invested. Nonetheless, GAAP requires us to prepare our financials in a manner that could cause readers to conclude that market values declined by more than we invested. The debt of Acacia is not an obligation of Redwood and we have not provided Acacia with any guarantees. Therefore, even if you assume that our investment in Acacia is worthless, our reported GAAP book value is understated by $580 million. Furthermore, we believe that our investments in Acacia have positive value and will continue to generate cash flow. Our calculation of the present value of the future cash flows (adjusted for projected credit losses) from Acacia entities discounted at 45% and 14% range from $55 million to $145 million. Due to the current market illiquidity for CDO equity, we would expect that the fair value of our Acacia investments at the end of the quarter to be on the lower end of the range.

Pro Forma Consolidating Balance Sheet as of September 30, 2007 ($ in millions)
	Redwood Excluding Acacia	Acacia	Intercompany	Redwood Consolidated

Real estate loans	$7,630	$26	$0	$7,656
Real estate & other securities	429	2,715	(113)	3,031
Cash and cash equivalents	310	-	-	310
Total earning assets	8,369	2,741	(113)	10,997
Restricted cash	14	123	-	137
Other assets	95	54	-	149

Total Assets	$8,478	$2,918	($113)	$11,283

Redwood debt	$39	$0	$0	$39
Asset-backed securities issued	7,500	3,416	(113)	10,803
Subordinated notes	150	-	-	150
Other liabilities	60	82	-	142
Total Liabilities	7,749	3,498	(113)	11,134

Total Stockholders’ Equity	729	(580)	-	149

Total Liabilities & Stockholders’ Equity	$8,478	$2,918	($113)	$11,283
The purpose of this pro forma presentation is to show the consolidating components to our balance sheet and to highlight the negative impact that Acacia has on our consolidated stockholders’ equity at quarter end. The Redwood excluding Acacia column reflects Redwood without any investment in Acacia entities. While the components reconcile to our consolidated GAAP balance sheet, this is a non-GAAP presentation. In a GAAP presentation, the Redwood excluding Acacia balance sheet shown above would have reflected an investment in Acacia and reflected the negative equity of Acacia.

➢
Unless RMBS and CDO securities prices recover from early November levels, we would be required to record additional negative mark-to-market valuation adjustments in the fourth quarter. These adjustments could cause our GAAP stockholders’ equity at December 31, 2007 to be negative. We are considering adopting FAS 159 on January 1, 2008, which would enable us to mark-to-market the Acacia liabilities. These rules would allow us to better conform our GAAP stockholders’ equity and what we believe economic reality to be.

14	The Redwood Review 3rd Quarter 2007

Mark-to-Market Adjustments

Impact on Redwood (continued)

➢	From an income statement perspective, MTM adjustments reduced our third quarter earnings by $103 million, of which $85 million were related to assets owned by Acacia.

Pro Forma Consolidating Income Statement Three Months Ended September 30, 2007 ($ in millions)
	Redwood Excluding Acacia	Acacia	Redwood Consolidated

Net interest income	$42	$12	$54
Operating expenses	(12)	-	(12)
Realized gains on sales and calls, net	2	-	2
Market valuation adjustments, net	(18)	(85)	(103)
Provision for income taxes taxes	(2)	-	(2)

Net Income (Loss)	$12	($73)	($61)

Nine Months Ended September 30, 2007 ($ in millions)
	Redwood Excluding Acacia	Acacia	Redwood Consolidated

Net interest income	$120	$34	$154
Operating expenses	(42)	-	(42)
Realized gains on sales and calls,net	6	-	6
Market valuation adjustments, net	(44)	(98)	(142)
Provision for income taxes	(7)	-	(7)

Net Income (Loss)	$33	($64)	($31)
The purpose of this pro forma presentation is to show the consolidating components to our income statement and to highlight the negative impact that Acacia had on our consolidated net loss for the three and nine months ended September 30, 2007. While components reconciled to our consolidated GAAP income statement, this is a non-GAAP presentation. In a GAAP presentation, the Redwood excluding Acacia income statement shown above would have reflected the loss from Acacia.

The Redwood Review 3rd Quarter 2007	15

Mark-to-Market Adjustments

Impact on Redwood (continued)

➢
Total MTM adjustments taken during the three and nine months ended September 30, 2007 were $757 million and $969 million, respectively. The tables below show the breakdown of these MTM adjustments between Redwood and Acacia. They also detail the amounts that flowed through our income statement and stockholders’ equity.

Pro Forma Balance Sheet and Income Statement Information Mark-to-Market Adjustments Three Months Ended September 30, 2007 ($ in millions)
	Redwood Excluding Acacia	Acacia	Redwood Consolidated

Balance Sheet Impact
Reduction in stockholders' equity	($98)	($556)	($654)

Income Statement Impact
Market Valuation adjustments
Impairment valuation on AFS securities	(15)	(68)	(83)
Fair value adjustment on trading assets	(3)	(17)	(20)
Total income statement impact	(18)	(85)	(103)

Total Mark-to-Market Adjustments	($116)	($641)	($757)

Nine Months Ended September 30, 2007 ($ in millions)
	Redwood Excluding Acacia	Acacia	Redwood Consolidated

Balance Sheet Impact
Reduction in stockholders' equity	($132)	($696)	($828)

Income Statement Impact
Market valuation adjustments
Impairment valuation on AFS securities	(28)	(79)	(107)
Fair value adjustment on trading assets	(28)	(79)	(34)
Total income statement impact	(43)	(98)	(141)

Total Mark-to-Market Adjustments	($175)	($794)	($969)
The purpose of this pro forma presentation is to show the consolidating components for total mark-to-market adjustments for the three and nine months ended September 30, 2007. These mark-to-market adjustments are further detailed by the balance sheet (stockholders’ equity) and income statement impact. This is a non-GAAP presentation. The total stockholders’ equity impact of $654 million and $828 million for the three and nine months ended September 30, 2007, respectively, agree to our consolidated statement of comprehensive income for those periods. The total income statement impact of $103 million and $141 million for the three and nine month periods ended September 30, 2007, respectively, agree to our consolidated income statement for those periods.

➢
MTM adjustments on securities can result from a decline in the economic value of the securities (i.e., increased credit loss estimates reduce expected future cash flows), or from changes in market discount rates (i.e., the market requires a greater risk premium and/or interest rates rise), or a combination of both. A summary of the accounting rules regarding MTMs is provided below.

➢
If the change in fair value for available-for-sale securities (AFS) is due solely to changes in market discount rates, then the entire MTM adjustment is flowed through our balance sheet as an adjustment to stockholders’ equity. These adjustments can go back and forth (positive or negative) from period to period.

16	The Redwood Review 3rd Quarter 2007

Mark-to-Market Adjustments

Impact on Redwood (continued)

➢
If the change in fair value for AFS is accompanied by an adverse change in projected cash flows, then the entire MTM adjustment is flowed through the income statement. This is required even if the change in projected cash flows is small relative to the resulting MTM income statement charge. We offer the following example: Assume Redwood acquired a security for $100 and the value of this acquisition was based on $150 of future expected cash flows discounted at 12%. If at the end of an accounting period, the market value of the security was $50 and that value was based on $149 of future expected cash flows discounted at 25% (the prevailing market rates), the entire $50 change in value is considered “permanently impaired” for accounting purposes. AFS deemed permanently impaired for accounting purposes cannot be written back up through market valuation adjustments in our income statement. This does not mean the underlying security could not recover in economic or market value. If the economic value of an impaired security does recover, we would recognize this benefit through higher interest yields over time. It is often difficult to separate with precision how much of the change in fair value is driven by changes in expected cash flows versus changes in required market discount rates, but during periods of market illiquidity and uncertainty, the market discount rate component can be significant. Therefore, some of our securities classified as permanently impaired for accounting purposes during the third quarter may eventually prove to have significant economic value to us.

➢	All changes in fair value for trading securities or derivative instruments flow through the income statement. These adjustments can be either positive or negative from period to period.

➢	The table below details the total MTM adjustments by the underlying collateral type.

Total Mark-To-Market Adjustments
By Underlying Collateral Type
Three Months Ended September 30, 2007
($ in millions)

			OREI &		MTM
	IGS	CES	Derivatives	Total	Percent (1)

Residential
Prime	$(82)	$(131)	$-	$(213)	(16)%
Alt-a	(197)	(67)	(13)	(277)	(22)%
Subprime	(92)	(11)	(5)	(108)	(24)%
Residential total	(371)	(209)	(18)	(598)

Commercial	(6)	(56)	-	(62)	(11)%
CDO	(57)	(9)	-	(66)	(26)%
Derivatives	-	-	(31)	(31)

Total mark-to-market adjustments	$(434)	$(274)	$(49)	$(757)

Nine Months Ended September 30, 2007
($ in millions)

			OREI &		MTM
	IGS	CES	Derivatives	Total	Percent (1)

Residential
Prime	$(100)	$(146)	$1	$(245)	(19)%
Alt-a	(234)	(85)	(28)	(347)	(29)%
Subprime	(128)	(18)	(6)	(152)	(32)%
Residential total	(462)	(249)	(33)	(744)

Commercial	(13)	(101)	-	(114)	(20)%
CDO	(86)	(11)	-	(97)	(36)%
Derivatives	-	-	(14)	(14)

Total mark-to-market adjustments	$(561)	$(361)	$(47)	$(969)
(1) This percentage represents the MTMs taken as a percentage of the reported market values at the beginning of the period, or purchase price if acquired during the period. It is intended to highlight the price declines by collateral type for the three and nine month periods ended September 30, 2007. These price declines are for our specific portfolio and may not be indicative of price declines in the market in general.

The Redwood Review 3rd Quarter 2007	17

Mark-to-Market Adjustments

CDO Economic and Accounting Analysis

Economics

➢
Under our Acacia program we re-securitize real estate securities using bankruptcy remote CDO entities that sell ABS (asset backed securities) to independent third-party debt investors. We typically retain an equity interest in the Acacia CDOs. This allows us to generate asset management fees and what we believe to be attractive assets for our portfolio. Our equity investments are entitled to the net cash flows (i.e., the net cash flows generated by the assets after deducting the money owed to the ABS debt holders) of the Acacia entities. Our share of any credit losses generated by the underlying Acacia assets is capped for us at the amount of our net equity investment, with the remainder of losses borne by the ABS holders.

➢
As a hypothetical example, an Acacia CDO transaction might have $300 million of assets, $285 million of liabilities (ABS issued), and $15 million of equity. If in any year the assets earned 6% or $18 million, and the ABS were paid interest of 5% or $14.25 million, our equity would be entitled to a distribution of $3.75 million in that year. In certain circumstances, our equity cash distributions can be disrupted based on rating agency down-grades or due to a deterioration in collateral performance.

➢
We have ten Acacia CDO transactions outstanding. Our investment in each of these transactions are separate and independent, thus diminished cash flow generated by any one of our CDO equity investments would have no effect on our other CDO equity investments. During the three and nine months ended September 30, 2007, we collected $5.3 million and $14.6 million, respectively, of cash flow distributions from our Acacia investments. Currently, we are continuing to receive distributions from all Acacias. We are closely monitoring the four Acacia transactions issued since August 2006 as further rating agency down-grades or further deterioration in collateral performance could disrupt cash distributions from these Acacia entities. During the three and nine months ended September 30, 2007, we received cash distributions of $1.5 million and $3.4 million, respectively, from these four Acacia entities (Acacia’s 10, 11, 12, and option ARM).

➢
We believe the best measure of economic value for our Acacia equity investment is the net present value of the future cash flow distributions, though we would caution that in this environment it is particularly difficult to predict future cash flows with much certainty given the potential for future rating agency down-grades and the uncertainties around future credit performance and the problems in the housing market that we discussed above. Our calculation of the present value of the future cash flows (adjusted for projected credit losses) from Acacia entities discounted at 45% and 14% range from $55 million to $145 million. Due to the current market illiquidity for CDO equity, we would expect that the fair value of our Acacia investments to be on the lower end of the range rather than the higher end. Our initial cash investment in these Acacia transactions was $140 million. Cumulatively, we have received cash distributions of $27 million on our investments in these Acacia entities. In addition, we have received management fees of $8 million.

18	The Redwood Review 3rd Quarter 2007

Mark-to-Market Adjustments

CDO Economic and Accounting Analysis (continued)

Accounting

➢
The assets, liabilities, and earnings from the Acacia entities are consolidated for GAAP purposes with Redwood. Over time, the economic and GAAP results of Acacia will be the same. However, there can be interim periods when GAAP and economic losses diverge significantly. This results from the fact that under GAAP we are not permitted to adjust the carrying values of our Acacia liabilities until actual losses are passed through to debt holders or the securitization is called (which may not occur for a significant period of time), but we are required to mark-to-market all of the Acacia assets on a quarterly basis. This GAAP accounting treatment resulted in the carrying value of Acacia to be negative $580 million. However, since the economic value of our equity investment cannot be less than zero, our September 30, 2007 consolidated GAAP book value of $149 million understates the value of Acacia by at least $580 million.

➢
The divergence between economic and accounting results, is highlighted by Acacia OA (option ARM) in the table below. We made an initial $14 million cash investment. We have already recognized $20 million of losses through the income statement ($6 million more than our investment). In addition we have further reduced stockholders’ equity by $149 million for negative MTM adjustments. Thus, our $14 million investment, in which our maximum loss is $14 million, is carried at a $155 million negative book value on our consolidated balance sheet at September 30, 2007.

Acacia Balance Sheets
as of September 30, 2007
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA	12	Total
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Acacia

Real estate investments
Current face	$247	$283	$293	$288	$300	$301	$503	$499	$424	$484	$3,622
Unamortized discount, net	(6)	(9)	(8)	(18)	(32)	(10)	(43)	(29)	(5)	(35)	(195)
Designated credit reserve	(2)	(3)	(2)	(5)	-	(3)	(37)	(32)	-	(15)	(99)
Unrealized (losses)	(26)	(35)	(33)	(45)	(41)	(50)	(88)	(109)	(149)	(92)	(668)
Other investments	-	-	-	-	-	-	1	-	80	-	81
Total earning assets	213	236	250	220	227	238	336	329	350	342	2,741
Restricted cash	17	15	18	12	6	6	5	5	14	25	123
Other assets	2	3	4	5	9	4	5	6	9	7	54
Total Assets	$232	$254	$272	$237	$242	$248	$346	$340	$373	$374	$2,918

ABS issued	$242	$269	$279	$250	$262	$277	$412	$472	$495	$458	$3,416
Other liabilities	2	8	10	2	4	4	7	3	33	9	82
Total Liabilities	244	277	289	252	266	281	419	475	528	467	3,498

Initial investment	8	8	11	18	14	11	29	5	14	22	140
Cummulative Earnings	10	8	5	13	7	8	(6)	(27)	(20)	(21)	(23)
Cummulative Distributions	(6)	(6)	(3)	(4)	(2)	(2)	(3)	(1)	-	-	(27)
OCI	(24)	(33)	(30)	(42)	(43)	(50)	(93)	(112)	(149)	(94)	(670)
Total Equity	(12)	(23)	(17)	(15)	(24)	(33)	(73)	(135)	(155)	(93)	(580)

Total Liabilities & Equity	$232	$254	$272	$237	$242	$248	$346	$340	$373	$374	$2,918

Summary of Cash Activity
Initial Investment	($8)	($8)	($11)	($18)	($14)	($11)	($29)	($5)	($14)	($22)	($140)
Cash received *	6	6	3	4	2	2	3	1	-	-	27

Net cash flow to date	($2)	($2)	($8)	($14)	($12)	($9)	($26)	($4)	($14)	($22)	($113)
* This does not include $8 million of asset management fees.

The Redwood Review 3rd Quarter 2007	19

Mark-to-Market Adjustments

CDO Economic and Accounting Analysis (continued)

Accounting

➢
With respect to the four Acacia transactions that currently concern us, our net cash investment as of September 30, 2007 was $66 million. From a GAAP income statement standpoint, we have already collectively recognized losses of $74 million. Therefore, we have already effectively taken $8 million of write-offs through the income statement in excess of the maximum loss value of these investments.

➢
On January 1, 2008, FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (FAS 159) becomes effective. If adopted by us, FAS 159 will enable us to mark-to-market the Acacia liabilities. We are considering adopting FAS 159 for valuing the assets and liabilities owned by Acacia on January 1, 2008. These rules may allow us to better conform our book value and GAAP income results more closely to what we believe economic reality to be. However, we do not believe the new rules will address all of the related mark-to-market challenges and our reported numbers are likely to remain volatile.

➢	The following table details Acacia’s exposure to different collateral types owned by Acacia entities.

Acacia Balance Sheet Information
Underlying Collateral Type
as of September 30, 2007
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA	12
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Total

Resi IGS
Prime Sequoia	$15	$15	$11	$6	$1	$3	$4	$3	$8	$21	$87
Prime Other	43	57	73	77	52	133	115	52	9	60	671
Alt-a	27	18	25	23	5	23	44	124	244	125	658
Subprime	62	81	66	8	-	12	11	31	2	39	312

Resi CES
Prime Sequoia	3	5	4	7	-	2	5	-	-	-	26
Prime Other	28	23	16	42	-	25	102	26	-	15	277
Alt-a	1	6	3	16	-	3	3	25	-	10	67
Subprime	-	-	-	-	-	-	5	4	-	3	12

COMM IGS	12	11	8	9	56	3	1	-	-	3	103
COMM CES	2	5	16	24	86	15	29	26	-	35	238
COMM Loans	4	-	9	4	9	-	-	-	-	-	26
CDO: CMBS	3	2	2	-	18	12	10	20	7	9	83
CDO: RMBS	13	13	17	4	-	7	6	18	-	22	100
GIC	-	-	-	-	-	-	-	-	80	-	80
Other	-	-	-	-	-	-	1	-	-	-	1

Totals	$213	$236	$250	$220	$227	$238	$336	$329	$350	$342	$2,741

➢
Net interest income earned on Acacia’s 5-9, and Acacia CRE 1 was $7 million and $21 million, respectively, for the three month and nine month periods ended September 30, 2007. After market valuation adjustments, on Acacia’s 5-9 and CRE 1 our net loss was $3 million and our net income was $9 million, respectively, for the three month and nine month periods ended September 30, 2007.

➢
Net interest income earned on Acacia’s 10, 11, 12, and OA 1 was $5 million and $13 million, respectively, for the three month and nine month periods ended September 30, 2007. Our net loss, after market valuation adjustments, on Acacia’s 10, 11, 12, and OA 1 was $70 million and $74 million, respectively, for the three month and nine month periods ended September 30, 2007.

20	The Redwood Review 3rd Quarter 2007

Mark-to-Market Adjustments

Mark-to-Market Valuation Process

➢
Our fair market values reflect what we believe we could realize if we chose to sell our securities. However, most of our securities (in particular our CES and CDO investments) are generally illiquid. Consequently, establishing fair market values for these securities is inherently subjective and is dependent upon modeling assumptions and indications of value obtained from brokers or dealers.

➢
As a consequence of limited trading visibility during the quarter and the significant uncertainties regarding credit loss levels, the fair market values underpinning our market valuation adjustments are based on facts that are far less certain than has historically been the case in prior periods. We expect that the market valuations will continue to be highly volatile over time.

➢
To establish fair market values at September 30, 2007, we relied heavily on indications of value (marks) from dealers, and to a lesser extent, on values derived from our internal cash flow modeling. We received third-party dealer marks on 89% of the number of securities reflected on our balance sheet, and with respect to the remaining 11% for which we did not receive third party dealer marks, we used our internal model to establish fair value.

➢
We compared all of the dealers’ marks to our internal model for reasonableness. As a result of this process, we accepted some of these marks as an indication of fair value and rejected others. If we rejected the dealer mark, we used our internal model. The table below details the breakdown of internal and external inputs used.

➢
In only 3% of the cases in which we had a third-party dealer mark did we value securities above the dealer mark. For these 3%, the difference between the lower dealer marks and our higher internal marks was $9.6 million at September 30, 2007.

➢
Our internal pricing model calculates fair value based on the net present value of projected future cash flows of each individual security. This calculation is dependent on a number of assumptions including: future interest rates, prepayment rates, market discount rates, and timing and amount of future credit losses. The valuation parameters of these models are calibrated to what we believe are bid-side fair market assumptions.

➢
The dealers we received marks from are active participants in the capital markets. However, it is likely that most of the dealer marks we received this period were based on their pricing models and not on actual trade information. Their indications of value are based on a variety of assumptions they do not share and may prove to be inaccurate.

The Redwood Review 3rd Quarter 2007	21

GAAP Earnings and Core Earnings

Summary

What is this?

GAAP income is income calculated under Generally Accepted Accounting Principles (GAAP) in the United States.

Core earnings is a profitability measure that highlights earnings that are more likely to be ongoing in nature. In calculating core earnings, we start with GAAP earnings and then exclude realized gains and losses on calls and sales, unrealized market value adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core earnings to GAAP earnings.

Insights

➢
GAAP loss per share for the third quarter of $2.18 per share was primarily due to $103 million negative unrealized mark-to-market valuation adjustments. Net interest income for the third quarter was strong.

➢	For the past year and a half, quarterly core earnings have ranged from $0.97 to $1.43 per share. Our third quarter core earnings of $1.43 per share were at the top of this range.

	For the Quarter Ended
GAAP Earnings	Sep-07	Jun-07	Sep-06

Net interest income	$53,594	$53,901	$48,976

Operating expenses	(11,732)	(12,772)	(13,455)
Gains (losses) on sales	(1,460)	1,428	4,967
Gains (losses) on calls	3,284	1,310	723
Valuation adjustments, net	(102,766)	(29,430)	(5,257)
Provision for income taxes	(1,837)	(3,021)	(3,538)

GAAP earnings (loss)	($60,917)	$11,416	$32,416

GAAP earnings (loss) per share	$ (2.18)	$ 0.41	$ 1.22

	For the Quarter Ended
Core Earnings	Sep-07	Jun-07	Sep-06

Net interest income	$53,594	$53,901	$48,976

Operating expenses	(11,732)	(12,772)	(13,455)
Gains (losses) on sales	-	-	-
Gains (losses) on calls	-	-	-
Valuation adjustments, net	-	-	-
Provision for income taxes	(1,837)	(3,021)	(3,538)

Core earnings (loss)	$40,025	$38,108	$31,983

Core earnings (loss) per share	$ 1.43	$ 1.35	$ 1.20

22	The Redwood Review 3rd Quarter 2007

GAAP Earnings and Core Earnings

Financial

Quarterly Update

➢
Net interest income for the third quarter of 2007 was similar to net interest income in the second quarter of 2007 and $5 million higher than the third quarter of 2006. Higher net interest income earnings from our securities more than offset a decrease in net interest income from a decline in balance of the consolidated residential loan portfolio. The average balance of this residential loan portfolio continued to decline due to high prepayments on adjustable-rate residential loans acquired and securitized under our Sequoia program.

➢
Our residential CES portfolio continues to benefit from strong credit performance and from rapid prepayments on securities backed by ARM loans. The yield for the residential CES portfolio was 22% in the third quarter of 2007, 24% in the second quarter of 2007, and 22% in the third quarter of 2006. Prepayments have slowed by quarter end, which may lower yields going forward.

➢
Operating expenses in the third quarter of 2007 were $1 million lower than the second quarter of 2007 and $2 million lower in comparison to third quarter of last year. The primary reason for this decline was lower bonus accruals.

➢
The largest factor causing a decline in our GAAP earnings was $103 million of negative unrealized mark-to-market (MTM) valuation adjustments. These negative adjustments were $73 million greater than the second quarter of 2007 and $98 million greater than the third quarter of 2006. The decrease in fair value reflects the overall market decline in prices for real estate securities (particularly, securities backed by subprime and low quality alt-a loans) that occurred during the third quarter of 2007. Of the $103 million income statement MTM write-downs taken during the third quarter, $83 million were impairments as defined by GAAP and $20 million were changes in fair value on assets accounted for as trading investments.

The Redwood Review 3rd Quarter 2007	23

Taxable Income

Summary

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP earnings. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.

Insights

•
Total taxable income for the third quarter of 2007 was strong at $1.74 per share, an increase from the prior quarter due to continued strong performance with relatively few credit losses on our investments.

•	REIT taxable income remained strong at $1.74 per share and continues to exceed our regular quarterly dividend by a comfortable margin.

24	The Redwood Review 3rd Quarter 2007

Taxable Income

Financial

Quarterly Update

➢
Total taxable income was $49 million, or $1.74 per share, in the third quarter of 2007. This was an increase from the total taxable income we generated in the prior quarter of $46 million, or $1.66 per share. The increase was due to the continued strong performance with relatively few credit losses on our investments.

➢	Our REIT taxable income was $1.74 per share in the third quarter of 2007. This was higher than second quarter taxable income of $1.63 for the same reasons total taxable income was higher.

➢
Our taxable income continues to be higher than our GAAP income as we are not permitted to establish credit reserves for tax. As a result, we amortize more of our CES discount into income for tax and recognize a higher yield until credit losses occur. The cumulative difference at September 30, 2007 in the discount amortization between tax and GAAP for residential, commercial, and CDO CES was $138 million.

➢
Another reason for the difference between tax and GAAP income is that we do not recognize changes in market values of assets for tax until the asset is sold. Consequently, the negative $103 million of unrealized market valuation adjustments included in our GAAP earnings this quarter were not included in our tax earnings.

➢
Total taxable income and REIT taxable income were reduced by $2 million ($0.08 per share) in the third quarter of 2007 as a result of deductions for actual credit losses. These deductions were less than the actual principal losses incurred on the underlying loans of $6 million, as we own most of our credit-sensitive assets at a tax basis that is substantially less than par (principal) value. We currently expect that realized credit losses will increase substantially relative to our recent experience. All realized credit losses, after adjusting for our tax basis in the assets we own, will reduce our dividend distribution requirements.

The Redwood Review 3rd Quarter 2007	25

Book Value per Share

Summary

What is this?

Book value per share is the amount of equity capital we have per share of common stock outstanding.

GAAP book value is our stockholders’ equity as calculated for GAAP purposes. It includes mark-to-market valuation adjustments of some of our assets (principally the securities portfolio), but for none of our liabilities.

Core book value is GAAP book value excluding those mark-to-market valuation adjustments reflected on our GAAP balance sheets. Core book value more closely reflects historical amortized costs rather than current market values.

A reconciliation of GAAP book value to core book value appears in Table 7 of the Appendix.

Insights

•
As discussed earlier in this Redwood Review, GAAP book value declined by 83%, or $26.18 per share, during the third quarter of 2007, from $31.50 per share to $5.32 per share, primarily as a result of declining values for assets owned by Acacia entities that are consolidated on our balance sheet and are marked-to-market for balance sheet purposes.

•
Under GAAP, we are required to carry Acacia’s real estate securities on our balance sheet at their fair market value, but we are not permitted to adjust paired ABS issued liabilities to fair market value. Had we been able to mark-to-market Acacia’s liabilities, our reported GAAP book value would be significantly higher.

•
Core book value declined by 8% during the third quarter of 2007 from $34.40 per share to $31.58 per share as a result of the reported loss during the quarter and $0.75 per share dividend. These were only partially offset by accretive stock issuance through our direct stock purchase and dividend reinvestment plan.

•
As previously described in the Quarterly Overview, if we carried our investments in Acacia at a book value of $55 million instead of the negative $580 million reported under GAAP, our adjusted book value at September 30, 2007 would have been $784 million, or $28.01 per share. Adjusted book value is a non-GAAP measure (see reconciliation to GAAP book value below). We believe that $28.01 represents a good overall quarter end per share estimate of the fair market value of all of our financial assets, less the fair value of all our liabilities.

•
Asset market values, especially for 2006 and 2007 RMBS and CDO securities backed by subprime loans, continued to decline early into the fourth quarter. Unless market values recover, we could report a negative overall book value for GAAP purposes at December 31, 2007. We are currently considering adopting FAS 159 for our Acacia assets and liabilities as of January 1, 2008. These rules will allow us to better conform our GAAP book value and what we believe economic reality to be.

26	The Redwood Review 3rd Quarter 2007

Book Value per Share

Financial

Quarterly Update

➢	Adjusted book value is calculated as follows ($ millions):

➢
The difference between core book value of $31.58 per share and GAAP book value of $5.32 per share at September 30, 2007 was cumulative mark-to-market balance sheet adjustments for GAAP of negative $735 million at quarter-end.

➢
Book value per share growth generally is not a direct indicator of our market value or an indicator of the returns available to our shareholders. If you had acquired Redwood stock at our initial public offering in August 1995 and had reinvested all dividends back into Redwood stock, your compounded return as a shareholder would have been 16% per year through September 30, 2007. Future results will vary.

The Redwood Review 3rd Quarter 2007	27

Return on Equity

Summary

What is this?

Return on equity (ROE) is the amount of profit we generate each year per dollar of equity capital.

GAAP ROE is GAAP earnings divided by GAAP equity.

Adjusted ROE is GAAP earnings divided by core equity. Core equity excludes balance sheet mark-to-market adjustments that are not included in earnings.

Core ROE is core earnings divided by core equity.

A reconciliation of GAAP ROE to adjusted ROE and core ROE, and of GAAP equity to core equity, appears in Table 7 of the Appendix.

Insights

•
During the third quarter of 2007, our adjusted return on equity was negative 26%. The return was significantly lower in the past three quarters primarily due to the amount of unrealized market valuation adjustments included in our GAAP earnings.

•	Core return on equity (core earnings divided by core equity) was 17% for the third quarter.

•	Over the long term, we expect to be able to generate annual adjusted returns on equity between 11% and 18%.

28	The Redwood Review 3rd Quarter 2007

Return on Equity

Financial

Quarterly Update

The Redwood Review 3rd Quarter 2007	29

Dividends

Summary

What is this?

We have established a regular quarterly dividend rate at a level we believe is likely to be sustainable unless realized credit losses rise dramatically or our business economics decline materially for some other reason. Distributions in excess of the regular dividend rate, if any, are typically paid in a fourth quarter special dividend.

Insights

•	Our current regular dividend rate for 2007 was $0.75 per share per quarter. We have announced our Board’s intention to maintain the regular dividend at $0.75 per quarter.

•	On November 5, 2007, our Board of Directors declared a 2007 special dividend of $2.00 per share.

30	The Redwood Review 3rd Quarter 2007

Dividends

Financial

Quarterly Update

•
Total dividend distributions over the last four quarters were $5.95 per share. Assuming the November 2, 2007 Redwood stock price of $25.55, the indicated dividend yield would be 23.3% based on the last twelve months of dividends and would be 11.7% based on the current regular dividend rate of $3.00 per share.

•
We generally distribute 100% of REIT capital gains income and 90% of REIT ordinary income, retaining 10% of the ordinary REIT income. We generally retain 100% of the after-tax income we generate in taxable subsidiaries.

•
Based on our estimates of REIT taxable income through the third quarter of 2007, at quarter end, we had $103 million ($3.69 per share) undistributed REIT taxable income that we anticipate distributing in 2007 and 2008.

•	On November 5, 2007, our Board of Directors declared a 2007 special dividend of $2.00 per share, payable on December 7, 2007 to stockholders of record on November 26, 2007.

•
As in prior years, we intend to defer the distribution of a portion of REIT taxable income earned in 2007 until 2008. Based on the number of currently outstanding shares, we expect the amount of deferred 2007 taxable income to exceed three quarters of dividends at our anticipated 2008 regular dividend rate.

The Redwood Review 3rd Quarter 2007	31

Residential Real Estate Securities

Summary

What is this?

We invest in securities that are backed by pools of residential real estate loans. These are shown on our balance sheet in real estate securities and in other real estate investments (OREI).

RWT RMBS Portfolio
Portfolio Composition
as of September 30, 2007
(by market value)
Resi - CES
24%
OREI
1%
Resi - IGS
75%

RMBS BBB Spreads
1200
1000
800
600
400
200
0
Jan-06
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
May-07
Jul-07
Sep-07
Prime
Alt-A
Subprime

32	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Insights

•
Total residential securities declined by 22% in the third quarter from $2.9 billion to $2.3 billion as a result of $565 million of market value declines, $178 million of sales, $154 million of acquisitions, $89 million of calls and principal pay downs, and $20 million of discount amortization.

•
Of the $2.2 billion residential securities consolidated at September 30, 2007, $2.0 billion were financed through re-securitization via Acacia CDO transactions and $0.2 billion were financed with Redwood debt and capital.

•
Future residential IGS investment will largely depend on the availability and pricing of future Acacia CDO financing. Given the current state of the CDO market, we will look to other potential sources of financing, such as Redwood debt or capital, to fund acquisitions, or else significantly slow the pace of our IGS acquisitions from our levels of the past few years.

•
Overall our CES portfolio backed by prime assets as well as our alt-a option ARM loans continue to perform better than, or within, our range of expectations. Prime represents 77% and alt-a option ARMS represent 20% of our residential CES portfolio by market value. At September 30, 2007, our credit reserves associated with these securities were $260 million for prime and $176 million for alt-a option ARMs.

•	Credit performance on alt-a securities backed by hybrids is now worse than we had projected. These securities represent less than 1% of our total residential portfolio.

The Redwood Review 3rd Quarter 2007	33

Residential Real Estate Securities

Residential Investment-Grade Securities

Quarterly Update

RWT Residential IGS Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	Prime	Alt-A	Subprime	Total
Market Value 6/30/07	$870	$855	$438	$2,163
Acquisitions	47	38	68	153
Moved due to ratings action	5	-	(22)	(17)
Transfers to / from other portfolios	(17)	17	-	-
Sales	(128)	-	(50)	(178)
Principal payments	(21)	(9)	(17)	(47)
Discount amortization	2	-	-	2
Gains on sales/calls	(3)	-	-	(3)
Net mark-to-market adjustment	(82)	(197)	(92)	(371)
Market Value 9/30/07	$673	$704	$325	$1,702

34	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Residential Investment-Grade Securities

Quarterly Update

➢
Our consolidated residential IGS portfolio decreased by $0.5 billion in the third quarter from $2.2 billion to $1.7 billion. By collateral type, prime declined by $197 million (or 23%), alt-a by $151 million (or 18%), and subprime by $113 million (or 26%).

➢
The majority of our residential IGS acquisitions for the quarter were reinvestments for our existing Acacia securitizations. These acquisitions were 61% prime, 28% alt-a, and 11% subprime by credit tier and 29% option ARMs, 51% hybrids, and 19% fixed-rate by interest rate type.

➢	Interest income generated by residential IGS was $37 million for the third quarter. The yield for the third quarter was 7%, consistent with the previous quarter.

➢
Net discount amortization income (a component of interest income) for the third quarter was $2 million. At quarter-end, our net discount balance for these assets was $83 million, giving us an average amortized balance sheet cost basis for residential IGS of 96.00% of principal value.

➢
Our subprime IGS portfolio declined by $113 million (or 26%) to $325 million due mainly to market value declines of $92 million. Of this $92 million decline, $86 million was on assets owned by Acacia CDO entities.

➢	Additional information on our residential IGS can be found in Tables 9, 10, and 18 of the Appendix.

The Redwood Review 3rd Quarter 2007	35

Residential Real Estate Securities

Residential Credit-Enhancement Securities

Quarterly Update

RWT Residential CES Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	Prime	Alt-A	Subprime	Total
Market Value 6/30/07	$570	$172	$3	$745
Acquisitions	1	-	-	1
Moved due to ratings action	(5)	-	22	17
Transfers to / from other portfolios	(11)	11	-	-
Sales	-	-	-	-
Principal payments	(34)	(8)	-	(42)
Discount amortization	16	3	-	19
Gains on sales/calls	3	-	-	3
Net mark-to-market adjustment	(131)	(67)	(12)	(210)
Market Value 9/30/07	$409	$111	$13	$533

36	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Residential Credit-Enhancement Securities

Quarterly Update

➢	Our residential CES portfolio decreased by $212 from $745 million to $533 million during the quarter.

➢	At September 30, 2007, $177 million residential CES were financed with equity and $356 million were financed through our Acacia CDO program.

➢	The balance of residential loans underlying our residential CES decreased by $8 billion from $220 billion to $212 billion during the third quarter.

➢	Interest income generated by residential CES was $39 million for the third quarter. The yield for the third quarter was 22%.

➢	Prepayment speeds on these loans underlying our residential CES are slowing down in general, which may reduce the yields we recognize on these assets from current levels.

➢
Principal value credit losses for loans underlying CES were $6.1 million for the quarter, which were the same as credit losses in the previous quarter. As assets season, we expect losses to increase substantially in percentage terms. Cumulative losses and the current loss rate remain lower than our original pricing expectations.

➢
The loans underlying our prime CES experienced a principal value credit loss of $2.8 million - an annualized rate of loss of less than one basis point per year. The loans underlying our alt-a CES experienced a principal value credit loss of $3.1 million.

➢
For tax purposes, realized credit losses were $2.3 million ($0.08 per share) for residential CES for the third quarter compared to a $2.2 million ($0.08 per share) in the second quarter. This deduction is less than the principal value losses incurred on the underlying loans of $6 million, as we own most of our credit-sensitive assets at a tax basis that is substantially less than par (principal) value.

➢
Our GAAP credit reserves for residential CES were $451 million ($16.11 per share) at September 30, 2007, a decrease of $2 million for the quarter. We realized $6 million of losses during the quarter and had few acquisitions.

➢
The balance of seriously delinquent loans underlying prime residential CES increased from $589 million to $844 million during the quarter, an increase from 0.17% to 0.25%, respectively, of original balances and 0.30% to 0.45% of current balances, respectively. Overall, these increases remain in line with normal seasoning and our initial modeling expectations.

➢
Securities backed by option ARM and traditional ARM loans continued to prepay faster than our original expectations at a weighted average CPR of 40%. These securities represent 41% of our prime CES and they are priced and structured to benefit from fast prepayment speeds in addition to low losses.

The Redwood Review 2nd Quarter 2007	37

Residential Real Estate Securities

Residential Credit-Enhancement Securities

Quarterly Update (cont.)

➢	Securities backed by hybrid and fixed-rate mortgages represent 59% of our prime portfolio. The loans underlying these securities prepaid at a weighted average CPR of 12% in the third quarter.

➢	Our residential alt-a CES portfolio declined by $61 million during the third quarter. Option ARM collateral makes up 95% of this portfolio by market value.

➢
We acquire alt-a securities backed by option ARMs with loss expectations that are significantly greater than we expect for our prime hybrid CES. To date, the performance of our CES backed by option ARMs continues to be better than our expectations.

➢
The balance of seriously delinquent loans underlying alt-a residential CES increased from $399 million to $642 million during the quarter, an increase from 1.04% to 1.60% of original balances, respectively, and 1.95% to 3.10% of current balances, respectively.

➢
The $10 million increase of our subprime CES portfolio to $13 million was due to the re-categorization of downgraded securities from IGS to CES. Our subprime CES portfolio has limited seasoning; however, the early credit performance is disappointing relative to our initial expectations.

➢	Additional information on our residential CES can be found in Tables 9, 10, 11, and 12 of the Appendix.

38	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Other Real Estate Investments

Quarterly Update

➢
Other real estate investments (OREI) are assets that we mark-to-market for income statement purposes, because they may otherwise be deemed to contain embedded derivatives for accounting purposes under FAS 155. We expect to acquire additional OREI assets.

➢
OREI is a new reporting category we established in the first quarter of 2007. Total OREI at September 30, 2007 was $25 million. This included $15 million net interest margin securities (NIMs), $8 million residuals, and $2 million IOs.

➢
Residuals are first-loss securities that are not rated by a rating agency. The value of residual securities can vary widely and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, and often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

➢	By market value, our OREI was 8% prime, 64% alt-a, and 28% subprime at September 30, 2007.

➢
Mark-to-market charges in our OREI portfolio were negative $6 million for the quarter and were included in our income statement. Valuation declines were a result of credit performance below our expectations and a general spread widening in the mortgage market. Our total reported return equals the cash income and any change in market value and will continue to be volatile.

➢	Our NIMs are structured in such a way that they mature quickly (typically in less than two years). The majority of the NIMs have an investment-grade rating.

The Redwood Review 3rd Quarter 2007	39

Residential Real Estate Securities

Prime Securities Portfolio

What is this?

Prime securities are mortgage-backed securities backed by high-credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios.

40	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Prime Securities Portfolio

Seriously Delinquent Trends by Vintage
as of September 30, 2007
(% of Original Balance, Months Since Issue)
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0
2
4
6
8
10
12
14
16
18
20
22
24
26
28
30
32
34
36
<=2004
2005
2006
2007

RWT Residential Prime CES Principal Value Credit Losses
($ in millions)
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$1.2
$0.9
$2.4
$0.8
$1.8
$2.8
$2.5
$3.2
$2.8
Q3:05
Q4:05
Q1:06
Q2:06
Q3:06
Q4:06
Q1:07
Q2:07
Q3:07

The Redwood Review 3rd Quarter 2007	41

Residential Real Estate Securities

Prime Securities Portfolio

42	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Prime Securities Portfolio
RWT Residential Prime Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	IGS	CES	OREI	Total
Market Value 6/30/07	$870	$570	$1	$1,441
Acquisitions	47	1	-	48
Moved due to ratings action	5	(5)	-	-
Transfers to / from other portfolios	(17)	(11)	-	(28)
Sales	(128)	-	-	(128)
Principal payments	(21)	(34)	-	(55)
Discount amortization	2	16	1	19
Gains on sales/calls	(3)	3	-	-
Net mark-to-market adjustment	(82)	(131)	-	(213)
Market Value 9/30/07	$673	$409	$2	$1,084

RWT Residential Prime CES Securities
Underlying Loan Characteristics
as of September 30, 2007
Number of loans	538,681	Wtd Avg FICO	737
Total loan face ($ in millions)	186,172	FICO: <= 620	2%
Average loan size ($ in 1000's)	$346	FICO: 621 - 660	5%
		FICO: 661 - 700	15%
Southern CA	24%	FICO: 701 - 740	26%
Northern CA	21%	FICO: > 740	51%
Florida	6%	Unknown	1%
New York	6%
Georgia	2%	Conforming at origination %	31%
New Jersey	3%	> $1 MM %	9%
Other states	38%
		2nd home %	6%
2007 origination	3%	Investment home %	2%
2006 origination	15%
2005 origination	31%	Purchase	42%
2004 origination and earlier	51%	Cash out refi	27%
		Rate-term refi	30%
Wtd Avg Original LTV	68%
Original LTV: 0 - 50	13%	Full doc	48%
Original LTV: 50 - 60	12%	No doc	8%
Original LTV: 60. - 70	22%	Other (limited, etc)	44%
Original LTV: 70 - 80	50%
Original LTV: 80 - 90	2%	2-4 family	2%
Original LTV: 90 - 100	1%	Condo	9%
		Single family	88%

The Redwood Review 3rd Quarter 2007	43

Residential Real Estate Securities

Alt-A Securities Portfolio
What is this?

Alt-A securities are residential mortgage-backed securities backed by loans that generally have higher credit quality characteristics than subprime, but lower credit quality characteristics than prime.

44	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Alt-A Securities Portfolio

The Redwood Review 3rd Quarter 2007	45

Residential Real Estate Securities

Alt-A Securities Portfolio

RWT Residential Alt-A Option ARM CES and Residuals
Prepayment Speeds
35%
34%
33%
32%
31%
30%
29%
28%
27%
26%
Q3:05
Q4:05
Q1:06
Q2:06
Q3:06
Q4:06
Q1:07
Q2:07
Q3:07

RWT Residential Alt-A Option ARM
BBB Spreads
1,400
1,300
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
7/15/05
9/15/05
11/15/05
1/15/06
3/15/06
5/15/06
7/15/06
9/15/06
11/15/06
1/15/07
3/15/07
5/15/07
7/15/07
9/15/07

46	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Alt-A Securities Portfolio

RWT Residential Alt-A Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	IGS	CES	OREI	Total
Market Value 6/30/07	$855	$172	$17	$1,044
Acquisitions	38	-	-	38
Moved due to ratings action	-	-	-	-
Transfers to / from other portfolios	17	11	-	28
Sales	-	-	-	-
Principal payments	(9)	(8)	(1)	(18)
Discount amortization	-	3	2	5
Gains on sales/calls	-	-	-	-
Net mark-to-market adjustment	(197)	(67)	(2)	(266)
Market Value 9/30/07	$704	$111	$16	$831

RWT Residential Alt-A CES Securities
Underlying Loan Characteristics
as of September 30, 2007
Number of loans	58,299	Wtd avg FICO	705
Total loan face ($ in millions)	20,719	FICO: <= 620	2%
Average loan size ($ in 1000's)	$355	FICO: 621 - 660	14%
		FICO: 661 - 700	30%
Southern CA	33%	FICO: 701 - 740	25%
Northern CA	19%	FICO: > 740	22%
Florida	10%	Unknown	7%
New York	2%
Georgia	1%	Conforming at origination %	44%
New Jersey	3%	> $1 MM %	15%
Other states	32%
		2nd home %	6%
2007 origination	21%	Investment home %	11%
2006 origination	21%
2005 origination	30%	Purchase	35%
2004 origination and earlier	28%	Cash out refi	43%
		Rate-term refi	22%
Wtd avg original LTV	75%
Original LTV: 0 - 50	4%	Full doc	16%
Original LTV: 50 - 60	6%	No doc	1%
Original LTV: 60 - 70	16%	Other (limited, etc)	76%
Original LTV: 70 - 80	62%	Unknown/not categorized	7%
Original LTV: 80 - 90	9%
Original LTV: 90 - 100	3%	2-4 family	4%
		Condo	11%
		Single family	85%

The Redwood Review 3rd Quarter 2007	47

Residential Real Estate Securities

Subprime Securities Portfolio

What is this?

Subprime securities are residential mortgage-backed securities backed by lower-quality loans.Many subprime borrowers have impaired credit histories.

RWT Subprime Portfolio Composition by Rating and Vintage as of September 30, 2007 (by market value, $ in millions)

Redwood Excluding Acacia							Acacia
		<=2004	2005	2006	2007	Total			<=2004	2005	2006	2007	Total
IGS	AAA	$ -	$ -	$ -	$ -	$ -	IGS	AAA	$ -	$4	$2	$10	$16
	AA	-	-	-	-	-		AA	45	46	17	19	127
	A	-	-	-	3	3		A	71	22	4	6	103
	BBB+	1	-	-	-	1		BBB+	28	-	15	7	50
	BBB	-	-	-	4	4		BBB	-	-	3	-	3
	BBB-	-	-	-	5	5		BBB-	4	-	9	-	13
IGS Total		1	-	-	12	13	IGS Total		148	72	50	42	312
CES	BB	-	-	-	-	-	CES	BB	-	-	4	-	4
	B	-	-	-	-	-		B	-	-	7	-	7
	NR	1	-	-	-	1		NR	-	-	1	-	1
CES Total		1	-	-	-	1	CES Total		-	-	12	-	12
OREI	RES	-	-	1	-	1	OREI	RES	-	-	-	-	-
	NIM	-	-	5	-	5		NIM	-	-	-	-	-
	IO	-	-	-	-	-		IO	-	-	-	-	-
OREI Total		-	-	6	-	6	OREI Total		-	-	-	-	-
Total		$2	$ -	$6	$12	$20	Total		$148	$72	$62	$42	$324

48	The Redwood Review 3rd Quarter 2007

Residential Real Estate Securities

Residential

Subprime Securities Portfolio

RWT Residential Subprime Securities*
Seriously Delinquent Trends by Vintage
as of September 30, 2007
(% of Original Balance, Months Since Issue)
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
0
2
4
6
8
10
12
14
16
18
20
22
24
26
28
30
32
34
36
* Excludes 2nd Lien and Re-performing Deals
<=2004
2005
2006
2007

RWT Residential Subprime
BBB & A Spreads
(BPS over LIBOR)
1400
1200
1000
800
600
400
200
0
Mar-00
Sep-00
Mar-01
Sep-01
Mar-02
Sep-02
Mar-03
Sep-03
Mar-04
Sep-04
Mar-05
Sep-05
Mar-06
Sep-06
Mar-07
Sep-07
BBB
A

The Redwood Review 3rd Quarter 2007	49

Residential Real Estate Securities

Subprime Securities Portfolio

RWT Residential Subprime Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	IGS	CES	OREI	Total
Market Value 6/30/07	$438	$3	$16	$457
Acquisitions	68	-	-	68
Moved due to ratings action	(22)	22	-	-
Transfers to / from other portfolios	-	-	-	-
Sales	(50)	-	-	(50)
Principal payments	(17)	-	(3)	(20)
Discount amortization	-	-	(5)	(5)
Gains on sales/calls	-	-	-	-
Net mark-to-market adjustment	(92)	(12)	-	(104)
Market Value 9/30/07	$325	$13	$7	$345

RWT Residential CES Subprime Securities
Underlying Loan Characteristics
as of September 30, 2007
Number of loans	47,114	Wtd avg FICO	644
Total loan face ($ in millions)	5,028	FICO: <= 620	32%
Average loan size ($ in 1000's)	107	FICO: 621 - 660	31%
		FICO: 661 - 700	21%
Southern CA	19%	FICO: 701 - 740	10%
Northern CA	13%	FICO: > 740	6%
Florida	12%	Unknown	0%
New York	4%
Georgia	2%	Conforming at origination %	82%
New Jersey	3%	> $1 MM %	0%
Other states	47%
		2nd Home %	1%
2007 origination	1%	Investment Home %	7%
2006 origination	99%
2005 origination	0%	Purchase	60%
2004 origination and earlier	0%	Cash out refi	37%
		Rate-term refi	3%
Wtd avg original LTV	86%
Original LTV: 0 - 50	15%	Full doc	53%
Original LTV: 50 - 60	2%	No doc	1%
Original LTV: 60 - 70	5%	Other (limited, etc)	46%
Original LTV: 70 - 80	36%	Unknown/not categorized	0%
Original LTV: 80 - 90	18%
Original LTV: 90 - 100	24%	2-4 family	7%
		Condo	8%
		Single family	85%

50	The Redwood Review 3rd Quarter 2007

Residential Real Estate Loans

Residential

Summary

What is this?

We invest in residential real estate loans that we acquire from mortgage origination companies. Most of the loans we acquire are prime-quality loans. We do not originate or service residential real estate loans. We fund our loan investments via securitization and with Redwood debt and capital.

Quarterly Update

➢
In the third quarter, our residential loan portfolio decreased from $8.4 billion to $7.6 billion. We acquired $82 million loans and sold $6.7 million seriously delinquent loans. Principal pay downs were $772 million. The average CPR was 37% for the third quarter versus 44% for all of 2006. Most of these loans are ARM loans that tend to prepay rapidly when the yield curve is flat or inverted.

➢
Interest income on our residential loans was $116 million in the third quarter, a decrease from $119 million in the previous quarter. This portfolio yielded 5.79%. The yield in the previous quarter was 5.91%.

➢
Premium amortization expenses, a component of interest income, were $8 million for the third quarter. We ended the third quarter with $7.6 billion principal value of loans and a loan premium balance of $99 million for an average basis of 101.19% of principal value. For several years we have not been able to amortize premium expense balances as quickly as the loans prepaid for accounting reasons. If short-term interest rates decline, under these accounting rules we would expect premium amortization expenses to increase significantly.

➢
Cumulative losses have been far lower than our original expectations. We expect losses to continue to increase as loans season. Credit reserves for this portfolio were $15.2 million (or 0.2%) of current loan balances at quarter-end. In the third quarter, we had a net overall recovery of $0.6 million of a previously realized loss on a loan that was repurchased by the originator.

➢
The seriously delinquent loans balance of $56 million was the same as the previous quarter, representing 0.20% of original balances, and an increase from 0.67% to 0.74% of current balances from the previous quarter.

➢
At the end of the third quarter, $7.6 billion of residential loans were financed via Sequoia securitizations and $6 million were financed with equity. Additional information on our residential loans can be found in Tables 9, 10, 11, and 14 of the Appendix.

The Redwood Review 3rd Quarter 2007	51

Residential Real Estate Loans

Residential Loans

Quarterly Update

52	The Redwood Review 2nd Quarter 2007

Residential Real Estate Loans

Residential

Residential Loans

Quarterly Update

RWT Residential Loan Portfolio
Activity
as of September 30, 2007
(by market value, $ in millions)
	Q307	Q207	Q306
Carrying Value Beginning	$8,352	$8,680	$10,454
Acquisitions	82	675	967
Sales	(13)	(2)	-
Principal payments	(781)	(989)	(1,567)
Premium amortization	(8)	(11)	(11)
Credit provision	(2)	(3)	(1)
Net charge-offs/(recoveries)	-	2	1
Carrying Value Ending	$7,630	$8,352	$9,843

RWT Residential Loan Portfolio
Loan Characteristics
as of September 30, 2007
Number of loans	21,981	Wtd Avg FICO	732
Total loan face ($ in millions)	7,547	FICO: <= 620	1%
Average loan size ($ in 1000's)	343	FICO: 621 - 660	5%
		FICO: 661 - 700	19%
Southern CA	15%	FICO: 701 - 740	27%
Northern CA	10%	FICO: > 740	48%
Florida	12%
New York	6%	Conforming at origination %	35%
Georgia	4%	> $1 MM %	15%
New Jersey	4%
Other states	48%	2nd home %	11%
		Investment home %	3%
2007 origination	12%
2006 origination	19%	Purchase	36%
2005 origination	5%	Cash out refi	32%
2004 origination and earlier	64%	Rate-term refi	31%
		Other	2%
Wtd avg original LTV	68%
Original LTV: 0 - 50	15%	Hybrid	31%
Original LTV: 50 - 60	11%	Adjustable	69%
Original LTV: 60 - 70	19%	Interest only	95%
Original LTV: 70 - 80	48%	Fully-amortizing	5%
Original LTV: 80 - 90	2%
Original LTV: 90 - 100	5%

The Redwood Review 3rd Quarter 2007	53

Commercial Real Estate Securities

Summary

What is this?

We invest in securities that are backed by pools of commercial real estate loans. These are represented on our balance sheet as part of real estate securities.

54	The Redwood Review 3rd Quarter 2007

Commercial Real Estate Securities

Commercial

Insights

•
Total commercial securities decreased by 11% in the third quarter, from $562 million to $499 million, as a result of $2 million acquisitions and $61 million negative market value changes. Less than $1 million of the total market value decline was expensed as impairments through our GAAP income statement.

•
Turmoil in the residential subprime mortgage sector continued to affect the CMBS and CRE CDO markets during the third quarter. Credit spreads for commercial securities widened and asset prices declined relative to prior periods. We intend to take advantage of the market dislocation by investing in attractively priced commercial assets funded with capital. As always, our investment strategy will focus on credit performance and underwriting quality.

•
We remain optimistic on our current investments and our future prospects in the commercial real estate sector even though we anticipate slower growth ahead. Our overall credit performance remains strong with serious delinquencies at low levels across all major property types. Total serious delinquencies in our commercial CES portfolio were $181 million, or 0.28% of the $65 billion in loans that we credit-enhance.

The Redwood Review 3rd Quarter 2007	55

Commercial Real Estate Securities

Commercial Investment-Grade Securities

Quarterly Update

RWT Commercial IGS Composition by Rating and Vintage as of September 30, 2007 (by market value, $ in millions)
Redwood Excluding Acacia						Acacia
	<=2004	2005	2006	2007	Total		<=2004	2005	2006	2007	Total
AAA	$ -	$ -	$ -	$ -	$ -	AAA	$0	$9	$2	$0	$11
AA	-	-	-	-	-	AA	2	0	0	0	2
A	-	-	-	-	-	A	17	4	0	0	21
BBB+	-	-	-	-	-	BBB+	4	6	0	0	10
BBB	-	-	-	-	-	BBB	9	18	0	0	27
BBB-	1	-	-	-	1	BBB-	14	16	2	0	32
IGS Total	$1	$ -	$ -	$ -	$1	IGS Total	$46	$53	$4	$0	$103

56	The Redwood Review 3rd Quarter 2007

Commercial Real Estate Securities

Commercial

Commercial Investment-Grade Securities

Quarterly Update

➢
Our commercial IGS declined by $7 million (or 6%) to $104 million in the third quarter. This decrease was due to $6 million negative market value changes and $3 million of principal paydowns. We purchased $2 million of IGS and had no sales during the quarter.

➢
The total market value decline of $6 million in commercial IGS was primarily the result of spread widening due to low market liquidity. These securities have proven difficult for many market participants to leverage, despite their generally attractive credit profiles.

➢	Interest income generated by commercial IGS was $2 million for the third quarter. The yield for the quarter was 6.20%, an increase from 6.18% in the previous quarter.

➢
The performance of our commercial IGS portfolio remains strong, with two of our IGS recently being upgraded by Moody’s. We do not maintain GAAP credit reserves against our commercial IGS, since we expect external credit-enhancement to protect our investments from principal losses. We have never incurred a principal loss on any commercial IGS.

➢
The interest rate characteristics of commercial IGS were 80% fixed-rate and 20% adjustable-rate. We use interest rate agreements to reduce interest rate mismatches that may occur between assets and their associated liabilities.

➢	At September 30, 2007, 99% of our commercial IGS were financed via our Acacia CDO program.

➢	Additional information on this portfolio can be found in Tables 9, 10, and 18 of the Appendix.

The Redwood Review 3rd Quarter 2007	57

Commercial Real Estate Securities

Commercial Investment-Grade Securities

Quarterly Update

RWT Commercial CES Composition by Rating and Vintage as of September 30, 2007 (by market value, $ in millions)
Redwood Excluding Acacia						Acacia
	<=2004	2005	2006	2007	Total		<=2004	2005	2006	2007	Total
BB+	$7	$ -	$2	$ -	$9	BB+	$7	$19	$29	$8	$63
BB	3	-	5	1	9	BB	23	17	22	3	65
BB-	1	-	-	1	2	BB-	3	19	27	2	51
B+	-	-	6	5	11	B+	2	7	8	0	17
B	-	-	3	2	5	B	2	6	16	0	24
B-	-	-	5	6	11	B-	2	7	9	0	18
NR	15	35	54	6	110	NR	0	0	0	0	0
CES Total	$26	$35	$75	$21	$157	CES Total	$39	$75	$111	$13	$238

58	The Redwood Review 3rd Quarter 2007

Commercial Real Estate Securities

Commercial

Commercial Credit-Enhancement Securities

Quarterly Update

➢	Our commercial CES decreased by $56 million (or 12%) in the third quarter to $395 million due to negative market value changes. There were no acquisitions or sales during the quarter.

➢
The $56 million market value decline was primarily due to widening credit spreads amidst low market liquidity. Of the total decline, $55 million was unrealized and recorded on our balance sheet, as the underlying credit performance of these securities remains strong. The remaining $1 million was recorded as impairment to our income statement during the third quarter.

➢	Interest income generated by commercial CES was $11 million for the third quarter. The yield for the quarter was 9.47%, a decrease from 9.75% in the previous quarter.

➢	Seriously delinquent commercial loans (60 days or more delinquent) underlying commercial CES were $181 million, an increase of $108 million from the previous quarter.

➢
The majority of the increase in seriously delinquent loans was concentrated in one $86 million loan. This loan was made to finance the acquisition of a regional shopping mall near Houston, TX. Although the borrower has recently declared bankruptcy, the prognosis for this loan is good. We currently do not expect a loss as the collateral appears to be sufficient to cover the outstanding loan balance if the property is liquidated. The loan was also underwritten with in-place reserves, which have been used to bring the delinquent balance current as of October 15, 2007. We anticipate that the resolution of this loan will take a number of months to occur.

➢
Of the remaining $95 million in serious delinquencies, $48 million is contained within one security that we deemed impaired during a prior period. We currently have a zero cost basis in this security, with no risk of future write-downs affecting our GAAP income statement.

➢
There were less than $1 million in realized credit losses during the quarter. Credit losses on this portfolio to date total less than one basis point (0.01%) of underlying loans, or $2 million. Our GAAP credit reserves for commercial CES were $310 million ($11.60 per share) at September 30, 2007, or 0.44% of underlying loan balances.

➢
Most of our commercial CES ($287 million or 73%) are in a second-loss or more senior position. For the remaining $108 million of securities that are in a direct first-loss position, 42% share losses with other CES investors.

➢	Additional information on commercial CES can be found in Tables 9, 10, 15, 16, and 18 of the Appendix.

The Redwood Review 3rd Quarter 2007	59

Commercial Real Estate Loans

Summary

What is this?

We invest in commercial real estate loans. These are represented on our balance sheet as part of real estate loans.

Insights

•	Our commercial loan portfolio was unchanged during the third quarter, at $26 million. No new delinquencies occurred during the quarter.

•	Our $26 million b-note investments are financed through Acacia CDO securitizations.

•	Additional information on our commercial loans can be found in Tables 9, 10, 15, and 17 of the Appendix.

60	The Redwood Review 3rnd Quarter 2007

CDO Securities

CDO

Summary

What is this?

We invest in securities issued from collateralized debt obligation (CDO) sponsored by third parties. Typically, the collateral pool underlying these securities consists of a mixture of residential and commercial investment-grade securities and near IGS.

Insights

•
The third quarter ended much like it began, with the market for CDO securities remaining in a state of severe price dislocation and increased credit deterioration. The severe liquidity issues experienced by many CDO investors during the quarter coupled with ongoing ratings downgrades from the credit rating agencies have continued to keep the overall market for CDO securities in a state of disarray.

•
New issuance activity was virtually nonexistent during the quarter for commercial, mezzanine, and high grade collateral backed CDO deals. Currently, high yield loan-backed CDOs have been the only deals to price during the third quarter.

•
Market pricing transparency for CDOs traded in the secondary market is extremely poor; thus, market prices for our own CDO portfolio are difficult to determine and are subject to greater than normal volatility going forward.

•
CDO securitizations backed by collateral pools containing high concentrations of 2006 and 2007 vintage subprime securities rated BBB and BBB- continue to be those experiencing the greatest degree of price decline. However, we started to see other types of collateral being affected by rating downgrades, thus certain CDO deals backed by higher rated subprime securities as well as alt-a securities and 2005 vintage subprime securities are experiencing some performance issues.

•
As of September 30, 2007, 5 of the 88 CDO securities owned by Acacia were downgraded and one placed on credit watch negative by the credit rating agencies. We recorded impairments on seven 2004 through 2007 vintage CDO assets this quarter, resulting in a $13 million charge against income.

•
We believe the impact of poor loan performance as well as the recent ratings downgrades by the rating agencies regarding 2006 and 2007 residential securities could cause additional losses on our CDO securities in subsequent quarters. Additionally, we believe there is a strong possibility that these potential losses could impact some of the AA and AAA rated CDO securities that we own.

•
We have no immediate plans to sell any CDO securities but we continue to monitor our portfolio and will take action to sell underperforming assets if possible and where appropriate. However, the current illiquidity in the secondary market for CDO securities could make it difficult to sell any securities.

•
We believe there will be some very attractive buying opportunities on a going forward basis. We continue to believe that we will be able to capitalize on these opportunities and have maintained resources focused on evaluating acquisition of CDO securities.

The Redwood Review 3rd Quarter 2007	61

CDO Securities

CDO Investment-Grade Securities

Quarterly Update

RWT CDO IGS Porfolio Porfolio Composition by Vintage and Rating as of September 30, 2007 (by market value, $ in millions)
	< 2005	2006 & 2007	Total
AAA	$32	$29	$61
AA	20	2	22
A	29	10	39
BBB	25	28	53
Total	$106	$69	$175

62	The Redwood Review 3rd Quarter 2007

CDO Securities

CDO

CDO Investment-Grade Securities

Quarterly Update

➢
Our total investment in CDO IGS decreased 26% during the third quarter, to $175 million from $235 million as a result of market value decreases totaling $57 million and an additional $3 million of net decreases related to pay downs and rating changes.

➢	At September 30, 2007, $170 million of our CDO IGS portfolio was financed via securitization in our Acacia CDO program and the remaining $5 million was funded with Redwood capital.

➢
Interest income generated by the CDO IGS portfolio during the third quarter was $5 million, consistent with interest income generated in the second quarter of 2007. The yield for the third quarter was 7.22%, 14 basis points higher than the yield in the second quarter. Substantially all of these assets earn a floating rate of interest based on the LIBOR interest rate.

➢	As of September 30, 2007, we recorded impairment charges totaling $9 million related to five CDO IGS assets.

➢
We use interest rate agreements to reduce mismatches of interest rate characteristics between the fixed-rate CDO IGS we own and the floating-rate CDO securities issued by Acacia to finance these assets.

The Redwood Review 3rd Quarter 2007	63

CDO Securities

CDO Credit-Enhancement Securities

Quarterly Update

RWT CDO CES Porfolio Porfolio Composition by Vintage and Rating as of September 30, 2007 (by market value, $ in millions)
	< 2005	2006 & 2007	Total
BB	$11	$3	$14
NR	-	3	$3
Total	$11	$6	$17

64	The Redwood Review 3rd Quarter 2007

CDO Securities

CDO

CDO Credit-Enhancement Securities

Quarterly Update

➢	Our CDO CES portfolio decreased by $4 million due to mark-to-market adjustments during the third quarter to $17 million in comparison to the second quarter of 2007.

➢	At September 30, 2007, $13 million of CDO CES was financed via our Acacia CDO program and $4 million was financed with capital.

➢	Approximately 81% of the $17 million of CDO CES was backed by commercial real estate collateral.

➢	Interest income generated by CDO CES was $0.9 million for the third quarter. The yield for the quarter was 15.39%, an increase over the previous quarter’s yield of 14.38%.

➢	As of September 30, 2007, we recorded impairment charges totaling $4 million dollars related to two CDO CES assets.

The Redwood Review 3rd Quarter 2007	65

Redwood Capital and Liquidity

Summary

What is this?

Our capital base includes equity plus $150 million subordinated notes (trust preferreds).

We use capital to fund operations and working capital, investments in illiquid or credit-sensitive assets, and to meet lender capital requirements with respect to the collateralized borrowings we undertake. We also hold capital as a reserve to meet liquidity needs that may arise.

Through our internal risk-adjusted capital policies, we estimate the amount of capital we need to manage our current book of business, and to set aside a prudent level of reserve capital. Any capital that exceeds our risk-adjusted capital guideline amount is excess capital that can be used to support business growth.

Insights

•	Our liquidity position was strong at the beginning of the quarter and even stronger at the end of the quarter. We had $322 million net liquidity at September 30, 2007.

•
We had $298 million excess capital at September 30, 2007, an increase from $158 million at the beginning of the quarter. Our excess capital increased as a result of two successful Sequoia securitizations of prime residential whole loans, sales of most of our AAA-rated securities that were funded with debt, and sales of delinquent loans.

•	We believe our strengthened liquidity and capital positions provide us with options and flexibility. We are well positioned to build our franchise and make good long-term investments in our core residential and commercial credit-enhancement business.

•	Our rate of excess capital utilization will depend on future market conditions. In this market, large and attractive investment opportunities may arise suddenly. We expect that our current excess capital will be absorbed during the next one to three quarters.

66	The Redwood Review 3rd Quarter 2007

Redwood Capital and Liquidity

Capital

Quarterly Update

➢
Our net liquidity at September 30, 2007 totaled $322 million and included $310 unrestricted cash, $6 million residential real estate loans, and $45 million AAA-rated securities, less $39 million of Redwood debt.

➢
Duringthe quarter, we took several actions to improve our overall liquidity position, including increasing cash levels and decreasing our reliance on short-term borrowing (which have become unstable). We increased our net liquidity during the third quarter primarily as a result of two residential securitizations, and the sale of most of our AAA-rated securities and remaining residential loans.

➢
At September 30, 2007, we had $298 million of excess capital, an increase from the $158 million excess capital we had at June 30, 2007 and the $183 million with which we began the year. We derive our excess capital figures by calculating the amount of cash we have available for investment if we fully leveraged our loans and securities in accordance with our internal risk-adjusted capital policies and deducted from the resulting cash balances an amount we believe is sufficient to fund operations, working capital, and provide for any liquidity risks. We include long-term subordinated notes as part of our capital base calculations.

➢
Uses of capital during the third quarter included acquisitions ($19 million) and dividends ($22 million). Sources of capital included sales ($43 million), net recycling of capital through securitization ($78 million), equity issuance ($7 million), and net cash flows received from our portfolio after operating costs ($53 million).

➢
Capital employed decreased in the third quarter from $877 million to $585 million primarily as a result of decreases in market values on our investments. Market declines do not have a large effect on excess capital, since, for the most part, asset value declines result in an equal reduction of both total capital and also of capital required under our internal risk-adjusted capital guidelines.

➢
Our total capital base declined from $1.0 billion at June 30, 2007 to $0.9 billion at September 30, 2007. The primary reason was the decline in market values on our investments. Our total capital base equals capital at work plus excess capital.

The Redwood Review 3rd Quarter 2007	67

Redwood Debt

Summary

What is this?

Redwood debt is all the debt incurred by Redwood Trust, with the exception of subordinated notes that we count as part of our capital base.

68	The Redwood Review 3rd Quarter 2007

Redwood Debt

Debt

Quarterly Update

➢
During the quarter, Redwood debt decreased from $0.9 billion at June 30, 2007 to $39 million at quarter end. This primarily reflects our efforts during the quarter to free up capital invested in whole loans and AAA-rated securities for deployment into higher yielding assets and reduce our exposure to short-term collateralized financing facilities, which have become unstable.

➢	Redwood debt balances were $39 million at the end of the third quarter of 2007 and collateralized by $45 million of AAA-rated securities.

➢
Interest expense for Redwood debt was $6 million for the third quarter, a decrease from the $23 million expense in the previous quarter as we significantly reduced our short term borrowings early in the third quarter of 2007.

➢
The cost of funds for Redwood’s debt was 5.87% for the third quarter and 5.99% for the second quarter. Our debt expense varies, due to short-term interest rates, the type of facility used, and the type of collateral financed.

➢
At September 30, 2007, all Redwood debt was short-term debt collateralized by the pledge of assets. Maturities are generally one year or less, and the interest rate usually adjusts to market levels each month.

➢	When we fund fixed-rate or hybrid-rate assets with Redwood debt, we may use interest rate agreements to reduce the interest rate mismatch between the asset and the liability.

➢
In the past, we have issued commercial paper (CP) of the highest CP rating of A1+P1 under our Madrona program. We stopped using this facility in July 2007. Given the subsequent events in the mortgage financing markets and issues with others’ structured investment vehicles, we are not certain at this time when, or if, we will be able to rely on this form of financing again.

The Redwood Review 3rd Quarter 2007	69

Acacia CDO ABS Issued

Summary

What is this?

We finance a majority of our investments in securities using proceeds from collateralized debt obligation (CDO) securitizations. We sell a diverse pool of our residential, commercial, and CDO real estate securities (primarily rated investment-grade or BB) to an independent securitization entity (typically called Acacia) that creates CDO securities. The newly created CDO ABS securities that are rated investment-grade are sold to third-party investors. Redwood earns ongoing asset management fees for managing the Acacia entities. In addition, Redwood acquires most of the CDO CES that Acacia creates. By acquiring Acacia CDO CES, Redwood earns the net interest income created when the yield on the assets in the Acacia collateral pool exceeds the interest payments required and made to the buyers of the CDO ABS securities Acacia has sold. Acacia CDO ABS are not obligations of Redwood Trust. However, they are shown on our consolidated balance sheet as part of ABS issued liabilities.

Insights

•
The market for new issuance CDO ABS securities remains in a distressed state. New issuance activity in the third quarter was minimal. Dealers maintained high levels of inventory and pricing on all securities has remained in a state of severe dislocation as a result of the lack of demand and increased risk associated with deals backed by 2006 and 2007 vintage assets.

•
CDO ABS issuance comprised of commercial, mezzanine, and high grade backed collateral virtually ground to a halt during the third quarter. Total issuance decreased by 69% over the previous quarter, with issuance in the mezzanine and CRE CDO sector being impacted most dramatically and posting a 69% and 86%, decrease respectively, when compared to the second quarter.

•
The continued dislocation within the mortgage sector, poor performance of 2006 and 2007 vintage subprime collateral, and lack of any discernible market for new issue CDO ABS has caused us to suspend any new CDO ABS issuance through the remainder of 2007. However, we believe that once the market stabilizes and investor confidence returns we should be able to continue to leverage our competitive advantages in the CDO business and maintain our status as a market participant and quality issuer in the CDO ABS markets.

•
Within our Acacia CDOs, we limited our exposure to the riskier 2006 and 2007 vintage subprime collateral and in the limited incidents where we did acquire subprime securities issued in 2006 and 2007, we focused our purchases in AA and A rated securities, with small exposure to BBB and BBB- rated securities. However, even with these efforts, the decline in credit quality of the underlying subprime and CDO collateral within Acacia has exceeded our original estimates and there is the possibility that investments we made in A and AA rated securities could be at risk for ratings downgrades and possibly for eventual losses.

70	The Redwood Review 3rd Quarter 2007

Acacia CDO ABS Issued

ABS Issued

Quarterly Update

The Redwood Review 3rd Quarter 2007	71

Acacia CDO ABS Issued

Quarterly Update

➢	Acacia CDO ABS outstanding remained at $3.4 billion during the third quarter of 2007, as we did not issue any new CDO ABS during the quarter.

➢
The cost of funds of issued Acacia CDO ABS was 6.19% in the third quarter of 2007 as compared to 6.00% for the second quarter of 2007. Interest expense, net of interest rate agreements, for Acacia ABS issued was $53 million for the third quarter of 2007.

➢
At September 30, 2007, the credit ratings for Acacia bonds outstanding were $2.7 billion AAA, $320 million AA, $193 million A, and $145 million BBB. In addition, Acacia has sold a portion of its unrated CDO CES (CDO equity) to third parties, of which $23 million was outstanding at September 30, 2007.

➢
Through September 30, 2007, we have had 156 securities whose ratings were upgraded and 24 securities whose ratings were downgraded within the existing Acacia program. During the third quarter, Acacias 10, 11, 12, and OA 1 experienced the greatest number of securities to be downgraded. Conversely, our earlier issued Acacias (5 through 9 and Acacia CRE) contained the majority of securities that received rating upgrades. Subsequent to September 30, 2007, the rating agencies have continued to issue downgrade actions related primarily to subprime and CDO collateral of the 2006 and 2007 vintage.

72	The Redwood Review 3rd Quarter 2007

Acacia CDO ABS Issued

ABS Issued

Quarterly Update

➢
For managing the outstanding Acacia transactions, Redwood’s taxable asset management subsidiaries earned $2 million of asset management fees during the third quarter of 2007. This income was sourced from the assets owned by Acacia, and these assets are consolidated on our GAAP balance sheet. Thus, for GAAP purposes we include this asset management income as part of interest income.

➢	Additional information about Acacia CDO ABS issued can be found in Table 21 of the Appendix.

Acacia Ratings Upgrade/Downgrade Summary
as of September 30, 2007
	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	All Acacias
	5	6	7	8	CRE1	9	10	11	OA1	12	thru Sept. 07 *
Issuance Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07
Upgrades	51	30	20	14	7	11	11	10	0	2	156
Downgrades	2	1	1	2	1	0	7	6	0	4	24
Positive Watch	4	2	0	0	0	0	0	0	0	1	7
Negative Watch	0	0	0	0	0	0	1	1	0	1	3
Up/Down Ratio	51 to 2	30 to 1	20 to 1	14 to 2	7 to 1	11 to 0	11 to 7	10 to 6	0 to 0	2 to 4	156 to 24
* Does not include Acacia 1, 2, 3, and 4 as each exercised their optional redemptions.

The Redwood Review 3rd Quarter 2007	73

Sequoia ABS Issued

Summary

What is this?

We finance a portion of our residential whole loans by securitizing them. We sell loans to an independent securitization entity (typically called Sequoia) that creates and issues asset-backed securities (ABS) backed by these loans. Most of the investment-grade rated Sequoia ABS are sold to third party investors. Redwood usually acquires most of the credit-enhancement securities (CES) and the interest-only securities (IO) that Sequoia creates, as well as a portion of Sequoia’s IGS. When Redwood acquires Sequoia IO, we earn the net interest income created when the yield on Sequoia’s loans exceeds the cost of funds of Sequoia ABS issued. Sequoia ABS are not obligations of Redwood Trust, although they are shown on our consolidated balance sheet as part of ABS issued liabilities.

Insights

•	We completed two Sequoia securitizations in the third quarter of 2007.

•	Sequoia ABS issued are backed by prime hybrid and ARM mortgages.

74	The Redwood Review 3rd Quarter 2007

Sequoia ABS Issued

ABS Issued

Quarterly Update

➢	Sequoia ABS issued and outstanding increased from $7.2 billion to $7.4 billion during the third quarter. In the third quarter, the CPR for the loans owned by Sequoia entities was 37%.

➢
We completed two securitizations during the third quarter, financing $415 million prime hybrid mortgages and $496 million prime ARM mortgages. In conjunction with the securitization, Sequoia issued $818 million AAA-rated ABS and another $21 million of investment-grade ABS. The ABS had similar interest rate characteristics to the underlying loans, thus minimizing our interest rate risk. The current cost of funds on the newly issued ABS was 5.71%.

➢	Interest expense for Sequoia ABS issued was $103 million for the third quarter for a cost of funds of 5.54%.

➢
Redwood’s economic risk with respect to Sequoia’s assets and liabilities is generally limited to the value of Sequoia ABS we have acquired, which at September 30, included $32 million market value IO securities rated AAA, $46 million CES, and $16 million IGS. For GAAP accounting purposes, we account for Sequoia transactions as financings, so the assets owned by Sequoia are consolidated with our assets and the ABS bonds issued by Sequoia are consolidated with our liabilities. As a result, the Sequoia ABS we acquire do not appear on our GAAP balance sheet, but rather are implicitly represented as the excess of consolidated Sequoia assets over consolidated Sequoia liabilities.

➢	Additional information about Sequoia ABS issued can be found in Tables 19 and 20 of the Appendix.

The Redwood Review 3rd Quarter 2007	75

Glossary

NOTE: Not all companies and analysts calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA

Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations generally consists of IGS and, in some pools, some below-investment-grade rated securities backed by residential prime, residential subprime, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)

Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of two to 10 years and then become adjustable-rate).

ALT-A SECURITIES

Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. For example, in an alt-a loan the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Alt-a loans may also have expanded criteria that allow for higher debt-to-income ratios with higher accompanying LTV than would otherwise be permissible for prime loans.

ASSET-BACKED SECURITIES (ABS)

ABS are securities backed by financial assets that generate cash flows. Each ABS issued from a securitization entity has a unique priority with respect to receiving principal and interest cash flows from the assets, and absorbing any credit losses, owned by the entity.

BOOK VALUE

Book value is the value of our common equity. As measured for GAAP, reported book value generally incorporates mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities.

COLLATERALIZED DEBT OBLIGATION (CDO) SECURITIZATIONS

The securitization of a diverse pool of assets. See “Acacia”.

76	The Redwood Review 3rd Quarter 2007

Glossary

CDO EQUITY SECURITIES

CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL B-NOTE LOANS

Commercial b-note loans are structured loans that are subordinated to the more senior portions of loans secured by the same commercial real estate.

COMMERCIAL MEZZANINE LOANS

Commercial mezzanine loans are junior subordinated loans that are not secured by a lien on commercial real estate; rather, they are secured by a pledge from an equity entity of its equity interests in commercial real estate.

COMMERCIAL WHOLE LOANS

Commercial whole loans are unsecuritized first-lien loans that are secured by commercial real estate.

CONDUIT

An entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EARNINGS

Core earnings is not a measure of earnings in accordance with GAAP. In calculating core earnings, we attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature, or that primarily relate to the past with little relevance to the future. In calculating core earnings, we are trying to show the trend of underlying ongoing earnings. For example, we sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that can obscure the underlying trend of our long-term portfolio earnings. Thus, we exclude realized gains (and losses) resulting from asset sales and calls that are included in GAAP income. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets. GAAP earnings also include mark-to-market income and expenses for certain of our assets and interest rate agreements. These are unrealized market value fluctuations, and we exclude them from core earnings. Core earnings also exclude other, one-time expenses such as severance.

Management believes that core earnings provide relevant and useful information regarding results from operations. This information can be used in conjunction with and in addition to GAAP measures of performance. Core earnings can be useful, in part, because market valuation adjustments on only a portion of our assets and none of our liabilities are recognized through the income statement under GAAP. Thus, GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole and may not be a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect ongoing earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 in the Appendix.

The Redwood Review 3rd Quarter 2007	77

Glossary

CORE EQUITY (CORE BOOK VALUE)

Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for certain of our assets and interest rate agreements (“accumulated other comprehensive income”). Core equity excludes these mark-to-market adjustments. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 7 of the Appendix.

CONSTANT (OR CONDITIONAL) PREPAYMENT RATE (CPR)

Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)

Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced because they carry less credit risk. Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities and B-pieces. For a typical securitization of prime residential loans, there are three CES: the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss has a credit rating of B, and the first-loss is unrated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, are structured differently. Nevertheless, the non-investment rated securities issued from these securitizations function as credit-enhancement securities for these transactions.

GAAP

Generally Accepted Accounting Principles in the United States.

INTEREST-ONLY SECURITIES (IOs)

Interest-only securities (IOs) are specialized securities that are backed by income-producing assets. They receive interest payments calculated by a formula wherein IO cash flows vary as a function of interest payments generated by the underlying assets within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities issued by that entity. Typically, IOs do not have a principal balance and they will not receive principal payments. Interest payments to IOs usually equal an interest rate formula multiplied by a “notional” principal balance. The notional principal balance for an IO is typically reduced over time as the actual principal balance of the underlying pool of assets pays down, thus reducing the cash flows to the IO over time. IO cash flows are typically reduced more quickly if asset prepayments accelerate.

78	The Redwood Review 3rd Quarter 2007

Glossary

LEVERAGE RATIOS

We use collateralized debt to finance on the accumulation of inventory assets prior to sale to a securitization entity and to finance investments in high-quality loans and IGS. As we increase these investments, Redwood debt is growing, although balances are still at what would be considered by many analysts to be low levels for financial institutions. However, because of the consolidation of independent securitization entities, it appears on our GAAP Consolidated Financial Statements that Redwood is highly leveraged, with total liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining Redwood’s financial leverage, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating the ratio.

MARK-TO-MARKET ACCOUNTING

Mark-to-market accounting uses estimated current fair market values of assets, liabilities, and hedges. Many of our assets currently are carried on our balance sheet at their market value rather than historical amortized cost. The changes in the fair market value of some of our assets and hedges are reported through our income statement. Increasingly in the future, we expect to use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This will likely make quarter-to-quarter GAAP earnings trends more volatile, although core earning and taxable income will not be affected to the same degree.

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)

Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. One of these options allows the borrower to make a minimum payment. This minimum payment is less than the interest accrued on the mortgage during that period. As a result of this feature, the borrower’s loan balance may increase (causing negative amortization of the loan balance).

NET INTEREST MARGIN SECURITIES (NIMs)

Net interest margin securities (NIMs) are securities backed by cash flows that otherwise would be payable to the residual security. Through a new securitization, cash flows are diverted from the residual to amortize the NIM principal in addition to paying a coupon on the NIM. Since NIMs receive cash flows immediately or soon after securitization and tend to have short-averaged lives, they are rated by a rating agency. Rating can range from AAA down to single-B. NIMs are mostly an interest-only (IO) security because residuals (which back the NIMs) are mostly an IO security. Effectively, the IO-like cash flow is transformed into coupon and principal payments on the NIM.

OPTION ARMS

See Negative Amortization Adjustable-rate mortgages

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Glossary

OTHER REAL ESTATE INVESTMENTS

Other real estate investments (OREI) are assets that we mark-to-market for income statement purposes, in many cases because they may otherwise be deemed to contain embedded derivatives for accounting purposes under FAS 155.

PRIME RESIDENTIAL REAL ESTATE LOANS

Prime loans are residential loans with high quality credit characteristics, such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater reserves, and more documentation.

PRIME SECURITIES

Prime securities are residential mortgage-backed securities backed by high credit, quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted averages LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS

Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin in their work analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary strongly over time, and may not be comparable in economic reality to assets typically used in these calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for some analyses of Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

REAL ESTATE INVESTMENT TRUST (REIT)

A REIT is an entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications, including the distribution as dividends of at least 90% of REIT taxable income. A REIT’s profits are not taxed at the corporate level to the extent that these profits are distributed as dividends to stockholders. This provides an operating cost savings, as most profits are not taxed at the entity level. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REDWOOD DEBT

Redwood debt is all the debt that is an obligation of Redwood, with the exception of junior subordinated notes that we treat as part of our capital base. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of Redwood debt, we issue collateralized commercial paper.

80	The Redwood Review 3rd Quarter 2007

Glossary

REIT RETAINED TAXABLE INCOME

REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes and excise taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 in the Appendix.

REIT SUBSIDIARY

A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME

REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its qualified REIT subsidiaries (excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distributions to shareholders. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (up to 10% of total REIT taxable income). A reconciliation of REIT taxable income to GAAP income appears in Table 3 in the Appendix.

RESIDUALS

Residuals are first-loss securities that are not rated by a rating agency. Residuals are called such because they get the last (or residual) claim on the cash flow from a securitization after ABS debt interest expense, losses, and servicing have been deducted from the interest paid by the underlying mortgage loans. The value of residual securities can vary greatly and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY

ROE is the amount of profit we generate each year per dollar of equity capital and equals GAAP income divided by GAAP equity. Adjusted ROE is GAAP income divided by core equity. Core equity excludes balance sheet mark-to-market adjustments. Thus, only those asset market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of ROE to adjusted ROE appears in Table 8 in the Appendix.

SEQUOIA

Sequoia is the brand name for most of the securitizations of residential real estate loans we have sponsored.

SUBPRIME SECURITIES

Subprime securities are residential mortgage-backed securities backed by loans to borrowers who have impaired credit histories, but who appear to exhibit the ability to repay the current loan. Typically, these borrowers have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages and may have experienced credit problems in the past, such as late payments or bankruptcies.. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

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Glossary

Typical characteristics of subprime loan pools include more than 60% of loans with FICO scores below 680; weighted average LTV over 85%; more than 70% of loans with LTV over 75%; loans with LTV over 80% with no mortgage insurance.

TAXABLE SUBSIDIARY

A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME

Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to shareholders, plus all of the taxable income earned at our taxable subsidiaries, less corporate income taxes and excise taxes paid. A reconciliation of total retained taxable income to GAAP income appears in Table 3 in the Appendix.

TOTAL TAXABLE INCOME

Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. The remainder of our total taxable income is income we earn in taxable subsidiaries. We pay income tax on this income and we generally retain the after-tax income at the subsidiary level. A reconciliation of total taxable income to GAAP income appears in Table 3 in the Appendix.

82	The Redwood Review 3rd Quarter 2007

Financial Tables 3rd Quarter 2007

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Table 1: GAAP Earnings ($ in thousands, except per share data)

										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006

Interest income	$205,748	$208,039	$207,906	$213,504	$217,504	$214,544	$224,795	$234,531	$246,810	$621,693	$656,843
Net securities discount amortization income	20,514	23,849	20,268	18,665	17,842	13,234	13,245	10,971	11,523	64,631	44,321
Other real estate investment interest income	1,275	669	2,465	-	-	-	-	-	-	4,409	-
Non real estate investment interest income	1,143	464	-	-	-	-	-	-	-	1,607	-
Net loan premium amortization expense	(8,349)	(10,863)	(11,705)	(13,272)	(11,232)	(12,046)	(11,982)	(13,486)	(14,507)	(30,917)	(35,260)
(Provision for) reversal of credit reserve	(1,507)	(2,500)	(3,829)	(1,506)	(465)	2,506	(176)	(877)	805	(7,836)	1,865
Total GAAP interest income	218,824	219,658	215,105	217,391	223,649	218,238	225,882	231,139	244,631	653,587	667,769

Interest expense on Redwood debt	(5,858)	(22,700)	(31,094)	(16,520)	(9,422)	(1,822)	(2,072)	(3,521)	(3,789)	(59,652)	(13,316)

ABS interest expense consolidated from trusts	(155,661)	(140,512)	(131,391)	(152,043)	(165,177)	(171,659)	(178,183)	(186,433)	(190,996)	(427,564)	(515,019)
ABS issuance expense amortization	(4,616)	(5,681)	(7,068)	(7,897)	(5,786)	(6,079)	(5,907)	(6,069)	(5,162)	(17,365)	(17,772)
ABS interest rate agreement income	1,959	3,358	1,646	2,497	3,317	3,678	2,980	3,573	623	6,963	9,975
ABS issuance premium amortization income	2,096	2,294	1,869	1,529	2,395	2,363	2,527	2,793	2,733	6,259	7,285
Total consolidated ABS expense	(156,222)	(140,541)	(134,944)	(155,914)	(165,251)	(171,697)	(178,583)	(186,136)	(192,802)	(431,707)	(515,531)

Subordinated notes interest expense	(3,150)	(2,516)	(2,057)	(423)	-	-	-	-	-	(7,723)	-

GAAP net interest income	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$41,481	$48,040	$154,505	$138,922

Fixed compensation expense	(4,560)	(4,286)	(4,616)	(3,688)	(3,437)	(3,310)	(3,437)	(2,879)	(2,802)	(13,462)	(10,184)
Variable compensation expense	1,096	(198)	(2,251)	(1,666)	(2,630)	(1,900)	(1,514)	(2,110)	(1,980)	(1,353)	(6,044)
Equity compensation expense	(2,593)	(3,540)	(3,349)	(3,233)	(2,579)	(2,991)	(2,694)	(2,793)	(2,145)	(9,482)	(8,264)
Severance expense	0	0	(2,380)	0	0	0	0	0	0	(2,380)	0
Other operating expense	(5,455)	(4,670)	(4,479)	(4,732)	(4,425)	(5,149)	(4,505)	(4,685)	(4,362)	(14,604)	(14,079)
Due diligence expenses	(220)	(78)	(707)	(532)	(384)	(2,687)	(432)	(298)	(1,075)	(1,005)	(3,503)
Total GAAP operating expenses	(11,732)	(12,772)	(17,782)	(13,851)	(13,455)	(16,037)	(12,582)	(12,765)	(12,364)	(42,286)	(42,074)

Realized gains (losses) on sales	(1,460)	1,428	303	5,308	4,968	8,241	1,062	14,815	23,053	271	14,271
Realized gains on calls	3,284	1,310	843	1,511	722	747	0	4,265	2,914	5,437	1,469
Unrealized market valuation adjustments	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,205)	(1,051)	(142,460)	(11,184)
Net gains and valuation adjustments	(100,942)	(26,692)	(9,118)	5,415	433	5,993	(1,870)	17,875	24,916	(136,752)	4,556

Provision for income taxes	(1,837)	(3,021)	(1,801)	(407)	(3,538)	(3,265)	(2,760)	(4,097)	(4,693)	(6,659)	(9,563)
GAAP net income (loss)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	($31,192)	$91,841

Diluted average shares	27,892	28,165	27,684	27,122	26,625	26,109	25,703	25,311	25,314	27,388	26,132
GAAP earnings per share	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	$2.21	($1.14)	$3.51

The Redwood Review 3rd Quarter 2007	Appendix Table 1 - GAAP Earnings	85

Table 2: Core Earnings ($ in thousands, except per share data)

										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006

GAAP net income (loss)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$(31,192)	$91,841

Not included in core earnings
Severance expense	-	-	(2,380)	-	-	-	-	-	-	(2,380)	-
Realized gains on sales	(1,460)	1,428	303	5,308	4,968	8,241	1,062	14,815	23,053	271	14,271
Realized gains on calls	3,284	1,310	843	1,511	722	747	-	4,265	2,914	5,437	1,469
Unrealized market valuation adjustments	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,205)	(1,051)	(142,460)	(11,184)
Variable stock option market value change	-	-	-	-	-	-	-	25	16	-	-
Total GAAP / core earnings differences	(100,942)	(26,692)	(11,498)	5,415	433	5,993	(1,870)	17,900	24,932	(139,132)	4,556

Core earnings	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$24,594	$30,967	$107,940	$87,285

Per share analysis
GAAP earnings (loss) per share	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	$2.21	($1.14)	$3.51

Not included in core earnings
Severance expense	-	-	(0.09)	-	-	-	-	-	-	(0.09)	-
Realized gains on sales	(0.05)	0.05	0.01	0.20	0.19	0.32	0.04	0.59	0.91	0.01	0.55
Realized gains on calls	0.13	0.05	0.03	0.05	0.03	0.03	-	0.17	0.12	0.20	0.06
Valuation adjustments	(3.69)	(1.04)	(0.37)	(0.05)	(0.20)	(0.11)	(0.11)	(0.05)	(0.04)	(5.20)	(0.43)
Variable stock option market value change	-	-	-	-	-	-	-	-	-	-	-
GAAP / Core earnings differences per share	(3.61)	(0.94)	(0.42)	0.20	0.02	0.23	(0.07)	0.71	0.98	(5.08)	0.17

Core earnings per share	$1.43	$1.35	$1.08	$1.12	$1.20	$0.97	$1.16	$0.97	$1.22	$3.94	$3.34

The Redwood Review 3rd Quarter 2007	Appendix Table 2 - Core Earnings	86

Table 3: Taxable Income and GAAP / Tax Differences ($ in thousands, except per share data)

	Estimated			Actual				Actual		Estimated	Estimated
										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006

GAAP net income (loss)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$(31,192)	$91,841
Difference in Taxable Income Calculations
Amortization and credit losses (net interest income)	10,426	10,298	10,417	13,740	12,558	12,779	4,939	(1,314)	202	31,141	30,276
Operating expense differences	(2,080)	(2,921)	(1,713)	(12,079)	2,545	(288)	1,604	396	576	(6,714)	3,861
Realized gains on calls and sales	(3,073)	(4,735)	2,100	(5,499)	(1,141)	(699)	(613)	(5,959)	(8,582)	(5,708)	(2,453)
Unrealized market valuation adjustments	102,766	30,576	9,118	6,571	484	2,305	3,226	1,772	2,048	142,460	6,015
Income tax provisions	1,523	1,662	1,800	405	4,123	3,265	(703)	4,096	5,013	4,985	6,685
Total differences in GAAP / Tax income	109,562	34,880	21,722	3,138	18,569	17,362	8,453	(1,009)	(743)	166,164	44,384
Taxable Income	$48,645	$46,296	$40,031	$38,829	$50,985	$48,772	$36,468	$41,486	$55,156	$134,972	$136,225

REIT taxable income	$48,591	$45,233	$35,112	$41,555	$45,751	$45,040	$35,382	$39,793	$47,118	$128,936	$126,173
Taxable income in taxable subsidiaries	54	1,063	4,919	(2,727)	5,234	3,732	1,086	1,694	8,038	6,036	10,052
Total taxable income	$48,645	$46,296	$40,031	$38,828	$50,985	$48,772	$36,468	$41,487	$55,156	$134,972	$136,225

After-Tax
Retained REIT taxable income	$2,675	$2,490	$1,933	$2,010	$2,500	$2,166	$1,313	$1,895	$1,164	$7,098	$5,979
Retained taxable income in taxable subsidiaries	34	663	3,068	(1,175)	3,156	2,032	556	1,238	4,386	3,765	5,744
Total retained taxable income	$2,709	$3,153	$5,001	$835	$5,656	$4,198	$1,869	$3,133	$5,550	$10,863	$11,723

Shares used for taxable EPS calculation	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	24,764	27,986	26,053

REIT taxable income per share	$1.74	$1.63	$1.29	$1.55	$1.76	$1.75	$1.39	$1.58	$1.90	$4.66	$4.90
Taxable income in taxable subsidiaries per share	$0.00	$0.03	$0.19	($0.10)	$0.20	$0.16	$0.04	$0.07	$0.32	$0.22	$0.40
Total taxable income per share	$1.74	$1.66	$1.48	$1.45	$1.96	$1.91	$1.44	$1.65	$2.23	$4.88	$5.31

Total retained taxable income (after-tax)	$0.10	$0.11	$0.18	$0.03	$0.22	$0.16	$0.07	$0.12	$0.22	$0.39	$0.45

The Redwood Review 3rd Quarter 2007	Appendix Table 3 - Taxable Income and GAAP / Tax Differneces	87

Table 4: Retention and Distribution of Taxable Income ($ in thousands, except per share data)

	Estimated			Actual				Actual		Estimated	Estimated
										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006
Dividends declared	$20,989	$20,862	$20,347	$97,665	$18,237	$17,967	$17,767	$92,150	$17,335	$62,198	$53,971
Dividend deduction on stock issued through DRIP	81	933	660	812	177	239	176	263	128	1,674	592
Total dividend deductions	$21,070	$21,795	$21,007	$98,477	$18,414	$18,206	$17,943	$92,413	$17,463	$63,872	$54,563

Regular dividend per share	$0.75	$0.75	$0.75	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$2.25	$2.10
Special dividend per share	-	-	-	3.00	-	-	-	3.00	-	-	-
Total dividends per share	$0.75	$0.75	$0.75	$3.70	$0.70	$0.70	$0.70	$3.70	$0.70	$2.25	$2.10

Undistributed REIT taxable income at beginning of period (pre-tax):	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$106,719	$80,166	$50,484	$51,731
REIT taxable income (pre-tax)	48,591	45,233	35,112	41,555	45,751	45,040	35,382	39,956	47,118	128,936	126,173
Permanently retained (pre-tax)	(4,616)	(4,297)	(3,336)	(4,005)	(4,346)	(4,263)	(3,320)	(2,531)	(3,102)	(12,249)	(11,929)
Dividend of 2004 income	-	-	-	-	-	-	-	-	(2,710)	-	-
Dividend of 2005 income	-	-	-	-	(15,581)	(18,207)	(17,943)	(92,413)	(14,753)	-	(51,731)
Dividend of 2006 income	(7,682)	(21,795)	(21,007)	(98,477)	(2,833)	-	-	-	-	(50,484)	(2,833)
Dividend of 2007 income	(13,388)	-	-	-	-	-	-	-	-	(13,388)	-

Undistributed REIT taxable income at period end (pre-tax):	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$106,719	$103,299	$111,411

Undistributed REIT taxable income (pre-tax) at period end
From 2005's income	$0	$0	$0	$0	$0	$15,581	$33,788	$51,731	$106,719	$0	$0
From 2006's income	-	7,682	29,477	50,484	111,411	72,839	32,062	-	-	-	111,411
From 2007's income	103,299	72,712	31,776	-	-	-	-	-	-	103,299	-
Total	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$106,719	$103,299	$111,411

Shares outstanding at period end	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	24,764	27,986	26,053
Undistributed REIT taxable income (pre-tax)
per share outstanding at period end	$3.69	$2.89	$2.26	$1.89	$4.28	$3.44	$2.59	$2.06	$4.31	$3.69	$4.28

The Redwood Review 3rd Quarter 2007	Appendix Table 4 - Retention and Distribution of Taxable Income	88

Table 5: Assets ($ in millions)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential CES owned by Redwood	$177	$259	$256	$230	$291	$403	$303	$309	$338
Residential CES consolidated from Acacia	356	486	496	492	424	274	292	284	305
Total GAAP residential CES	$533	$745	$752	$722	$715	$677	$595	$593	$643

Residential loans owned by Redwood	$6	$878	$1,256	$1,339	$520	$351	$87	$45	$17
Residential loans consolidated from Sequoia	7,624	7,473	7,424	7,985	9,323	10,102	11,903	13,830	16,539
Total GAAP residential loans	$7,630	$8,351	$8,680	$9,324	$9,843	$10,453	$11,990	$13,875	$16,556

Residential IGS owned by Redwood	$61	$204	$106	$318	$105	$206	$42	$151	$139
Residential IGS consolidated from Acacia	1,641	1,958	1,920	1,379	1,369	1,184	1,305	1,109	1,140
Total GAAP residential IGS	$1,702	$2,162	$2,026	$1,697	$1,474	$1,390	$1,347	$1,260	$1,279

Commercial CES owned by Redwood	$157	$180	$189	$224	$156	$93	$68	$59	$98
Commercial CES consolidated from Acacia	238	271	246	224	224	178	156	160	89
Total GAAP commercial CES	$395	$451	$435	$448	$380	$271	$224	$219	$187

Commercial loans owned by Redwood	$0	$0	$0	$2	$2	$2	$2	$7	$21
Commercial loans consolidated from securitization	26	26	26	26	30	36	53	53	35
Total GAAP commercial loans	$26	$26	$26	$28	$32	$38	$55	$60	$56

Commercial IGS owned by Redwood	$2	$6	$9	$0	$0	$1	$3	$6	$23
Commercial IGS consolidated from Acacia	103	105	107	120	135	130	182	179	200
Total GAAP commercial IGS	$105	$111	$116	$120	$135	$131	$185	$185	$223

CDO CES owned by Redwood	$4	$8	$4	$9	$10	$5	$5	$5	$12
CDO CES consolidated from Acacia	13	13	12	13	13	10	9	7	0
Total GAAP CDO CES	$17	$21	$16	$22	$23	$15	$14	$12	$12

CDO IGS owned by Redwood	$5	$16	$20	$14	$2	$17	$4	$6	$5
CDO IGS consolidated from Acacia	170	219	234	210	183	160	160	145	141
Total GAAP CDO IGS	$175	$235	$254	$224	$185	$177	$164	$151	$146

Other real estate investments owned by Redwood	$24	$32	$47	$0	$0	$0	$0	$0	$0
Other real estate investments consolidated from Acacia	1	2	3	0	0	0	0	0	0
Total other real estate investments	$25	$34	$50	$0	$0	$0	$0	$0	$0

Non-real estate investments owned by Redwood	$0	$0	$0	$0	$0	$0	$0	$0	$0
Non-real estate investments consolidated from Acacia	80	80	0	0	0	0	0	0	0
Total non-real estate investments	$80	$80	$0	$0	$0	$0	$0	$0	$0

Cash owned by Redwood	$310	$83	$92	$168	$113	$106	$85	$176	$163
Restricted cash consolidated from entities	137	207	340	112	139	86	131	72	59
Accrued interest receivable	50	57	65	71	67	67	73	76	80
Principal receivable	2	4	7	4	1	1	2	0	2
Derivative assets	20	41	18	27	30	54	48	31	25
Deferred tax asset	6	5	6	5	3	5	5	5	8
Deferred asset-backed security issuance costs	47	49	41	42	47	46	52	54	56
Other assets	23	19	23	16	13	13	10	8	10
Total GAAP assets	$11,283	$12,681	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777	$19,505

Residential CES owned by Redwood	$177	$259	$256	$230	$291	$403	$303	$309	$338
Residential loans owned by Redwood	6	878	1,256	1,339	520	351	87	45	17
Residential IGS owned by Redwood	61	204	106	318	105	206	42	151	139
Commercial CES owned by Redwood	157	180	189	224	156	93	68	59	98
Commercial loans owned by Redwood	0	0	0	2	2	2	2	7	21
Commercial IGS owned by Redwood	2	6	9	0	0	1	3	6	23
CDO CES owned by Redwood	4	8	4	9	10	5	5	5	12
CDO IGS owned by Redwood	5	16	20	14	2	17	4	6	5

Other real estate investments owned by Redwood	24	32	47	0	0	0	0	0	0
Cash owned by Redwood	310	83	92	168	113	106	85	176	163
Total assets owned by Redwood	746	1,666	1,979	2,304	1,199	1,184	599	764	816
Assets of securitizations for GAAP	10,252	10,633	10,468	10,449	11,701	12,074	14,060	15,767	18,449
ABS liabilities of entities for GAAP	(10,803)	(10,675)	(9,947)	(9,979)	(11,554)	(11,898)	(13,930)	(15,585)	(18,237)
Redwood earning assets - GAAP basis	$195	$1,624	$2,500	$2,774	$1,346	$1,360	$729	$946	$1,028

The Redwood Review 3rd Quarter 2007	Appendix Table 5 - Assets	89

Table 6: Liabilities and Equity ($ in millions)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Redwood debt	$39	$658	$1,630	$1,556	$510	$529	$0	$170	$162
Madrona commercial paper	0	191	250	300	0	0	0	0	0
Total Redwood debt	39	849	1,880	1,856	510	529	0	170	162

ABS issued, consolidated from entities	10,773	10,630	9,890	9,907	11,466	11,775	13,788	15,422	18,049
Unamortized IO issuance premium	43	51	62	75	90	106	124	143	163
Unamortized ABS issuance premium (discount)	(13)	(6)	(5)	(3)	(2)	17	18	20	25
ABS obligations of entities	10,803	10,675	9,947	9,979	11,554	11,898	13,930	15,585	18,237

Subordinated notes	150	150	100	100	0	0	0	0	0

Accrued interest payable	63	48	52	50	51	47	43	41	42
Interest rate agreements	28	6	7	6	6	4	0	1	1
Accrued expenses and other liabilities	30	56	17	17	18	29	21	28	30
Dividends payable	21	21	20	19	18	18	18	17	17
Total GAAP liabilities	11,134	11,805	12,023	12,027	12,157	12,525	14,012	15,842	18,489

Common stock and paid-in capital	975	965	928	904	875	854	839	825	808
Accumulated other comprehensive income	(735)	(81)	(6)	93	95	91	82	74	117
Cumulative GAAP earnings	778	839	827	809	773	740	709	681	639
Cumulative distributions to shareholders	(869)	(847)	(825)	(803)	(700)	(681)	(663)	(645)	(548)
GAAP stockholders' equity	149	876	924	1,003	1,043	1,004	967	935	1,016
Total GAAP liabilities and equity	$11,283	$12,681	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777	$19,505
Total Redwood debt	$39	$849	$1,880	$1,856	$510	$529	$0	$170	$162
Subordinated notes	150	150	100	100	0	0	0	0	0
Redwood obligations	$189	$999	$1,980	$1,956	$510	$529	$0	$170	$162

GAAP stockholders' equity	$149	$876	$924	$1,003	$1,043	$1,004	$967	$935	$1,016

Redwood obligations to equity	1.3	1.1	2.1	2.0	0.5	0.5	0.0	0.2	0.2
Redwood obligations to (equity + Redwood obligations)	56%	53%	68%	66%	33%	35%	0%	15%	14%

Redwood obligations	$189	$999	$1,980	$1,956	$510	$529	$0	$170	$162
ABS obligations of consolidated entities	10,803	10,675	9,947	9,979	11,554	11,898	13,930	15,585	18,237
GAAP debt	$10,992	$11,674	$11,927	$11,935	$12,064	$12,427	$13,930	$15,755	$18,399

GAAP debt to equity	73.8	13.3	12.9	11.9	11.6	12.4	14.4	16.9	18.1
GAAP debt to (equity + GAAP debt)	99%	93%	93%	92%	92%	93%	94%	94%	95%

The Redwood Review 3rd Quarter 2007	Appendix Table 6 - Liabilities and Equity	90

Table 7: Book Value and Profitability Ratios ($ in thousands, except per share data)

										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006

GAAP stockholders' equity	$148,792	$876,084	$924,040	$1,002,690	$1,042,661	$1,004,265	$967,333	$934,960	$1,016,065	$148,792	$1,042,661
Balance sheet mark-to-market adjustments	(735,082)	(80,913)	(6,183)	93,158	94,780	90,937	81,591	73,731	117,043	(735,082)	94,780
Core equity	$883,874	$956,997	$930,223	$909,532	$947,881	$913,328	$885,742	$861,229	$899,022	$883,874	$947,881

Shares outstanding at quarter end	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	24,764	27,986	26,053

GAAP equity per share	$5.32	$31.50	$34.06	$37.51	$40.02	$39.13	$38.11	$37.20	$41.03	5.32	$40.02
Core equity per share	$31.58	$34.40	$34.29	$34.02	$36.38	$35.58	$34.90	$34.27	$36.30	31.58	$36.38

Net interest income	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$41,481	$48,040	$154,505	$138,922
Net interest income / average core equity	22.48%	22.66%	20.33%	19.28%	21.02%	19.91%	20.62%	18.85%	21.82%	32.76%	20.52%

Operating expenses (excluding severance expense)	$11,732	$12,772	$15,402	$13,851	$13,455	$16,037	$12,582	$12,765	$12,364	$39,906	$42,074

Average total assets	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$12,594,827	$14,487,557
Average total equity	$851,869	$946,454	$1,008,688	$1,008,863	$1,011,609	$980,402	$952,230	$999,313	$1,014,329	$934,845	$981,632

Operating expenses / net interest income	21.89%	23.70%	32.76%	31.10%	27.47%	35.86%	27.82%	30.77%	25.74%	25.83%	30.29%
Operating expenses / average total assets	0.38%	0.40%	0.48%	0.42%	0.40%	0.45%	0.32%	0.28%	0.24%	0.42%	0.39%
Operating expenses / average total equity	5.51%	5.40%	6.11%	5.49%	5.32%	6.54%	5.29%	5.11%	4.88%	5.69%	5.71%

GAAP net income (loss)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	($31,192)	$91,841
GAAP net income (loss)/ average total assets	-1.99%	0.36%	0.57%	1.09%	0.96%	0.89%	0.71%	0.93%	1.07%	-0.33%	0.85%
GAAP net income (loss)/ average equity (GAAP ROE)	-28.60%	4.82%	7.26%	14.15%	12.44%	12.51%	11.58%	18.18%	22.01%	-4.45%	12.47%
GAAP net income / average core equity (adjusted ROE)	-25.55%	4.80%	7.92%	15.45%	13.91%	13.98%	12.77%	19.31%	25.39%	-4.41%	13.56%

Core earnings	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$24,594	$30,967	$107,940	$87,285
Average core equity	$953,602	$951,378	$925,128	$923,856	$932,030	$898,409	$877,212	$880,329	$880,482	$943,367	$902,752
Core earnings / average core equity (core ROE)	16.79%	16.02%	12.89%	13.11%	13.73%	11.32%	13.63%	11.18%	14.07%	15.26%	12.89%

Interest income	$218,824	$219,658	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139	$244,631	$653,587	$667,769
Average consolidated earning assets	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$20,085,392	$12,258,453	$13,881,983
Asset yield	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%	7.11%	6.41

Interest expense	($165,230)	($165,757)	($168,095)	($172,434)	($174,673)	($173,519)	($180,655)	($189,657)	($196,591)	($499,082)	($528,847
Average consolidated interest-bearing liabilities	$11,376,762	$11,580,196	$11,623,627	$11,836,717	$12,332,390	$13,055,417	$14,800,315	$17,194,545	$19,840,201	$11,527,275	$13,387,000
Cost of funds	5.81%	5.73%	5.78%	5.83%	5.67%	5.32%	4.88%	4.41%	3.96%	5.77%	5.27%
Asset yield	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%	7.11%	6.41%
Cost of funds	-5.81%	-5.73%	-5.78%	-5.84%	-5.67%	-5.32%	-4.88%	-4.41%	-3.96%	-5.77%	-5.27%
Interest rate spread	1.37%	1.42%	1.22%	1.12%	1.29%	1.11%	1.05%	0.86%	0.91%	1.34%	1.15%

Net interest income	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$41,481	$48,040	$154,505	$138,922
Average consolidated earning assets	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$20,085,392	$12,258,453	$13,881,983
Net interest margin	1.76%	1.75%	1.53%	1.43%	1.52%	1.32%	1.19%	0.95%	0.96%	1.68%	1.33%

The Redwood Review 3rd Quarter 2007	Appendix Table 7 - Book Value and Profitability Ratios	91

.
Table 8: Average Balance Sheet ($ in thousands)

										Nine	Nine
	2007	2007	2007	2006	2006	2006	2006	2005	2005	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2007	2006
Average GAAP balances
Residential CES	$698,711	$695,709	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138	$567,689	$689,272	$577,563
Residential loans	7,873,324	8,232,476	8,704,147	9,212,346	9,947,068	10,789,275	12,542,519	14,821,587	17,597,906	8,266,966	11,083,447
Residential IGS	2,211,298	2,119,280	1,795,130	1,513,794	1,404,281	1,358,453	1,299,933	1,263,277	1,219,034	2,043,427	1,354,833
Commercial CES	474,813	456,039	426,121	364,405	328,211	253,429	215,769	191,586	152,641	452,503	265,923
Commercial loans	25,787	25,846	28,186	29,571	32,194	42,912	56,777	59,049	47,703	26,597	43,871
Commercial IGS	115,844	118,231	122,099	106,902	128,355	132,154	181,549	188,445	215,109	118,702	147,419
CDO CES	23,053	18,365	18,348	19,539	20,999	13,950	14,709	12,231	11,892	19,940	16,560
CDO IGS	253,131	262,005	230,684	198,749	174,363	171,687	157,570	149,660	138,996	248,689	167,949
Other real estate investments	31,187	44,061	37,169	-	-	-	-	-	-	37,450	-
Non real Estate Investments	80,000	38,681	-	-	-	-	-	-	-	39,853	-
Cash and cash equivalents	406,094	290,869	244,816	398,674	183,323	246,597	244,002	339,379	134,422	315,054	224,418
Earning assets	12,193,242	12,301,562	12,279,814	12,498,889	12,860,488	13,581,710	15,229,790	17,542,352	20,085,392	12,258,453	13,881,983
Other assets	39,062	386,906	586,165	542,905	619,873	587,045	609,693	806,329	905,907	336,374	605,574
Total assets	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$12,594,827	$14,487,557

Redwood debt	$399,068	$1,515,988	$2,188,561	$1,090,480	$647,978	$85,616	$137,181	$253,302	$297,788	$1,361,136	$292,129
Subordinated notes	145,813	117,934	97,013	21,401	-	-	-	-	-	120,432	-
ABS obligations of entities	10,831,881	9,946,274	9,338,053	10,724,837	11,684,412	12,969,801	14,663,134	16,941,243	19,542,413	10,045,707	13,094,871
Other liabilities	3,673	161,819	233,664	196,214	136,362	132,936	86,938	154,823	136,769	132,707	118,925
Total liabilities	11,380,435	11,742,015	11,857,291	12,032,931	12,468,752	13,188,353	14,887,253	17,349,368	19,976,970	11,659,982	13,505,925

Core equity	953,602	951,378	925,128	923,856	932,030	898,409	877,212	880,329	880,482	943,367	902,752
Balance sheet mark-to-market adjustments	(101,733)	(4,924)	83,560	85,007	79,579	81,993	75,018	118,984	133,847	(8,522)	78,880
Total equity	851,869	946,454	1,008,688	1,008,863	1,011,609	980,402	952,230	999,313	1,014,329	934,845	981,632
Total liabilities and equity	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$12,594,827	$14,487,557

The Redwood Review 3rd Quarter 2007	Appendix Table 8 - Average Balance Sheet	92

Table 9 - Balances & Yields by Portfolio ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential IGS
Current face	$2,186,258	$2,276,704	$2,094,494	$1,708,607	$1,484,095	$1,406,195	$1,361,245	$1,273,985	$1,282,132
Unamortized discount	(40,139)	(32,187)	(19,617)	(16,382)	(17,362)	(18,788)	(19,874)	(11,595)	(13,970)
Credit protection	(42,806)	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	(401,080)	(81,571)	(49,027)	5,025	8,270	2,609	5,304	(2,300)	11,082
Net book value	$1,702,233	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,016	$1,346,675	$1,260,090	$1,279,244

Average balance	$2,211,298	$2,119,280	$1,795,130	$1,513,794	$1,404,281	$1,358,453	$1,299,933	$1,263,277	$1,219,034
Interest income	$37,360	$36,061	$29,420	$25,626	$24,961	$22,287	$20,180	$18,148	$16,942
Yield	6.75%	6.80%	6.56%	6.77%	7.11%	6.56%	6.21%	5.75%	5.56%

Residential CES
Current face	$1,269,576	$1,291,193	$1,259,446	$1,180,605	$1,183,142	$1,168,602	$1,034,069	$1,013,793	$1,029,786
Unamortized discount	(127,079)	(125,948)	(158,664)	(144,842)	(140,585)	(116,702)	(108,371)	(121,824)	(84,084)
Credit protection	(450,839)	(453,076)	(392,768)	(372,247)	(384,397)	(425,578)	(373,781)	(354,610)	(382,862)
Unrealized market value gains/(losses)	(159,213)	32,806	44,263	58,015	57,495	50,854	43,522	55,193	80,867
Net book value	$532,445	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$643,707

Average balance	$698,711	$695,709	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138	$567,689
Interest income	$38,917	$40,885	$37,664	$35,650	$34,585	$28,059	$26,245	$22,556	$23,640
Yield	22.28%	23.51%	22.38%	21.77%	21.56%	19.58%	20.31%	17.45%	16.66%

Other Real Estate Investments
Current face	$29,383	$33,340	$38,670	-	-	-	-	-	-
Unamortized discount	-	-	-	-	-	-	-	-	-
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	(4,083)	828	11,387	-	-	-	-	-	-
Net book value	$25,300	$34,168	$50,057	-	-	-	-	-	-

Average balance	$31,187	$44,061	$37,169	-	-	-	-	-	-
Interest income	$1,275	$669	$2,465	-	-	-	-	-	-
Yield	16.36%	6.07%	26.53%	-	-	-	-	-	-

Residential Real Estate Loans
Current face	$7,553,156	$8,269,306	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242	$16,386,833
Unamortized premium	92,309	98,757	117,477	132,052	143,135	155,101	166,134	178,206	191,513
Credit protection	(15,195)	(16,416)	(19,954)	(20,119)	(19,326)	(19,450)	(22,372)	(22,656)	(22,029)
Unrealized market value gains/(losses)	-	-	-	-	-	-	-	-	-
Net book value	$7,630,270	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317

Average balance	$7,873,324	$8,232,476	$8,704,147	$9,212,346	$9,947,068	$10,789,275	$12,542,519	$14,821,587	$17,597,906
Interest income	$116,248	$119,157	$129,143	$137,568	$148,494	$154,160	$165,664	$176,599	$193,621
Yield	5.91%	5.79%	5.93%	5.97%	5.97%	5.72%	5.28%	4.77%	4.40%

The Redwood Review 3rd Quarter 2007	Appendix Table 9 - Balances and Yields by Portfolio	93

Table 9 - Balances & Yields by Portfolio ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Commercial CES
Current face	$880,715	$880,987	$792,240	$793,743	$667,512	$486,622	$407,466	$383,334	$323,724
Unamortized discount	(95,968)	(95,346)	(71,455)	(71,424)	(48,712)	(28,184)	(20,473)	(28,993)	(2,428)
Credit protection	(310,498)	(310,745)	(294,466)	(295,340)	(258,382)	(192,134)	(167,772)	(141,806)	(138,530)
Unrealized market value gains/(losses)	(78,848)	(23,955)	9,063	21,081	19,449	4,939	4,081	6,321	4,462
Net book value	$395,401	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228

Average balance	$474,813	$456,039	$426,121	$364,405	$328,211	$253,429	$215,769	$191,586	$152,641
Interest income	$11,251	$11,119	$10,140	$8,170	$7,381	$5,581	$4,268	$3,927	$2,747
Yield	9.47%	9.75%	9.52%	8.97%	9.00%	8.81%	7.91%	8.20%	7.20%

Commercial IGS
Current face	$120,097	$121,131	$121,737	$122,869	$133,361	$134,244	$182,041	$180,213	$209,524
Unamortized premium/ (discount)	(3,054)	(3,103)	(3,172)	(3,367)	701	727	5,295	8,100	13,303
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	(12,647)	(6,884)	(2,071)	111	577	(3,937)	(2,936)	(3,281)	(44)
Net book value	$104,396	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783

Average balance	$115,844	$118,231	$122,099	$106,902	$128,355	$132,154	$181,549	$188,445	$215,109
Interest income	$1,796	$1,827	$1,875	$2,344	$2,342	$2,133	$2,880	$3,102	$3,398
Yield	6.20%	6.18%	6.14%	8.77%	7.30%	6.46%	6.35%	6.58%	6.32%

Commercial Loans
Current face	$38,224	$38,311	$38,394	$38,360	$42,384	$46,959	$65,508	$70,091	$66,348
Unamortized discount	(1,970)	(1,995)	(2,022)	(2,047)	(2,073)	(2,096)	(2,200)	(2,258)	(2,105)
Credit protection	(10,489)	(10,489)	(10,489)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)
Unrealized market value gains/(losses)	-	-	-	-	-	-	-	-	-
Net book value	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102

Average balance	$25,787	$25,846	$28,186	$29,571	$32,194	$42,912	$56,777	$59,049	$47,703
Interest (loss) income	$422	$419	(2,293)	$409	$524	$812	$1,238	$1,281	$1,209
Yield	6.54%	6.48%	-32.54%	5.53%	6.51%	7.57%	8.72%	8.68%	10.14%

CDO CES
Current face	$36,440	$31,381	$23,731	$28,731	$29,231	$22,226	$23,226	$20,226	$20,226
Unamortized discount	(9,855)	(9,955)	(7,004)	(6,889)	(7,298)	(7,978)	(8,048)	(8,004)	(7,907)
Credit protection	(3,827)	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	(6,000)	(293)	(575)	122	326	470	(436)	(484)	144
Net book value	$16,758	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463

Average balance	$23,053	$18,365	$18,348	$19,539	$20,999	$13,950	$14,709	$12,231	$11,892
Interest income	$887	$660	$497	$570	$609	$236	$439	$125	$131
Yield	15.40%	14.38%	10.84%	11.67%	11.60%	6.77%	11.94%	4.09%	4.41%

The Redwood Review 3rd Quarter 2007	Appendix Table 9 - Balances and Yields by Portfolio	94

Table 9 - Balances & Yields by Portfolio ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
CDO IGS
Current face	$258,183	$262,881	$263,237	$222,413	$182,352	$175,586	$162,844	$149,812	$144,246
Unamortized premium/ (discount)	1,264	(879)	(945)	(238)	(236)	(241)	(249)	(257)	(264)
Credit protection	(14,966)	(6,217)	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	(69,326)	(21,152)	(7,985)	2,174	2,826	1,718	944	1,092	2,362
Net book value	$175,155	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344

Average balance	$253,131	$262,005	$230,684	$198,749	$174,363	$171,687	$157,570	$149,660	$138,996
Interest income	$4,565	$4,641	$3,862	$3,335	$2,881	$2,099	$2,491	$2,571	$1,953
Yield	7.22%	7.08%	6.70%	6.71%	6.61%	4.89%	6.32%	6.87%	5.62%

Non Real Estate Investments
Current face	$80,000	$80,000	-	-	-	-	-	-	-
Unamortized premium/ (discount)	-	-	-	-	-	-	-	-	-
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	-	-	-	-	-	-	-	-	-
Net book value	$80,000	$80,000	-	-	-	-	-	-	-

Average balance	$80,000	$38,681	$0	$0	$0	$0	$0	$0	$0
Interest income	$1,142	$464	$0	$0	$0	$0	$0	$0	$0
Yield	5.71%	4.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Cash & Equivalents
Current face	$309,544	$82,626	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885	$163,160
Unamortized premium/ (discount)	-	-	-	-	-	-	-	-	-
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains/(losses)	-	-	-	-	-	-	-	-	-
Net book value	$309,544	$82,626	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885	$163,160

Average balance	$406,094	$290,869	$244,816	$398,674	$183,323	$246,597	$244,002	$339,379	$134,422
Interest income	$4,960	$3,756	$2,332	$3,719	$1,872	$2,871	$2,477	$2,830	$990
Yield	4.89%	5.17%	3.81%	3.73%	4.08%	4.66%	4.06%	3.34%	2.95%

Total Earning Assets (GAAP)
Current face	$12,761,576	$13,367,860	$13,306,569	$13,475,346	$13,553,988	$13,865,566	$15,168,319	$16,986,581	$19,625,979
Unamortized premium/ (discount)	(184,492)	(170,656)	(129,027)	(113,137)	(72,430)	(18,161)	12,214	13,375	94,058
Credit protection	(848,620)	(796,943)	(717,677)	(695,847)	(670,246)	(645,303)	(572,066)	(527,213)	(551,562)
Unrealized market value gains/(losses)	(731,197)	(100,221)	(11,320)	86,528	88,943	56,653	50,479	56,541	98,873
Net book value	$10,997,267	$12,300,040	$12,448,545	$12,752,890	$12,900,255	$13,258,755	$14,658,946	$16,529,284	$19,267,348

Average balance	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,487	$13,581,710	$15,229,790	$17,542,352	$20,085,392
Interest income	$218,823	$219,658	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139	$244,631
Yield	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%

The Redwood Review 3rd Quarter 2007	Appendix Table 9 - Balances and Yields by Portfolio	95

Table 10: Portfolio Activity (in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential IGS
Beginning balance	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089	$1,279,243	$1,193,293
Acquisitions	153,191	267,695	535,346	352,292	120,316	179,115	80,970	116,987	114,699
Upgrades / downgrades	(16,857)	-	-	-	-	-	30,667	-	-
Transfer to other portfolios	-	-	(13,816)	-	-	-	-	-	-
Sales	(177,947)	(52,217)	(108,372)	(97,124)	(12,669)	(104,442)	(3,984)	(95,328)	4,000
Principal payments	(46,874)	(45,857)	(32,248)	(31,398)	(29,997)	(31,136)	(25,445)	(29,834)	(27,627)
Discount amortization	1,901	2,449	1,321	1,023	1,943	1,446	853	790	761
Net mark-to-market adjustment	(374,127)	(34,974)	(53,631)	(2,545)	5,394	(1,642)	3,524	(11,769)	(5,883)
Ending Balance	$1,702,233	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089	$1,279,243

Residential CES
Beginning balance	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$643,707	$683,807
Acquisitions	1,261	39,381	73,725	20,870	87,305	89,217	52,822	54,664	57,479
Upgrades / downgrades	16,857	-	-	-	-	-	(30,667)	-	-
Transfer to other portfolios	-	-	(4,480)	-	-	-	-	-	-
Sales	-	(3,292)	(5,214)	(962)	(47,585)	(4,035)	(9,650)	(81,292)	(98,775)
Principal payments	(42,380)	(43,556)	(35,672)	(32,639)	(28,835)	(23,302)	(14,110)	(21,523)	(17,013)
Discount amortization	18,435	21,065	18,892	17,412	15,917	11,684	12,391	10,098	10,766
Net mark-to-market adjustment	(206,703)	(20,900)	(16,505)	1,195	11,677	8,173	(7,899)	(13,102)	7,443
Ending balance	$532,445	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$643,707

Other Real Estate Investments
Beginning balance	$34,168	$50,057	$0	$0	$0	$0	$0	$0	$0
Acquisitions	-	-	40,790	-	-	-	-	-	-
Upgrades / downgrades	-	-	-	-	-	-	-	-	-
Transfer from other portfolios	-	-	18,296	-	-	-	-	-	-
Sales	-	(2,237)	-	-	-	-	-	-	-
Principal payments	(3,957)	(5,301)	(3,079)	-	-	-	-	-	-
Premium amortization	(2,102)	(2,104)	(532)	-	-	-	-	-	-
Net mark-to-market adjustment	(2,809)	(6,247)	(5,418)	-	-	-	-	-	-
Ending balance	$25,300	$34,168	$50,057	$0	$0	$0	$0	$0	$0

Real Estate Loans
Beginning balance	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317	$19,630,565
Acquisitions	81,527	674,932	415,283	725,695	966,673	272,627	52,691	271,875	332,049
Sales	(13,263)	(2,191)	-	-	-	-	-	(240,987)	(263,079)
Principal payments	(783,077)	(994,230)	(1,047,170)	(1,230,462)	(1,567,041)	(1,799,408)	(1,925,476)	(2,698,500)	(3,129,492)
Premium amortization	(8,375)	(10,889)	(11,726)	(13,298)	(11,254)	(12,073)	(12,075)	(13,334)	(14,438)
Credit provision	(1,507)	(2,500)	(1,481)	(1,505)	(465)	2,507	(141)	(877)	805
Net charge-offs / (recoveries)	2,728	6,038	1,646	711	589	423	425	250	125
Net mark-to-market adjustment	590	-	-	-	-	-	-	48	(218)
Ending balance	$7,630,270	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317

The Redwood Review 3rd Quarter 2007	Appendix Table 10 - Portfolio Activity	96

Table 10: Portfolio Activity (in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Commercial CES
Beginning balance	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228	$138,029
Acquisitions	-	49,177	2,743	76,496	99,065	51,978	11,130	30,293	55,941
Upgrades / downgrades	-	-	(3,501)	-	-	-	(3,966)	-	-
Sales	-	-	-	(9,914)	(4,216)	(2,820)	-	-	-
Principal payments	-	-	-	(13)	(9)	(9)	(10)	(9)	(8)
Discount / (premium) amortization	65	200	(9)	(289)	(451)	(257)	(564)	(276)	(416)
Net mark-to-market adjustment	(55,605)	(33,818)	(11,911)	1,913	14,235	(951)	(2,144)	1,620	(6,318)
Ending Balance	$395,401	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228

Commercial IGS
Beginning balance	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783	$217,848
Acquisitions	1,990	-	2,964	8,999	(3)	-	2,177	29,684	17,179
Upgrades / downgrades	-	-	3,501	-	-	-	3,966	-	-
Sales	-	-	(6,464)	(24,007)	-	(51,501)	-	(56,292)	(4,000)
Principal payments	(3,034)	(607)	(938)	(737)	(883)	(998)	(5,006)	(8,560)	(4,174)
Discount / (premium) amortization	60	69	67	51	(14)	(90)	(159)	(145)	(269)
Net mark-to-market adjustment	(5,764)	(4,812)	(2,249)	668	4,505	(777)	(1,610)	(2,438)	(3,801)
Ending Balance	$104,396	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783

Commercial Loans
Beginning balance	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102	$41,794
Acquisitions	-	-	-	-	-	-	-	4,248	14,219
Sales	-	-	-	-	-	(8,408)	-	-	(17)
Principal payments	(88)	(82)	38	(4,024)	(4,574)	(10,049)	(4,583)	(506)	158
Discount / (premium) amortization	26	26	21	26	22	27	93	(152)	(69)
Credit provision	-	-	(2,348)	-	-	-	(35)	-	-
Net mark-to-market adjustment	-	-	-	-	-	(14)	-	-	17
Ending Balance	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102

CDO CES
Beginning balance	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463	$2,765
Acquisitions	-	4,804	(149)	-	7,714	(87)	3,000	(97)	9,970
Upgrades / downgrades	5,822	-	(5,000)	-	-	-	-	-	-
Sales	-	-	-	-	(722)	-	-	-	-
Principal payments	(756)	(105)	-	(769)	(29)	(1,017)	(44)	-	42
Discount amortization	(2)	-	-	-	-	-	-	-	36
Net mark-to-market adjustment	(9,439)	282	(663)	474	578	1,080	48	(628)	(350)
Ending Balance	$16,758	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463

CDO IGS
Beginning balance	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344	$148,684
Acquisitions	6,000	-	35,496	45,388	7,000	13,000	13,500	5,900	9,553
Upgrades / downgrades	(5,822)	-	5,000	-	-	-	-	-	-
Sales	-	-	-	(5,350)	-	-	-	-	-
Principal payments	(2,698)	(356)	(376)	(338)	(235)	(257)	(468)	(335)	(11,240)
Discount / (premium) amortization	60	66	(3)	9	5	7	8	7	10
Net mark-to-market adjustment	(57,018)	(19,384)	(10,159)	(302)	1,109	774	(148)	(1,269)	(663)
Ending Balance	$175,155	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344

The Redwood Review 3rd Quarter 2007	Appendix Table 10 - Portfolio Activity	97

Table 11A: Managed Residential Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans (2)	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q3: 2005	$192,368,457	$404,891	$133,080	$537,971	0.28%	$268,341	0.14%	$1,812	$220	$1,592	<0.01%
Residential	Q4: 2005	190,570,193	377,266	139,129	516,395	0.27%	349,068	0.18%	1,175	-	1,175	<0.01%
Portfolio	2005	190,570,193	377,266	139,129	516,395	0.27%	349,068	0.18%	5,104	416	4,688	<0.01%
	Q1: 2006	198,252,684	396,153	126,376	522,529	0.26%	467,352	0.24%	3,002	-	3,002	0.01%
	Q2: 2006	227,928,505	445,028	126,264	571,292	0.25%	441,430	0.19%	1,464	-	1,464	<0.01%
	Q3: 2006	235,127,925	403,723	215,285	619,008	0.26%	658,262	0.28%	2,748	155	2,593	<0.01%
	Q4: 2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	5,058	196	4,862	0.01%
	2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	12,272	351	11,921	0.01%
	Q1: 2007	245,080,031	412,717	355,855	768,572	0.31%	1,075,683	0.44%	5,776	325	5,451	0.01%
	Q2: 2007	227,973,546	469,492	356,374	825,866	0.36%	1,431,963	0.63%	12,157	471	11,686	0.02%
	Q3: 2007	$219,465,992	$466,034	$335,699	$801,733	0.37%	$2,234,644	1.02%	$17,553	$8,682	$8,871	0.03%

Residential Real	Q3: 2005	$16,386,833	$22,029	$0	$22,029	0.13%	$22,956	0.14%	$90	$0	$90	<0.01%
Estate Loans	Q4: 2005	13,719,242	22,656	-	22,656	0.17%	37,335	0.27%	251	-	251	<0.01%
	2005	13,719,242	22,656	-	22,656	0.17%	37,335	0.27%	461	-	461	<0.01%
	Q1: 2006	11,846,454	22,372	-	22,372	0.19%	48,677	0.41%	425	-	425	<0.01%
	Q2: 2006	10,318,641	19,450	-	19,450	0.19%	47,162	0.46%	423	-	423	<0.01%
	Q3: 2006	9,718,985	19,326	-	19,326	0.20%	61,447	0.63%	589	-	589	0.02%
	Q4: 2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	711	-	711	0.02%
	2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	2,148	-	2,148	0.02%
	Q1: 2007	8,582,964	19,954	-	19,954	0.23%	68,632	0.92%	1,646	-	1,646	0.08%
	Q2: 2007	8,256,759	16,416	-	16,416	0.20%	55,674	0.67%	6,038	-	6,038	0.29%
	Q3: 2007	$7,546,529	$15,195	$0	$15,195	0.20%	$56,068	0.74%	$2,728	$0	$2,728	0.14%

Residential CES	Q3: 2005	$175,981,624	$382,862	$133,080	$515,942	0.29%	$245,385	0.14%	$1,722	$220	$1,502	<0.01%
	Q4: 2005	176,850,951	354,610	139,129	493,739	0.28%	311,733	0.18%	924	-	924	<0.01%
	2005	176,850,951	354,610	139,129	493,739	0.28%	311,733	0.18%	4,643	416	4,227	<0.01%
	Q1: 2006	186,406,230	373,781	126,376	500,157	0.27%	418,675	0.22%	2,577	-	2,577	<0.01%
	Q2: 2006	217,609,864	425,578	126,264	551,842	0.25%	394,268	0.18%	1,041	-	1,041	<0.01%
	Q3: 2006	225,408,940	384,397	215,285	599,682	0.27%	596,815	0.26%	2,159	155	2,004	<0.01%
	Q4: 2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007	236,497,067	392,763	355,855	748,618	0.32%	1,007,051	0.43%	4,130	325	3,805	<0.01%
	Q2: 2007	219,716,787	453,076	356,374	809,450	0.37%	1,376,289	0.63%	6,119	471	5,648	0.01%
	Q3: 2007	$211,919,463	$450,839	$335,699	$786,538	0.37%	$2,178,576	1.03%	$14,825	$8,682	6,143	0.03%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES.

(2) The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts the total credit protection would increase to 0.47% for the residential CES compared to the 0.37% shown in the table above.

The Redwood Review 3rd Quarter 2007	Appendix Table 11 A - Managed Residential Loans Credit Performance	98

Table 11B: Managed Residential Loans & Non-Rated Securities ($ in thousands)

		Managed Loans (1)	Internally-Designated Credit Reserve	Total Credit Reserve as % of Loans (2)	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Redwood's Share of Losses	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q3: 2005	$125,971,360	$404,191	0.32%	$230,263	0.18%	$1,592	0.00%
Residential Loans and	Q4: 2005	129,833,862	377,259	0.29%	318,112	0.25%	1,175	0.00%
Non-Rated Securities	2005	129,833,862	377,259	0.29%	318,112	0.25%	3,465	0.00%
	Q1: 2006	150,039,853	433,658	0.29%	432,120	0.29%	3,002	0.00%
	Q2: 2006	159,800,662	444,323	0.28%	402,617	0.25%	1,464	0.00%
	Q3: 2006	141,357,008	402,655	0.28%	463,911	0.33%	2,593	0.00%
	Q4: 2006	134,696,897	392,366	0.29%	540,695	0.40%	4,862	0.00%
	2006	134,696,897	392,366	0.29%	540,695	0.40%	11,921	0.01%
	Q1: 2007	114,624,260	412,717	0.36%	672,234	0.59%	5,451	0.02%
	Q2: 2007	115,584,033	460,152	0.40%	816,092	0.71%	11,687	0.04%
	Q3: 2007	$109,856,434	$451,679	0.41%	$1,196,253	1.09%	$8,871	0.03%

Residential Prime Non-Rated Securities	Q3: 2005	$94,968,711	$323,839	0.34%	$172,609	0.18%	$1,231	0.01%
	Q4: 2005	100,335,631	296,362	0.30%	222,162	0.22%	871	0.00%
	2005	100,335,631	296,362	0.30%	222,162	0.22%	2,455	0.00%
	Q1: 2006	122,532,955	343,209	0.28%	296,802	0.24%	2,403	0.01%
	Q2: 2006	129,521,184	309,703	0.24%	248,502	0.19%	816	<0.01%
	Q3: 2006	112,437,056	276,189	0.25%	269,496	0.24%	1,826	0.01%
	Q4: 2006	107,357,542	256,932	0.24%	288,159	0.27%	2,840	0.01%
	2006	107,357,542	256,932	0.24%	288,159	0.27%	7,886	0.01%
	Q1: 2007	87,463,719	263,991	0.30%	325,581	0.37%	2,474	0.01%
	Q2: 2007	87,747,140	292,935	0.33%	384,267	0.44%	3,241	0.01%
	Q3: 2007	$82,672,812	$260,191	0.31%	$555,257	0.67%	$2,816	0.01%

Residential Alt-A Non-Rated Securities	Q3: 2005	$14,615,816	$58,323	0.40%	$34,698	0.24%	$271	0.01%
	Q4: 2005	15,778,989	58,241	0.37%	58,614	0.37%	53	0.00%
	2005	15,778,989	58,241	0.37%	58,614	0.37%	549	0.00%
	Q1: 2006	15,660,444	68,077	0.43%	86,641	0.55%	174	0.00%
	Q2: 2006	19,960,837	115,170	0.58%	106,953	0.54%	225	0.00%
	Q3: 2006	19,200,967	107,140	0.56%	132,968	0.69%	178	0.00%
	Q4: 2006	18,127,353	115,315	0.64%	187,465	1.03%	1,311	0.03%
	2006	18,127,353	115,315	0.64%	187,465	1.03%	1,887	0.01%
	Q1: 2007	18,577,577	128,772	0.69%	278,021	1.50%	1,331	0.03%
	Q2: 2007	19,580,134	150,801	0.77%	376,151	1.92%	2,408	0.05%
	Q3: 2007	$19,637,093	$176,293	0.90%	$584,928	2.98%	$3,327	0.07%

Residential Real	Q3: 2005	$16,386,833	$22,029	0.13%	$22,956	0.14%	$90	<0.01%
Estate Loans	Q4: 2005	13,719,242	22,656	0.17%	37,335	0.27%	251	<0.01%
	2005	13,719,242	22,656	0.17%	37,335	0.27%	461	<0.01%
	Q1: 2006	11,846,454	22,372	0.19%	48,677	0.41%	425	<0.01%
	Q2: 2006	10,318,641	19,450	0.19%	47,162	0.46%	423	0.02%
	Q3: 2006	9,718,985	19,326	0.20%	61,447	0.63%	589	0.02%
	Q4: 2006	9,212,002	20,119	0.22%	65,071	0.71%	711	0.03%
	2006	9,212,002	20,119	0.22%	65,071	0.71%	2,148	0.02%
	Q1: 2007	8,582,964	19,954	0.23%	68,632	0.80%	1,646	0.08%
	Q2: 2007	8,256,759	16,416	0.20%	55,674	0.67%	6,038	0.29%
	Q3: 2007	$7,546,529	$15,195	0.20%	$56,068	0.74%	$2,728	0.14%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loan portfolio. The managed loans amount for residential CES prime and alt-a portfolios represents the loan balances for the securities where Redwood is first in line to absorb losses. The internally-designated credit reserve is established to protect Redwood against losses suffered from these underlying loan balances.

(2) The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts the total credit protection would be 0.44% for prime CES compared to the 0.31% for prime CES shown in the table above. For alt-a CES the total credit protection would be 1.19% compared to the 0.90% shown in the table above.

The Redwood Review 3rd Quarter 2007	Appendix Table 11 B - Managed Residential Loans Credit Performance	99

Table 12A: Residential Prime CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential Prime CES
Principal value	$847,854	$915,731	$899,856	$871,984	$900,358	$925,212	$849,556	$858,999	$885,264
Unamortized premium	(94,077)	(98,787)	(115,563)	(117,016)	(113,398)	(105,707)	(52,906)	(105,078)	(76,264)
Credit protection	(260,191)	(292,934)	(263,991)	(256,932)	(276,189)	(309,703)	(343,209)	(296,362)	(323,839)
Unrealized market value	(84,954)	45,779	50,847	57,333	57,459	51,733	43,276	55,293	74,925
Market value (book value)	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,086
Market value / principal value	$48.20	$62.22	$63.47	$63.69	$63.11	$60.69	$58.47	$59.70	$63.27

Current Rating
BB	$230,147	$317,589	$315,865	$307,713	$314,279	$286,321	$255,488	$271,389	$270,770
B	80,016	131,015	131,224	118,836	119,458	133,410	108,574	107,091	156,951
Non Rated	98,469	121,185	124,060	128,820	134,493	141,804	132,655	134,372	132,365
Total market value	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,087

Security Type
Option ARM	$131,337	$238,728	$235,959	$226,014	$227,349	$202,377	$188,202	$197,411	$178,816
ARM	36,392	44,470	48,424	48,610	53,596	72,806	65,937	76,658	93,613
Hybrid	173,465	220,043	226,520	221,094	227,093	223,716	183,392	174,886	216,545
Fixed	67,438	66,548	60,246	59,651	60,193	62,636	59,185	63,896	71,112
Total market value	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,087

Interest income	$14,188	$13,973	$14,443	$13,776	$16,745	$14,629	$11,619	$10,535	$11,143
Discount amortization	15,247	16,926	15,644	14,084	13,987	10,205	10,957	9,523	10,311
Total interest income	$29,435	$30,899	$30,087	$27,860	$30,732	$24,834	$22,576	$20,058	$21,454

Average balance	$508,086	$510,835	$511,659	$491,576	$497,983	$466,605	$424,723	$439,171	$489,342

Interest income %	11.17%	10.94%	11.29%	11.21%	13.45%	12.54%	10.94%	9.60%	9.11%
Discount amortization %	12.00%	13.25%	12.23%	11.46%	11.23%	8.75%	10.32%	8.67%	8.43%
Yield	23.17%	24.19%	23.52%	22.67%	24.69%	21.29%	21.26%	18.27%	17.54%

Underlying Loan Characteristics
Number of loans	538,681	554,494	600,406	551,613	569,884	559,587	508,003	464,904	451,718
Total loan face	$186,171,910	$195,757,045	$213,261,566	$186,501,498	$197,336,150	$197,813,355	$170,935,424	$161,295,244	$161,719,044
Average loan size	$346	$353	$355	$338	$346	$353	$336	$347	$358

Southern CA	24%	24%	24%	25%	25%	25%	26%	24%	23%
Northern CA	21%	21%	21%	22%	22%	22%	24%	21%	20%
Florida	6%	6%	6%	6%	6%	6%	5%	5%	5%
New York	6%	5%	5%	5%	5%	5%	5%	5%	5%
Georgia	2%	2%	2%	2%	2%	2%	2%	2%	2%
New Jersey	3%	3%	3%	3%	4%	4%	3%	4%	4%
Texas	3%	3%	3%	3%	3%	3%	3%	3%	3%
Arizona	2%	2%	2%	2%	2%	2%	2%	2%	2%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	3%
Colorado	2%	2%	2%	2%	2%	2%	2%	2%	3%
Virginia	4%	4%	4%	4%	4%	4%	4%	4%	4%
Other states	24%	25%	25%	23%	22%	22%	21%	25%	26%

The Redwood Review 3rd Quarter 2007	Appendix Table 12 A - Residential Prime CES and Underlying Loan Characteristics	100

Table 12A: Residential Prime CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Year 2007 origination	3%	4%	2%	0%	0%	0%	0%	0%	0%
Year 2006 origination	15%	20%	20%	11%	14%	11%	1%	0%	0%
Year 2005 origination	31%	27%	28%	28%	27%	29%	32%	23%	16%
Year 2004 origination and earlier	51%	48%	50%	61%	59%	60%	67%	77%	84%

Wtd Avg Original LTV	68%	68%	68%	68%	68%	68%	68%	67%	67%
Original LTV: 0 - 50	13%	13%	13%	14%	13%	13%	14%	14%	14%
Original LTV: 50.01 - 60	12%	12%	12%	12%	12%	12%	12%	13%	13%
Original LTV: 60.01 - 70	22%	22%	22%	22%	22%	22%	22%	23%	23%
Original LTV: 70.01 - 80	50%	50%	50%	49%	50%	50%	49%	47%	47%
Original LTV: 80.01 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90.01 - 100	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	737	737	737	735	734	734	734	729	729
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	0%	0%
FICO: 601 - 620	1%	1%	1%	1%	1%	1%	1%	1%	0%
FICO: 621 - 640	2%	2%	2%	2%	2%	2%	2%	2%	2%
FICO: 641 - 660	3%	3%	3%	3%	3%	3%	3%	4%	4%
FICO: 661 - 680	6%	6%	6%	6%	7%	6%	6%	7%	7%
FICO: 681 - 700	9%	10%	10%	10%	10%	10%	11%	11%	11%
FICO: 701 - 720	13%	13%	12%	12%	13%	13%	12%	12%	13%
FICO: 721 - 740	13%	14%	14%	13%	13%	13%	13%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	18%	18%	18%	18%	17%	17%	17%	17%	18%
FICO: 781 - 800	14%	14%	14%	14%	13%	13%	13%	13%	12%
FICO: >= 801	5%	5%	4%	4%	4%	4%	4%	3%	3%
Unknown	2%	1%	0%	1%	1%	2%	2%	1%	1%

Conforming at Origination %	31%	31%	31%	34%	34%	33%	35%	25%	23%
> $1 MM %	9%	9%	9%	8%	9%	9%	7%	7%	6%

2nd Home %	6%	7%	7%	6%	6%	6%	6%	6%	6%
Investment Home %	2%	2%	2%	2%	2%	2%	2%	2%	2%

Purchase	42%	42%	42%	39%	39%	39%	38%	36%	36%
Cash Out Refi	27%	27%	27%	27%	29%	30%	28%	27%	26%
Rate-Term Refi	30%	30%	30%	33%	31%	31%	33%	36%	37%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	1%	1%	1%	1%	1%	0%	1%	1%	1%

Full Doc	48%	45%	45%	46%	44%	44%	47%	47%	53%
No Doc	8%	6%	6%	7%	6%	5%	5%	4%	5%
Other Doc (Lim, Red, Stated, etc)	44%	49%	49%	47%	50%	51%	48%	49%	42%

2-4 Family	2%	2%	2%	2%	2%	2%	2%	2%	2%
Condo	9%	9%	9%	8%	8%	8%	8%	4%	3%
Single Family	88%	88%	88%	89%	89%	89%	89%	55%	56%
Other	1%	1%	1%	1%	1%	1%	1%	39%	39%

The Redwood Review 3rd Quarter 2007	Appendix Table 12 A - Residential Prime CES and Underlying Loan Characteristics	101

Table 12B: Residential Alt-A CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential CES Alt A
Principal value	$382,698	$365,837	$348,371	$298,780	$272,957	$243,391	$184,513	$154,794	$144,521
Unamortized premium	(27,377)	(30,054)	(41,680)	(26,440)	(26,849)	(11,700)	(17,960)	(16,752)	(8,520)
Credit protection	(176,293)	(150,801)	(128,772)	(115,315)	(107,140)	(115,170)	(68,077)	(58,241)	(58,323)
Unrealized market value	(68,198)	(12,626)	(5,932)	(166)	52	(879)	246	(99)	5,942
Market value (book value)	$110,830	$172,356	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702	$83,620
Market value / principal value	$28.96	$47.11	$49.37	$52.50	$50.93	$47.51	$53.50	$51.49	$57.86

Current Rating
BB	$68,713	$103,717	$100,895	$94,239	$85,874	$62,063	$63,244	$51,175	$55,065
B	15,457	33,911	30,989	22,861	19,722	22,122	13,377	7,969	8,451
Non Rated	26,660	34,728	40,103	39,759	33,424	31,457	22,101	20,558	20,104
Total market value	$110,830	$172,356	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702	$83,620

Security Type
Option ARM	$105,286	$162,924	$158,116	$133,411	$117,908	$92,209	$76,868	$60,635	$59,978
ARM	592	720	837	990	4,483	7,318	6,457	2,671	6,823
Hybrid	3,897	6,664	10,701	21,835	16,012	15,589	14,867	15,741	16,000
Fixed	1,055	2,048	2,333	623	616	526	529	654	819
Total market value	$110,830	$172,356	$171,987	$156,859	$139,019	$115,642	$98,721	$79,701	$83,620

Interest income	$5,927	$5,632	$4,143	$4,312	$1,872	$1,746	$2,235	$1,926	$1,732
Discount amortization	3,417	4,013	3,197	3,307	1,915	1,479	1,434	575	455
Total interest income	$9,344	$9,645	$7,340	$7,619	$3,787	$3,225	$3,669	$2,501	$2,187

Average balance	$180,131	$176,130	$151,740	$154,988	$135,489	$106,648	$92,239	$70,315	$78,347

Interest income %	13.16%	12.79%	10.92%	11.13%	5.53%	6.55%	9.69%	10.96%	8.84%
Discount amortization %	7.59%	9.11%	8.43%	8.53%	5.65%	5.55%	6.22%	3.27%	2.32%
Yield	20.75%	21.90%	19.35%	19.66%	11.18%	12.10%	15.91%	14.23%	11.17%

Underlying Loan Characteristics
Number of loans	58,299	59,767	58,960	54,599	67,132	60,471	50,168	49,596	46,682
Total loan face	$20,719,401	$20,523,349	$19,620,740	$18,026,078	$22,126,922	$19,796,509	$15,470,805	$15,555,706	$14,262,580
Average loan size	$355	$343	$333	$330	$330	$327	$308	$314	$306

Southern CA	33%	31%	31%	32%	31%	34%	35%	35%	35%
Northern CA	19%	21%	21%	22%	22%	23%	24%	22%	21%
Florida	10%	10%	10%	10%	9%	9%	8%	8%	7%
New York	2%	2%	2%	2%	2%	1%	1%	1%	1%
Georgia	1%	1%	1%	1%	1%	1%	1%	1%	1%
New Jersey	3%	3%	3%	3%	3%	2%	2%	2%	3%
Texas	1%	1%	1%	1%	1%	1%	1%	1%	1%
Arizona	4%	4%	4%	4%	4%	3%	3%	2%	2%
Illinois	2%	1%	1%	1%	1%	1%	1%	2%	2%
Colorado	3%	3%	3%	3%	3%	3%	3%	3%	4%
Virginia	3%	3%	3%	3%	3%	3%	2%	2%	2%
Other states	19%	20%	20%	18%	20%	19%	19%	21%	21%

The Redwood Review 3rd Quarter 2007	Appendix Table 12 B - Residentia Alt-A CES and Underlying Loan Characteristics	102

Table 12B: Residential Alt-A CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Year 2007 origination	21%	14%	4%	0%	0%	0%	0%	0%	0%
Year 2006 origination	21%	23%	25%	21%	19%	9%	1%	0%	0%
Year 2005 origination	30%	33%	39%	38%	41%	45%	39%	35%	21%
Year 2004 origination and earlier	28%	30%	32%	41%	40%	46%	60%	65%	79%

Wtd Avg Original LTV	75%	75%	75%	75%	75%	75%	74%	75%	75%
Original LTV: 0 - 50	4%	4%	4%	4%	4%	4%	5%	4%	5%
Original LTV: 50.01 - 60	6%	6%	6%	6%	6%	6%	7%	6%	6%
Original LTV: 60.01 - 70	16%	15%	15%	16%	16%	16%	16%	15%	16%
Original LTV: 70.01 - 80	62%	61%	61%	61%	58%	59%	59%	62%	60%
Original LTV: 80.01 - 90	9%	10%	10%	9%	11%	10%	9%	8%	8%
Original LTV: 90.01 - 100	3%	4%	4%	4%	5%	5%	4%	5%	5%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	705	707	708	708	708	708	710	706	708
FICO: <= 600	1%	1%	2%	1%	3%	2%	2%	0%	0%
FICO: 601 - 620	1%	1%	1%	1%	1%	1%	1%	1%	0%
FICO: 621 - 640	5%	5%	5%	5%	5%	5%	5%	5%	5%
FICO: 641 - 660	9%	9%	9%	8%	8%	8%	8%	8%	8%
FICO: 661 - 680	14%	14%	14%	14%	13%	13%	12%	13%	12%
FICO: 681 - 700	16%	15%	15%	15%	15%	15%	13%	15%	15%
FICO: 701 - 720	14%	14%	13%	13%	13%	13%	12%	14%	15%
FICO: 721 - 740	11%	11%	11%	11%	11%	11%	11%	12%	13%
FICO: 741 - 760	9%	9%	9%	10%	10%	10%	9%	11%	11%
FICO: 761 - 780	8%	8%	8%	8%	8%	8%	8%	9%	10%
FICO: 781 - 800	4%	4%	5%	5%	5%	5%	5%	5%	5%
FICO: >= 801	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	7%	7%	7%	8%	7%	8%	13%	6%	5%

Conforming at Origination %	44%	47%	49%	52%	53%	53%	56%	46%	49%
> $1 MM %	15%	12%	10%	9%	8%	7%	7%	6%	6%

2nd Home %	6%	6%	6%	6%	5%	5%	5%	5%	5%
Investment Home %	11%	11%	11%	12%	11%	11%	11%	11%	10%

Purchase	35%	35%	37%	41%	42%	40%	41%	45%	47%
Cash Out Refi	43%	43%	41%	39%	38%	40%	38%	37%	34%
Rate-Term Refi	22%	22%	22%	19%	21%	20%	21%	18%	19%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	0%	0%	0%	0%	0%

Full Doc	16%	17%	18%	23%	24%	22%	22%	19%	19%
No Doc	1%	1%	1%	1%	1%	1%	1%	0%	0%
Other Doc (Lim, Red, Stated, etc)	76%	74%	71%	67%	64%	67%	62%	81%	81%
Unknown/Not Categorized	7%	8%	10%	9%	11%	10%	15%	0%	0%

2-4 Family	4%	4%	4%	4%	4%	4%	4%	4%	3%
Condo	11%	11%	11%	11%	11%	11%	11%	1%	1%
Single Family	85%	85%	85%	85%	85%	85%	85%	6%	6%
Other	0%	0%	0%	0%	0%	0%	0%	89%	90%

The Redwood Review 3rd Quarter 2007	Appendix Table 12 B - Residential Alt-A CES and Underlying Loan Characteristics	103

Table 12C: Residential Subprime CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Residential CES Subprime
Principal value	$39,025	$9,625	11,219	9,841	$9,841	-	-	-	-
Unamortized premium	(5,625)	2,893	(1,426)	(1,387)	(1,407)	-	-	-	-
Credit protection	(14,355)	(9,341)	0	0	0	-	-	-	-
Unrealized market value	(6,062)	(347)	(652)	849	(15)	-	-	-	-
Market value (book value)	$12,983	$2,830	9,141	9,303	$8,419	-	-	-	-
Market value / principal value	$33.27	$29.40	$81.48	$94.53	$85.55	-	-	-	-

Current Rating
AAA	$0	$0	$0	$0	$0	-	-	-	-
AA	3,591	-	-	-	-	-	-	-	-
A	5,863	-	-	-	-	-	-	-	-
BBB	2,652	-	-	-	-	-	-	-	-
BB	21	2,830	9,141	6,678	5,919	-	-	-	-
B	100	-	-	-	-	-	-	-	-
Non Rated	756	-	-	2,625	2,500	-	-	-	-
Total market value	$12,983	$2,830	$9,141	$9,303	$8,419	-	-	-	-

Security Type
Option ARM	$0	$0	$0	$0	$0	-	-	-	-
ARM	-	-	-	-	-	-	-	-	-
Hybrid	2,481	400	1,013	4,127	4,064	-	-	-	-
Fixed	10,502	2,430	8,128	5,176	4,355	-	-	-	-
Total market value	$12,983	$2,830	$9,141	$9,303	$8,419	-	-	-	-

Interest income	$367	$215	$186	$151	$51	-	-	-	-
Discount amortization	(229)	126	51	22	15	-	-	-	-
Total interest income	$138	$341	$237	$173	$66	-	-	-	-

Average balance	$10,494	$8,744	$9,715	$8,344	$8,223	-	-	-	-

Interest income %	13.99%	9.84%	7.66%	7.24%	2.48%	-	-	-	-
Discount amortization %	-8.73%	5.76%	2.10%	1.05%	0.73%	-	-	-	-
Yield	5.26%	15.60%	9.76%	8.29%	3.21%	-	-	-	-

Underlying Loan Characteristics
Number of loans	47,114	23,662	25,560	31,788	34,749	-	-	-	-
Total loan face	$5,028,152	$3,436,393	$3,614,761	$5,439,260	$5,945,868	-	-	-	-
Average loan size	$107	$145	$141	$171	$171	-	-	-	-

Southern CA	19%	19%	19%	19%	19%	-	-	-	-
Northern CA	13%	14%	13%	14%	14%	-	-	-	-
Florida	12%	12%	12%	12%	12%	-	-	-	-
New York	4%	4%	4%	4%	4%	-	-	-	-
Georgia	2%	1%	1%	1%	1%	-	-	-	-
New Jersey	3%	3%	4%	4%	4%	-	-	-	-
Texas	5%	4%	4%	4%	4%	-	-	-	-
Arizona	4%	5%	5%	4%	4%	-	-	-	-
Illinois	5%	5%	5%	6%	6%	-	-	-	-
Colorado	2%	2%	2%	2%	2%	-	-	-	-
Virginia	2%	1%	2%	2%	2%	-	-	-	-
Other states	29%	29%	29%	28%	28%	-	-	-	-

The Redwood Review 3rd Quarter 2007	Appendix Table 12 C - Residential Subprime CES and Underlying Loan Characteristics	104

Table 12C: Residential Subprime CES and Underlying Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Year 2007 origination	1%	2%	2%	0%	0%	-	-	-	-
Year 2006 origination	99%	98%	98%	100%	100%	-	-	-	-
Year 2005 origination	0%	0%	0%	0%	0%	-	-	-	-
Year 2004 origination and earlier	0%	0%	0%	0%	0%	-	-	-	-

Wtd Avg Original LTV (1)	86%	83%	84%	82%	82%	-	-	-	-
Original LTV: 0 - 50	15%	2%	2%	2%	2%	-	-	-	-
Original LTV: 50.01 - 60	2%	3%	3%	3%	3%	-	-	-	-
Original LTV: 60.01 - 70	5%	6%	6%	6%	7%	-	-	-	-
Original LTV: 70.01 - 80	36%	44%	43%	47%	47%	-	-	-	-
Original LTV: 80.01 - 90	18%	24%	24%	25%	24%	-	-	-	-
Original LTV: 90.01 - 100	24%	21%	22%	17%	17%	-	-	-	-
Unknown	0%	0%	0%	0%	0%	-	-	-	-

Wtd Avg FICO	644	640	643	636	636	-	-	-	-
FICO: <= 600	19%	24%	23%	25%	25%	-	-	-	-
FICO: 601 - 620	13%	12%	12%	13%	13%	-	-	-	-
FICO: 621 - 640	16%	17%	16%	17%	17%	-	-	-	-
FICO: 641 - 660	15%	13%	13%	13%	13%	-	-	-	-
FICO: 661 - 680	12%	10%	10%	10%	10%	-	-	-	-
FICO: 681 - 700	9%	8%	9%	8%	8%	-	-	-	-
FICO: 701 - 720	6%	6%	6%	5%	5%	-	-	-	-
FICO: 721 - 740	4%	4%	5%	4%	4%	-	-	-	-
FICO: 741 - 760	3%	3%	3%	2%	2%	-	-	-	-
FICO: 761 - 780	2%	2%	2%	2%	2%	-	-	-	-
FICO: 781 - 800	1%	1%	1%	1%	1%	-	-	-	-
FICO: >= 801	0%	0%	0%	0%	0%	-	-	-	-
Unknown	0%	0%	0%	0%	0%	-	-	-	-

Conforming at Origination %	82%	77%	78%	75%	75%	-	-	-	-
> $1 MM %	0%	0%	0%	0%	0%	-	-	-	-

2nd Home %	1%	2%	2%	1%	1%	-	-	-	-
Investment Home %	7%	9%	9%	8%	8%	-	-	-	-

Purchase	60%	52%	52%	50%	50%	-	-	-	-
Cash Out Refi	37%	44%	44%	47%	47%	-	-	-	-
Rate-Term Refi	3%	4%	4%	3%	3%	-	-	-	-
Construction	0%	0%	0%	0%	0%	-	-	-	-
Other	0%	0%	0%	0%	0%	-	-	-	-

Full Doc	53%	50%	49%	53%	53%	-	-	-	-
No Doc	1%	1%	1%	0%	0%	-	-	-	-
Other Doc (Lim, Red, Stated, etc)	46%	49%	50%	47%	47%	-	-	-	-

2-4 Family	7%	8%	8%	8%	8%	-	-	-	-
Condo	8%	7%	7%	7%	7%	-	-	-	-
Single Family	85%	85%	85%	85%	85%	-	-	-	-
Other	0%	0%	0%	0%	0%	-	-	-	-

(1) In order to more accurately reflect the risk of 2nd lien collateral, we are now using combined LTV in the weighted average calculation for these loans. This has the effect of raising the reported weighted average LTV. At the end of the third quarter 33% of subprime CES loans were from 2nd lien deals.

The Redwood Review 3rd Quarter 2007	Appendix Table 12 C - Residential Subprime CES and Underlying Loan Characteristics	105

Table 13 - Other Real Estate Investments and Underlying Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Market value	$25,300	$34,168	$50,057	-	-	-	-	-	-

Current Rating
AAA	$1,960	$1,804	$2,038	-	-	-	-	-	-
AA	-	-	-	-	-	-	-	-	-
A	8,427	13,958	18,699	-	-	-	-	-	-
BBB	2,953	4,437	5,729	-	-	-	-	-	-
BB	1,757	3,775	4,185	-	-	-	-	-	-
B	2,482	-	-	-	-	-	-	-	-
Non-rated	7,721	10,194	19,406	-	-	-	-	-	-
Total market value	$25,300	$34,168	$50,057	-	-	-	-	-	-

Security Type
ARM	$707	$398	$422	-	-	-	-	-	-
Option ARM	2,051	2,597	3,198	-	-	-	-	-	-
Hybrid	20,771	29,245	43,969	-	-	-	-	-	-
Fixed	1,771	1,928	2,468	-	-	-	-	-	-
Total market value	$25,300	$34,168	$50,057	-	-	-	-	-	-

Interest income	$1,275	$669	$2,465	-	-	-	-	-	-

Average balance	$31,187	$44,061	$37,169	-	-	-	-	-	-

Yield	16.36%	6.07%	26.53%	-	-	-	-	-	-

The Redwood Review 3rd Quarter 2007	Appendix Table 13 - Other Real Estate Investment and Underlying Characteristics	106

Table 14: Residential Real Estate Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Residential Loans	$7,546,529	$8,256,759	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242	$16,386,833
Number of loans	21,981	24,452	25,579	27,695	31,744	34,013	37,458	33,863	51,593
Average loan size	$343	$338	$336	$333	$306	$303	$316	$405	$318

Adjustable %	69%	71%	79%	85%	89%	99%	99%	98%	100%
Hybrid %	31%	29%	20%	15%	11%	1%	1%	2%	0%
Fixed %	0%	0%	1%	0%	0%	0%	0%	0%	0%

Amortizing %	5%	5%	4%	3%	3%	1%	1%	1%	0%
Interest-only %	95%	95%	96%	97%	97%	99%	99%	99%	100%
Negatively amortizing %	0%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	15%	14%	14%	13%	12%	11%	11%	11%	11%
Northern California	10%	11%	10%	10%	10%	10%	10%	12%	11%
Florida	12%	12%	13%	12%	12%	13%	12%	13%	12%
New York	6%	6%	6%	6%	6%	6%	6%	5%	5%
Georgia	4%	4%	5%	5%	5%	5%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	5%	5%	5%	5%	5%	5%	5%	4%	4%
Arizona	4%	4%	4%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	3%	3%	2%	2%	2%	3%
Colorado	3%	3%	3%	4%	4%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	31%	31%	30%	31%	32%	33%	34%	33%	34%

Year 2007 origination	12%	11%	3%	0%	0%	0%	0%	0%	0%
Year 2006 origination	19%	18%	19%	17%	10%	0%	0%	0%	0%
Year 2005 origination	5%	5%	5%	5%	5%	5%	5%	6%	5%
Year 2004 origination or earlier	64%	66%	73%	78%	85%	95%	95%	94%	95%

Wtd Avg Original LTV	68%	68%	68%	68%	68%	68%	68%	69%	68%
Original LTV: 0 - 50	15%	15%	15%	16%	15%	15%	15%	13%	14%
Original LTV: 50 - 60	11%	11%	12%	12%	12%	12%	12%	11%	11%
Original LTV: 60 - 70	19%	20%	20%	20%	20%	21%	21%	21%	20%
Original LTV: 70 - 80	48%	47%	46%	45%	46%	45%	45%	48%	46%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	5%	5%	5%	5%	5%	5%	5%	5%	7%

Wtg Avg FICO	732	732	727	733	730	730	730	731	731
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	2%	2%	2%	1%	1%	1%	2%	1%	1%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	7%	7%	7%	8%	8%	8%	8%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	13%	14%	14%	14%	14%	14%	14%	15%	14%
FICO: 721 - 740	13%	13%	13%	13%	14%	13%	13%	13%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	13%	13%	12%	12%	12%	12%	11%	11%	11%
FICO: >= 801	4%	4%	3%	3%	2%	3%	3%	3%	3%

Conforming balance at origination %	35%	35%	37%	38%	41%	45%	37%	38%	37%
% balance in loans > $1mm per loan	15%	15%	16%	18%	14%	14%	14%	13%	14%

2nd home %	11%	11%	11%	11%	11%	11%	11%	10%	10%
Investment home %	3%	3%	3%	3%	3%	3%	3%	2%	2%

Purchase	36%	35%	35%	34%	34%	33%	33%	33%	33%
Cash out refinance	32%	32%	31%	32%	32%	32%	34%	34%	34%
Rate-term refinance	31%	31%	32%	32%	32%	34%	32%	32%	32%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	2%	2%	1%	1%	1%	1%

The Redwood Review 3rd Quarter 2007	Appendix Table 14 - Residential Real Estate Loan Characteristics	107

Table 15: Commercial Real Estate Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed Commercial Portfolio	Q3: 2005	$40,081,879	$146,671	$706,532	$853,203	2.13%	$20,690	0.05%	$59	$59	$0	0.00%
	Q4: 2005	46,825,453	149,947	714,168	864,115	1.85%	40,916	0.09%	-	-	-	0.00%
	2005	46,825,453	149,947	714,168	864,115	1.85%	40,916	0.09%	1,587	1,272	315	0.00%
	Q1: 2006	48,366,213	175,913	645,675	821,588	1.70%	38,124	0.08%	90	55	35	0.00%
	Q2: 2006	51,635,796	200,275	653,476	853,751	1.65%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,106,355	266,523	678,489	945,012	1.63%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007	57,450,042	304,955	551,917	856,872	1.49%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,626,147	321,234	584,706	905,940	1.42%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	$65,030,244	$320,987	$577,447	$898,434	1.38%	$181,473	0.28%	$680	$408	$272	0.00%

Commercial Real Estate Loans	Q3: 2005	$66,348	$8,141	$0	$8,141	12.27%	$0	0.00%	$0	$0	$0	0.00%
	Q4: 2005	70,091	8,141	-	8,141	11.61%	-	0.00%	-	-	-	0.00%
	2005	70,091	8,141	-	8,141	11.61%	-	0.00%	315	-	315	0.45%
	Q1: 2006	65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006	46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%
	Q3: 2006	42,384	8,141	-	8,141	19.21%	-	0.00%	-	-	-	0.00%
	Q4: 2006	38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
	2006	38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007	38,394	10,489	-	10,489	27.32%	-	0.00%	-	-	-	0.00%
	Q2: 2007	38,311	10,489	-	10,489	27.38%	-	0.00%	-	-	-	0.00%
	Q3: 2007	$30,784	$10,489	$0	$10,489	34.07%	$0	0.00%	$0	$0	$0	0.00%

Commercial CES	Q3: 2005	$40,015,531	$138,530	$706,532	$845,062	2.11%	$20,690	0.05%	$59	$59	$0	0.00%
	Q4: 2005	46,755,362	141,806	714,168	855,974	1.83%	40,916	0.09%	-	-	-	0.00%
	2005	46,755,362	141,806	714,168	855,974	1.83%	40,916	0.09%	1,272	1,272	-	0.00%
	Q1: 2006	48,300,705	167,772	645,675	813,447	1.68%	38,124	0.08%	55	55	-	0.00%
	Q2: 2006	51,588,837	192,134	653,476	845,610	1.64%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,063,971	258,382	678,489	936,871	1.61%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007	57,411,648	294,466	551,917	846,383	1.47%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,587,836	310,745	584,706	895,451	1.41%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	$64,999,460	$310,498	$577,447	$887,945	1.37%	$181,473	0.28%	$680	$408	$272	0.00%

(1) The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. Much of the external credit enhancement will share loan losses with Redwood rather than protect Redwood from losses.

The Redwood Review 3rd Quarter 2007	Appendix Table 15 - Commercial Real Estate Loans Credit Performance	108

Table 16: Commercial CES Underlying Loan Characteristics (all $ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Commercial CES Loans	$64,999,460	$63,587,836	$57,411,648	$57,750,799	$58,063,971	$51,588,837	$48,300,705	$46,755,362	$40,015,531
Number of loans	4,633	4,648	3,968	3,889	4,032	3,456	3,737	3,618	2,866
Average face value	$14,030	$13,681	$14,469	$14,850	$14,401	$14,927	$12,925	$12,923	$13,962

State Distribution
CA	16%	16%	17%	17%	18%	18%	17%	17%	16%
NY	13%	13%	13%	13%	11%	12%	12%	13%	13%
TX	8%	8%	8%	8%	5%	6%	6%	6%	7%
VA	5%	4%	4%	4%	2%	2%	2%	2%	3%
FL	6%	6%	6%	6%	5%	5%	5%	5%	5%
Other	52%	52%	52%	52%	59%	57%	58%	57%	56%

Property Type Distribution
Office	39%	38%	35%	37%	30%	36%	32%	37%	39%
Retail	30%	30%	30%	31%	32%	32%	33%	33%	34%
Multi-family	14%	15%	12%	12%	11%	11%	16%	12%	10%
Hospitality	7%	7%	7%	7%	6%	5%	7%	3%	5%
Self-storage	2%	2%	3%	3%	0%	0%	0%	0%	0%
Industrial	4%	4%	3%	3%	1%	1%	2%	2%	1%
Other	4%	4%	10%	7%	20%	15%	10%	13%	11%

Weighted average LTV	70%	70%	68%	69%	69%	69%	68%	68%	68%

Weighted average debt service coverage ratio	1.65	1.59	1.73	1.60	1.72	1.75	1.99	2.05	1.88

The Redwood Review 3rd Quarter 2007	Appendix Table 16 - Commercial CES Underlying Loan Characteristics	109

Table 17: Commercial Real Estate Loan Characteristics ($ in thousands)

	2007	2007	2007	2006	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Commercial mortgage loans, reported value	$25,726	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102
Number of loans	7	7	7	7	8	9	12	13	12
Average loan size	$3,675	$3,690	$3,698	$4,025	$4,021	$4,080	$4,597	$4,592	$4,675
Seriously delinquent loans	-	-	-	-	-	-	-	-	-
Realized credit losses	-	-	-	-	-	-	-	-	-
California % (based on reported value)	1%	1%	1%	7%	7%	6%	19%	25%	28%

The Redwood Review 3rd Quarter 2007	Appendix Table 17 - Commercial Real Estate Loan Characteristics	110

Table 18: Securities Portfolios Credit Rating and Collateral Type ($ in millions)

	CURRENT RATING AT 9/30/2007
At September 30, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,082	$36	$176	$222	$239	$235	$85	$89
Residential alt-a	815	250	104	192	158	68	16	27
Residential sub-prime	338	18	127	106	74	4	8	1
Other real estate investments	25	2	0	8	3	2	2	8
Commercial	499	11	2	21	70	200	85	110
CDO	192	61	22	39	53	14	0	3
Total securities portfolio market value	$2,951	$378	$431	$588	$597	$523	$196	$238

	CURRENT RATING AT 6/30/2007
At June 30, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,440	$153	$180	$255	$282	$318	$131	$121
Residential alt-a	1,028	235	101	271	249	103	34	35
Residential sub-prime	440	14	154	149	120	3	0	0
Other real estate investments	34	2	0	14	4	4	0	10
Commercial	563	8	4	23	76	215	99	137
CDO	256	81	30	48	76	13	0	8
Total securities portfolio market value	$3,760	$493	$469	$760	$807	$656	$264	$311

	CURRENT RATING AT 3/31/2007
At March 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,361	$67	$180	$247	$295	$316	$132	$124
Residential alt-a	938	207	92	225	243	101	30	40
Residential sub-prime	480	8	152	173	138	9	0	0
Other real estate investments	50	2	0	19	6	4	0	19
Commercial	551	9	4	24	79	222	89	124
CDO	270	86	27	57	84	13	0	3
Total securities portfolio market value	$3,650	$379	$455	$745	$845	$665	$251	$310

	CURRENT RATING AT 12/31/2006
At December 31, 2006:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,278	$14	$181	$243	$285	$307	$119	$129
Residential alt-a	613	136	84	106	130	94	23	40
Residential sub-prime	528	8	127	209	174	7	0	3
Commercial	568	9	2	16	93	224	90	134
CDO	246	66	30	52	76	14	0	8
Total securities portfolio market value	$3,233	$233	$424	$626	$757	$648	$232	$313

The Redwood Review 3rd Quarter 2007	Appendix Table 18 - Securities Portfolios Credit Rating and Collateral Type	111

Table 19: Sequoia ABS Issued ($ in thousands)

		Original		Estimated	Outstanding
Sequoia	Issue	Issue	Stated	Callable	Balance
ABS Issued	Date	Amount	Maturity	Date	September 30, 2007

Sequoia 1	07/29/97	$534,347	2028	Called	$0
Sequoia 2	11/06/97	749,160	2029	Called	0
Sequoia 3	06/26/98	635,288	2028	Called	0
Sequoia 1A	05/04/99	157,266	2028	Called	0
Sequoia 4	03/21/00	377,119	2024	2007	53,958
Sequoia 5	10/29/01	510,047	2026	2007	79,497
Sequoia 6	04/26/02	506,142	2027	2007	77,485
Sequoia 7	05/29/02	572,000	2032	Called	0
Sequoia 8	07/30/02	642,998	2032	Called	0
Sequoia 9	08/28/02	558,266	2032	2007	67,835
Sequoia 10	09/26/02	1,041,600	2027	2008	168,723
Sequoia 11	10/30/02	704,936	2032	2007	84,980
Sequoia 12	12/19/02	1,096,891	2033	Called	0
Sequoia 2003-1	02/27/03	1,012,321	2033	2007	154,149
Sequoia 2003-2	04/29/03	815,080	2022	2007	125,450
Sequoia 2003-3	06/26/03	538,452	2023	2007	88,507
MLCC 2003-C	06/26/03	984,349	2023	2008	153,579
MLCC 2003-D	07/29/03	1,003,591	2028	2008	171,767
Sequoia 2003-4	07/29/03	504,273	2033	2007	128,441
Sequoia 2003-5	08/27/03	840,248	2033	2007	106,311
Sequoia 2003-6	10/29/03	649,999	2033	Called	0
Sequoia 2003-7	11/25/03	811,707	2034	Called	0
Sequoia 2003-8	12/23/03	964,238	2034	2007	151,642
MLCC 2003-E	08/28/03	983,852	2028	2008	169,384
MLCC 2003-F	09/25/03	1,297,913	2028	2007	219,294
MLCC 2003-H	12/22/03	739,196	2029	2008	115,214
Sequoia 2004-1	01/28/04	616,562	2034	2007	94,976
Sequoia 2004-2	02/25/04	690,548	2034	Called	0
Sequoia 2004-3	03/30/04	917,673	2034	2007	112,349
Sequoia 2004-4	04/29/04	808,933	2010	2007	108,007
Sequoia 2004-5	05/27/04	831,540	2012	2008	115,107
Sequoia 2004-6	06/29/04	910,662	2012	2008	139,043
SEMHT 2004-01	06/29/04	317,044	2014	2008	66,835
Sequoia 2004-7	07/29/04	1,032,685	2034	2008	153,407
Sequoia 2004-8	08/27/04	807,699	2034	2008	147,300
Sequoia 2004-9	09/29/04	772,831	2034	2008	165,697
Sequoia 2004-10	10/28/04	673,356	2034	2008	140,702
Sequoia 2004-11	11/23/04	705,746	2034	2008	189,373
Sequoia 2004-12	12/22/04	821,955	2035	2008	175,337
Sequoia 2005-1	01/27/05	409,071	2035	2008	106,644
Sequoia 2005-2	02/24/05	338,481	2035	2008	73,905
Sequoia 2005-3	04/28/05	359,182	2035	2008	92,226
Madrona 2005-A	08/25/05	5,400	2008	2008	5,400
Sequoia 2005-4	09/29/05	324,576	2035	2009	182,218
Sequoia 2006-1	08/30/06	742,507	2046	2011	575,436
Sequoia 2007-1	03/30/07	864,089	2047	2015	797,942
Sequoia 2007-2	05/25/07	1,018,484	2038	2017	947,161
Sequoia 2007-3	07/27/07	650,375	2036	2015	697,969
Sequoia 2007-4	08/30/07	129,713	2036	2017	127,414
Total Sequoia ABS Issuance		$33,980,391			$7,330,664

The Redwood Review 3rd Quarter 2007	Appendix Table 19 - Sequoia ABS Issued	112

Table 20: Sequoia IO ABS Issued ($ in thousands)

		Original		Estimated	Outstanding
Sequoia ABS	Issue	Issue	Stated	Callable	Balance At
IO's Issued	Date	Amount	Maturity	Date	September 30, 2007

MLCC 2003-C X-A-2	06/26/03	$12,662	2007	2007	$0
MLCC 2003-D X-A-1	07/29/03	22,371	2007	2007	0
MLCC 2003-E X-A-1	08/28/03	16,550	2007	2007	0
MLCC 2003-F X-A-1	09/25/03	18,666	2007	2007	0
Sequoia 2003-6 X-1	10/29/03	8,220	2007	Called	0
SMFC 2003A AX1	10/31/03	70,568	2007	2007	0
Sequoia 2003-7 X-1	11/25/03	10,345	2007	Called	0
Sequoia 2003-8 X-1	12/23/03	12,256	2007	2007	0
Sequoia 2004-1 X-1	01/28/04	7,801	2007	2007	0
Sequoia 2004-2 X-1	02/25/04	8,776	2007	Called	0
SMFC 2004A AX1	02/26/04	10,626	2007	2007	159
MLCC 2003-H X-A-1	12/22/03	10,430	2007	2007	168
Sequoia 2004-4 X-1	05/28/04	9,789	2010	2007	0
Sequoia 2004-5 X-1	05/27/04	3,371	2012	2008	37
Sequoia 2004-6 X-A	06/29/04	10,884	2012	2008	2,144
Sequoia 2004-7 X-A	07/29/04	12,145	2034	2008	2,943
Sequoia 2004-8 X-A	08/27/04	18,270	2034	2008	4,303
Sequoia 2004-9 X-A	09/29/04	16,951	2034	2008	4,751
Sequoia 2004-10 X-A	10/28/04	14,735	2034	2008	4,108
Sequoia 2004-11 X-A-1	11/23/04	12,603	2034	2008	4,130
Sequoia 2004-11 X-A-2	11/23/04	4,697	2034	2008	1,755
Sequoia 2004-12 X-A-1	12/22/04	14,453	2035	2008	4,421
Sequoia 2004-12 X-A-2	12/22/04	5,081	2035	2008	5,080
Sequoia 2005-1 X-A	01/27/05	9,669	2035	2008	3,282
Sequoia 2005-2 X-A	02/24/05	7,484	2035	2008	2,345
Sequoia 2005-3 X-A	04/28/05	8,183	2035	2008	3,062

Total Sequoia IO ABS Issuance		$357,586			$42,688

The Redwood Review 3rd Quarter 2007	Appendix Table 20 - Sequoia IO ABS Issued	113

Table 21: Acacia CDO ABS Issued ($ in thousands)

		Original		Optional	Principal
	Issue	Issue	Stated	Redemption	Outstanding At
CDO Issuance	Date	Amount	Maturity	Date	September 30, 2007

Acacia CDO 1	12/10/02	$285,000	2023	Called	$0
Acacia CDO 2	05/13/03	283,875	2023	Called	0
Acacia CDO 3	11/04/03	284,250	2038	Called	0
Acacia CDO 4	04/08/04	293,400	2039	Called	0
Acacia CDO 5	07/14/04	282,125	2039	2007	242,821
Acacia CDO 6	11/09/04	282,000	2040	2007	270,416
Acacia CDO 7	03/10/05	282,000	2045	2008	281,085
Acacia CDO 8	07/14/05	252,000	2045	2008	251,138
Acacia CRE 1	12/14/05	261,750	2045	2010	261,543
Acacia CDO 9	03/09/06	277,800	2046	2009	277,787
Acacia CDO 10	08/02/06	436,500	2046	2009	427,500
Acacia CDO 11	02/15/07	476,660	2047	2010	476,660
Acacia CDO 12	05/18/07	458,000	2047	2010	458,000
Acacia CDO OA 1	06/14/07	486,000	2052	2010	494,800

Total Acacia CDO Issuance		$4,641,360			$3,441,750
(1) The principal outstanding for Acacia CDO OA 1 includes $8.8 million of additional principal outstanding related to deal issuance costs.

The Redwood Review 3rd Quarter 2007	Appendix Table 21 - Acacia CDO ABS Issued	114

Redwood Trust Corporate Information

Executive Officers:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Martin S. Hughes
Chief Financial Officer

Brett D. Nicholas
Vice President

Andrew I. Sirkis
Vice President

Harold F. Zagunis
Vice President

Stock Listing:
The Company’s common stock is traded on the
New York Stock Exchange under the symbol
RWT

Corporate Office:
One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone:    415-389-7373

Investor Relations:
Lauren Morgensen
IR Hotline: 866-269-4976
Telephone: 415-389-7373
Email: investorrelations@redwoodtrust.com

Directors:

George E. Bull, III
Chairman of the Board and
Chief Executive

Douglas B. Hansen
President

Richard D. Baum
Executive Director,
California Commission for
Economic Development

Thomas C. Brown
CEO, Urban Bay Properties, Inc.

Mariann Byerwalter
Chairman, JDN Corporate
Advisory, LLC

Greg H. Kubicek
President, The Holt Group, Inc.

Georganne C. Proctor
Executive Vice President and
Chief Financial Officer, TIAA-CREF

Charles J. Toeniskoetter
Chairman, Toeniskoetter & Breeding, Inc.
Development

David L. Tyler
Private Investor

Transfer Agent:
Computershare
2 North LaSalle Street
Chicago, IL 60602
Telephone: 888-472-1955

For more information about Redwood Trust, please visit our website at: www.redwoodtrust.com